UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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HENRY SCHEIN, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Henry Schein, Inc. (the “Company” or “Henry Schein”), to be held virtually at 10:00 a.m., Eastern Daylight Time, on Thursday, May 21, 2020. This will be the first time we have held our Annual Meeting virtually. Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, directors and stockholders, we have decided not to have a physical annual meeting this year. You will be able to attend the Annual Meeting online, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HSIC2020 and entering the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).

The Annual Meeting will be held for the following purposes:

1.	to consider the election of fifteen directors of the Company for terms expiring in 2021;

2.

to consider and act upon a proposal to amend and restate the Company’s Amended and Restated 2013 Stock Incentive Plan to, among other things, increase the aggregate share reserve and extend the term of the plan to March 31, 2030;

3.	to consider the approval, by non-binding vote, of the 2019 compensation paid to the Company’s Named Executive Officers (as defined in the proxy statement) (commonly known as a “say-on-pay” proposal);

4.	to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2020; and

5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 23, 2020 are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes the rules allow it to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, stockholders of record at the close of business on March 23, 2020 will receive a Notice Regarding the Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting.

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice Regarding the Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer, or vote online during the virtual Annual Meeting.

Whether or not you expect to attend the virtual meeting online, your vote is very important. Please cast your vote regardless of the number of shares you hold. I look forward to discussing our plans for the Company’s future at the Annual Meeting.

STANLEY M. BERGMAN

Chairman and Chief Executive Officer

Melville, New York

April 7, 2020

135 DURYEA ROAD

MELVILLE, NEW YORK 11747

PROXY STATEMENT

The Board of Directors of Henry Schein, Inc. (the “Company”) has fixed the close of business on March 23, 2020 as the record date for determining the holders of the Company’s common stock, par value $0.01, entitled to notice of, and to vote at, the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). As of that date, 142,756,052 shares of common stock were outstanding, each of which entitles the holder of record to one vote. The Notice of Annual Meeting, this proxy statement and the form of proxy are being made available to stockholders of record of the Company on or about April 7, 2020. A copy of our 2019 Annual Report to Stockholders is being made available with this proxy statement, but is not incorporated herein by reference.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

At the Annual Meeting, a “FOR” vote by a majority of votes cast is required for the election of directors (Proposal 1). A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.” Abstentions and broker non-votes shall not constitute votes “FOR” or votes “AGAINST” a director, and thus will have no effect on the outcome of Proposal 1. Proposals 2 through 4 each require the affirmative “FOR” vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will have no effect on the outcome of Proposals 2 through 4, but abstentions will have the same effect as a vote “AGAINST” each such proposal.

We will pay all expenses of this proxy solicitation. In addition to this proxy solicitation, proxies may be solicited in person or by telephone or other means (including by our directors or employees without additional compensation). We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in distributing proxy materials to the beneficial owners of shares held by such persons as stockholders of record.

If your shares of common stock are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the stockholder of record. In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials to our stockholders on the Internet. If you received a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of these proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in these proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If you are a participant in the Company’s 401(k) Plan and own shares of the Company’s common stock in your 401(k) Plan account as of the record date, you will receive, with respect to the number of shares held for your 401(k) Plan account as of the record date, a proxy card that will serve as a voting instruction to the trustee of the 401(k) Plan with respect to shares held for your account. Unless you vote per the instructions provided therein, shares held in your 401(k) Plan account will not be voted.

This year’s Annual Meeting will be held entirely online due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, directors and stockholders. Stockholders of record as of the record date will be able to attend and participate in the Annual Meeting online by accessing

www.virtualshareholdermeeting.com/HSIC2020. To join the Annual Meeting, you will need to have your 16-digit control number, which is included on your Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials). In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than May 19, 2020, so that you can be provided with a control number and gain access to the meeting. Stockholders may vote electronically and submit questions online while attending the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Eastern Daylight Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time. If you encounter any difficulties accessing the online Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the online Annual Meeting log in page at www.virtualshareholdermeeting.com/HSIC2020.

To vote your shares at the Annual Meeting online, please visit www.virtualshareholdermeeting.com/HSIC2020 and enter the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy in advance of the Annual Meeting as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

To vote your shares without attending the Annual Meeting online or in advance of the Annual Meeting, please follow the instructions for Internet or telephone voting contained in the Notice Regarding the Availability of Proxy Materials. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting online. If you are a stockholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone, or if you have requested a paper copy of these proxy materials, by returning the proxy card or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Whether or not you are able to attend the virtual Annual Meeting online, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy or voting instructions when properly completed. In the event no directions are specified, such proxies and voting instructions will be voted “FOR” the nominees for election to the Board of Directors, “FOR” the amendment and restatement of the Company’s 2013 Stock Incentive Plan, “FOR” the say-on-pay proposal and “FOR” the ratification of BDO USA, LLP (“BDO USA”) as the Company’s independent registered public accountants for the fiscal year ending December 26, 2020 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

You may revoke or change your proxy or voting instructions at any time before the Annual Meeting. You may automatically revoke your proxy by attending the Annual Meeting and voting online at the meeting. Attending the Annual Meeting online without voting at such meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, you may also submit new voting instructions to your broker, trustee or nominee. Another means to revoke your proxy or change your proxy or voting instructions is to send a written notice via email to investor@henryschein.com before the beginning of the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has approved the fifteen persons named below as nominees for election at the Annual Meeting to serve as directors until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified. Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, where a “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Any executed proxies returned to the Company will be voted for the election of all of such persons except to the extent instructed otherwise with respect to one or more of such persons. All of the nominees for director currently serve as directors and were elected by the stockholders at the 2019 Annual Meeting of Stockholders to serve as a director. All of the nominees have consented to be named and, if elected, to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Set forth below is certain information, as of March 23, 2020, concerning the nominees:

Name	Age	Position
Barry J. Alperin	79	Director
Gerald A. Benjamin	67	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	70	Chairman, Chief Executive Officer, Director
James P. Breslawski	66	Vice Chairman, President, Director
Paul Brons	78	Director
Shira Goodman	59	Director
Joseph L. Herring	64	Director
Kurt P. Kuehn	65	Director
Philip A. Laskawy	78	Director
Anne H. Margulies	64	Director
Mark E. Mlotek	64	Executive Vice President, Chief Strategic Officer, Director
Steven Paladino	62	Executive Vice President, Chief Financial Officer, Director
Carol Raphael	77	Director
E. Dianne Rekow, DDS, Ph.D.	75	Director
Bradley T. Sheares, Ph.D.	63	Director

BARRY J. ALPERIN has been a director since 1996. Mr. Alperin, who is retired, served as Vice Chairman of Hasbro, Inc. from 1990 through 1995, as Co-Chief Operating Officer of Hasbro from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro from 1985 through 1989. He was a director of Hasbro from 1985 through 1996. Prior to joining Hasbro, Mr. Alperin practiced law in New York City for 20 years, dealing with corporate, public and private financial transactions, corporate mergers and acquisitions, compensation issues and securities law matters. The Company values Mr. Alperin’s financial expertise and his extensive experience in corporate and securities laws and corporate governance matters. Additionally, as the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Alperin’s experience leading Hasbro’s mergers and acquisitions and global expansion efforts. Mr. Alperin currently serves as a director of: Jefferies Financial Group, Inc. (formerly known as Leucadia National Corporation), a diversified financial services company engaged in investment banking, capital markets, asset management and principal investing (and is Chair of its ESG oversight committee, a member of its audit committee, compensation committee, nominating and corporate governance committee and valuation oversight committee); and Jefferies Group LLC, a full service global investment banking firm (and is a member of its audit committee, compensation committee and corporate governance and nominating committee). Mr. Alperin is also a director of Weeks Marine, Inc., a privately held marine construction company. He currently serves as a trustee of The Caramoor Center for Music and the Arts (and a member of its executive committee), President Emeritus and a Life Trustee of The Jewish Museum in New York City and is a past President of the New York Chapter of the American Jewish Committee where he also served as Chair of the audit committee of the national organization. During the past five years, Mr. Alperin served as a director of Fiesta Restaurant Group, Inc.

GERALD A. BENJAMIN has been with the Company since 1988, in his current position as Executive Vice President and Chief Administrative Officer since 2000 and a director since 1994. He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Benjamin was Senior Vice President of Administration and Customer Satisfaction from 1993 to 2000. Mr. Benjamin was Vice President of Distribution Operations from 1990 to 1992 and Director of Materials Management from 1988 to 1990. Before joining the Company in 1988, Mr. Benjamin was employed for 12 years at Estée Lauder, Inc. in various management positions, where his last position was Director of Materials Planning and Control. Mr. Benjamin brings experience to the Company’s Board of Directors in the areas of global services, human resources, operations and leadership. Mr. Benjamin directs our Global Services functions in North America, South America, Europe, Asia, Australia and New Zealand. These functions include all aspects of the supply chain (distribution, inventory management and transportation for over 3.5 million square feet of distribution space), human resources (for more than 19,000 employees in 31 countries), information services, customer services, security and financial operations.

STANLEY M. BERGMAN has been with the Company since 1980, including as Chairman and Chief Executive Officer since 1989 and as a director since 1982. He is also a member of our Executive Management Committee. Mr. Bergman held the position of President of the Company from 1989 to 2005. Mr. Bergman held the position of Executive Vice President from 1985 to 1989 and Vice President of Finance and Administration from 1980 to 1985. Mr. Bergman brings to the Company’s Board of Directors management and leadership experience. Mr. Bergman is a well-known, highly regarded leader in the global health care industry. He has expansive knowledge of the health care industry and macro-economic global conditions, maintains strategic relationships with chief executives and other senior management in the health care industry throughout the world and brings a unique and valuable perspective to the Board of Directors. During his tenure, Mr. Bergman has led the Company from sales of approximately $600 million in 1995 to approximately $10.0 billion in 2019. Mr. Bergman serves as a board member or advisor for numerous institutions, including New York University College of Dentistry, the University of Pennsylvania School of Dental Medicine, the Columbia University Medical Center, Hebrew University, Tel Aviv University, the University of the Witwatersrand Fund, the World Economic Forum’s Health Care Governors and the Business Council for International Understanding. Mr. Bergman is also a member of the boards of numerous charitable organizations and active with philanthropic causes and social responsibility activities. Mr. Bergman is a Certified Public Accountant.

JAMES P. BRESLAWSKI has been with the Company since 1980, in his current position as Vice Chairman since 2018, President since 2005 and as a director since 1992. He is also a member of our Executive Management Committee. Mr. Breslawski held the position of Chief Executive Officer of our Global Dental Group from 2005 to 2018. He also held the position of Executive Vice President and President of U.S. Dental from 1990 to 2005, with primary responsibility for the North American Dental Group. Between 1980 and 1990, Mr. Breslawski held various positions with us, including Chief Financial Officer, Vice President of Finance and Administration and Corporate Controller. Mr. Breslawski partners with our senior leadership team to address corporate and strategic priorities. Mr. Breslawski brings to the Company’s Board of Directors management and leadership experience. The Board of Directors is aided by Mr. Breslawski’s understanding of the health care business and his keen business acumen, leadership ability and interpersonal skills. Mr. Breslawski has served as Chairman of the board of directors of the American Dental Trade Association, Chairman of the board of directors of the Dental Trade Alliance Foundation and President of the Dental Dealers of America. He is also a former member of the Leadership Council, School of Dental Medicine at Harvard University, a former board member of the Dental Life Network (formerly the National Foundation of Dentistry for the Handicapped), a former member of the Board of Governors for St. John’s University and a former trustee of Long Island University. Mr. Breslawski is also a Certified Public Accountant.

PAUL BRONS has been a director since 2005. Between 1994 and 2002, Mr. Brons served as an executive board member of Akzo Nobel, N.V. From 1965 to 1994, Mr. Brons held various positions with Organon International BV, including President from 1983 to 1994 and Deputy President from 1979 to 1983. From 1975 to 1979, Mr. Brons served as the General Manager of the OTC operations of Chefaro, and from 1965 to 1975 in marketing and general management functions for Organon in various Middle East and Latin American countries. Both Organon and Chefaro operated within the Akzo Nobel group. Mr. Brons brings to the Company’s Board of Directors knowledge of the pharmaceutical industry and experience with international business operations and relations. The Board of Directors is also aided by Mr. Brons’ knowledge of European business culture and his strategic focus on European health care issues. Mr. Brons was honored in 1996 by Her Majesty the Queen with the decoration of Knight of the Order of Lion of the Kingdom of the Netherlands, the country’s highest civilian order, conferred for his meritorious achievements for Akzo Nobel and other international activities.

SHIRA GOODMAN has been a director since 2018. Ms. Goodman currently serves as an Advisory Director for Charlesbank Capital Partners, LLC. Ms. Goodman was the Chief Executive Officer of Staples, Inc. from 2016 to January 2018 (including as President and interim CEO from June 2016 to September 2016). Ms. Goodman served in roles with increasing responsibility at Staples since joining in 1992, including President, North American Operations from January 2016 to June 2016, and President, North American Commercial from 2014 to June 2016. Prior to that, she served as Executive Vice President of Global Growth from 2012 to 2014, Executive Vice President of Human Resources from 2009 to 2012, Executive Vice President of Marketing from 2001 to 2009, and in various other management positions. Prior to Staples, Ms. Goodman worked at Bain & Company from 1986 to 1992, in project design, client relationships and case team management. While at Bain, Ms. Goodman championed the company’s initial business plan for its business-to-business delivery strategy. The Company values Ms. Goodman’s extensive experience in business operations, marketing, sales force management, business growth and distribution logistics. Additionally, the Board of Directors values Ms. Goodman’s knowledge of compensation and corporate governance matters. Ms. Goodman was listed in Fortune magazine’s Most Powerful Women in 2017. Ms. Goodman currently serves as a director of CarMax Inc. (and is Chair of its nominating and governance committee) and CBRE Group, Inc. (and is a member of its audit committee and compensation committee). During the past five years, Ms. Goodman served as a director of Staples, Inc.

JOSEPH L. HERRING has been a director since 2016. From 2005 to 2015, Mr. Herring served as Chief Executive Officer of Covance Inc., a drug development services company, and as Chairman of the board of directors of Covance from 2006 until its acquisition by Laboratory Corporation of America, Inc. in 2015. Mr. Herring previously served in several executive roles with Covance, including President and Chief Operating Officer, President of Early Development Services and Corporate Vice President and General Manager for its North American Preclinical Operations. Prior to joining Covance, Mr. Herring held a variety of senior leadership positions with Caremark International and American Hospital Supply Corporation over the course of his 19 years with the combined companies. The Company’s Board of Directors values Mr. Herring’s more than 35 years of experience in the healthcare industry. Mr. Herring also brings to the Company’s Board of Directors comprehensive knowledge in pharmaceuticals, management, sales and corporate governance matters. Mr. Herring formerly served on the nonprofit board for University Medical Center of Princeton and on the board of the Association of Clinical Research Organizations, of which he served as Chairman. During the past five years, Mr. Herring served as a director of Covance Inc. and Team Health Holdings Inc.

KURT P. KUEHN has been a director since 2016. He is also a member of our Technology Advisory Board. Mr. Kuehn was Chief Financial Officer of United Parcel Service, Inc. (“UPS”), a global leader in logistics, from 2008 until 2015. Prior to his appointment as CFO, Mr. Kuehn was Senior Vice President Worldwide Sales and Marketing, leading the transformation of the sales organization to improve the global customer experience. Mr. Kuehn was UPS’ first Vice President of Investor Relations, taking the company public in 1999 in one of the largest IPOs in U.S. history. Since he joined UPS as a driver in 1977, Mr. Kuehn’s UPS career included leadership roles in sales and marketing, engineering, operations and strategic cost planning. He was also a member of UPS’ corporate sustainability steering committee, sponsored UPS’ first sustainability report and supported the sustainability activities of UPS for over 10 years. Mr. Kuehn is also a director at NCR Corporation (and is Chair of its audit committee and a member of its executive committee). Mr. Kuehn’s term as a director of NCR Corporation is set to expire on the date of its annual meeting of stockholders, currently scheduled for April 21, 2020, and he is not standing for re-election. Mr. Kuehn brings to the Company’s Board of Directors extensive experience with distribution logistics, and as the CFO of UPS for eight years, comprehensive knowledge in corporate finance and accounting. Additionally, the Board of Directors values Mr. Kuehn’s insights in strategic cost planning, corporate social responsibility and the needs of global customers. Mr. Kuehn was awarded the 2015 E3 Lifetime Service Award for sustainability support by the Metro Atlanta Chamber and the 2013 C.K. Prahalad Award for Global Business Sustainability Leadership from the Corporate Eco Forum. Additionally, Mr. Kuehn has published several articles on sustainability in various journals including co-authoring an article on the financial case for sustainability titled Sustainability a CFO Can Love (published in the Harvard Business Review). Mr. Kuehn is currently an active member of the Standards Board of the Sustainability Accounting Standards Board (SASB).

PHILIP A. LASKAWY has been a director since 2002 and has served as our Lead Director since 2012. Mr. Laskawy joined the accounting firm of Ernst & Young LLP (now known as EY LLP) in 1961 and served as a partner in the firm from 1971 to 2001, when he retired. Mr. Laskawy served in various senior management positions at Ernst & Young, including Chairman and Chief Executive Officer, to which he was appointed in 1994. Mr. Laskawy currently serves as Chairman of the board of directors of Covetrus, Inc. (and is Chairman of its nominating and governance committee). He is also a member of the board of directors of Lazard Ltd. (and is Chairman of its audit committee and is a member of its compensation committee) and Loews Corporation (and is a member of its audit committee). As a Certified Public Accountant with over 50 years of experience, Mr. Laskawy brings to the Company’s Board of Directors exceptional skills in corporate finance and accounting, corporate governance, compliance, disclosure and international business conduct. Mr. Laskawy served on the American Institute of Certified Public Accountants to review and update rules regarding auditor independence. In 2006 and 2007, he served as Chairman and Vice Chairman of the International Accounting Standards Committee Foundation, which was created by the Securities and Exchange Commission and sets accounting standards in more than 100 countries, and he served as a member of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. Mr. Laskawy is the former Non-Executive Chairman of Federal National Mortgage Association (Fannie Mae).

ANNE H. MARGULIES has been a director since 2018. She is also a member of our Technology Advisory Board. Ms. Margulies has been the Vice President and Chief Information Officer for Harvard University since 2010. She is responsible for information technology strategy, policies and services for the university. Prior to that, she was the Assistant Secretary for Information Technology and Chief Information Officer for the Commonwealth of Massachusetts from 2007 to 2010, responsible for the strategy, policies and overall management of information technology across the state’s government. With information technology playing an increasingly important role in the Company’s business, the Board of Directors values Ms. Margulies’ more than 35 years of information security expertise (including cybersecurity) and strategic information technology leadership. Ms. Margulies has been a member of the Massachusetts Technology Collaborative Board since 2012. In 2015, Ms. Margulies was named 2015 Boston CIO Leader of the Year by the Boston Business Journal along with the Boston CIO Leadership Association, in 2017, she was named by IDG Enterprises to the 2017 CIO Hall of Fame in CIO Magazine, and in 2019, she was awarded an honorary Doctorate in engineering from the Universitat Politecnica de Valencia.

MARK E. MLOTEK has been with the Company since 1994, in his current position as Executive Vice President and Chief Strategic Officer since 2012 and as a director since 1995. He is also a member of our Executive Management Committee. Mr. Mlotek was Senior Vice President and subsequently Executive Vice President of the Corporate Business Development Group between 2000 and 2012. Prior to that, Mr. Mlotek was Vice President, General Counsel and Secretary from 1994 to 1999. Prior to joining the Company, from 1989 to 1994, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, specializing in mergers and acquisitions, corporate reorganizations and tax law. As the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Mlotek’s extensive legal, merger and acquisition and business development experience as well as his drive for innovation and his entrepreneurial spirit. Mr. Mlotek also manages the Company’s important supplier partnership arrangements and global strategic planning function.

STEVEN PALADINO has been with the Company since 1987, in his current position as Executive Vice President and Chief Financial Officer since 2000 and as a director since 1992. He is also a member of our Executive Management Committee. Prior to holding his current position, from 1993 to 2000, Mr. Paladino was Senior Vice President and Chief Financial Officer, from 1990 to 1992, he served as Vice President and Treasurer and, from 1987 to 1990, he served as Corporate Controller. Before joining us, Mr. Paladino was employed as a Certified Public Accountant for seven years, most recently with the international accounting firm of BDO Seidman LLP (now known as BDO USA, LLP). Mr. Paladino brings to the Company’s Board of Directors extensive financial, accounting and industry expertise and a strong, credible reputation within the financial industry. Mr. Paladino’s responsibilities with the Company include the corporate oversight and strategic direction of business units as well as direct responsibility for corporate financial services. These corporate financial services include financial reporting, financial planning, treasury, investor relations, internal audit and taxation. Mr. Paladino also has responsibility for Henry Schein Financial Services (which provides financial business solutions to our customers) and also works with the Corporate Business Development Group on mergers and acquisition activities. Mr. Paladino’s skills in corporate finance and accounting, the depth and breadth of his exposure to complex financial issues and his long-standing relationships with the financial community are valued by the Board of Directors. Mr. Paladino currently serves on the board of directors of MSC Industrial Direct Co., Inc. (and is a member of its audit committee and compensation committee) and Covetrus, Inc. (and is a member of its strategy committee).

CAROL RAPHAEL has been a director since 2012. Ms. Raphael currently serves as a Senior Advisor for Manatt Health Solutions, the interdisciplinary policy and business advisory division of Manatt, Phelps & Phillips, L.L.P., a leading law firm in the United States. Ms. Raphael served as the President and Chief Executive Officer of the Visiting Nurse Service of New York from 1989 to 2011. Prior to the Visiting Nurse Service of New York, Ms. Raphael held executive positions at Mt. Sinai Medical Center and in New York City government. Ms. Raphael served on the Federal Bipartisan Commission on Long Term Care, the Medicare Payment Advisory Commission (MedPAC), the New York State Medicaid Redesign Team and was an Advanced Leadership Fellow at Harvard University. She is the Chair of the board of the Long Term Quality Alliance and a board member of the New York eHealth Collaborative, which is implementing a statewide, standardized platform for the exchange of health information. She also was the Chair of the national AARP board and co-chaired the West Health Advisory Council on Emergency Department to Home-Based Healthcare. As a nationally recognized industry leader, Ms. Raphael brings to the Company’s Board of Directors extensive knowledge and experience in health policy, economics, management, clinical services, home healthcare and new models of integrated care (particularly for chronically ill and long term care populations). Ms. Raphael’s strategic insights into the health care needs of an aging population and her invaluable experience advancing the adoption of health information technology is valued by the Company, especially in connection with its strategic plan for growth and innovative solutions. Ms. Raphael currently serves on several non-profit boards including: the Primary Care Development Corporation; the Medicare Rights Center; the SCAN Foundation; the Commonwealth Care Alliance; and the Kaiser Permanente School of Medicine. Ms. Raphael is also a member of several advisory boards, including the Harvard T.H. Chan School of Public Health’s Policy and Management Executive Council, the New York City Age-Friendly Commission, the New York State Quality Advisory Committee and Honor Technology, Inc.’s Advisory Board. Ms. Raphael co-edited the book “Home Based Care for a New Century”, was a Visiting Fellow at the King’s Fund in the United Kingdom and was listed in Crain’s New York Business 50 Most Powerful Women in 2009. Ms. Raphael is currently a member of The RAND Corporation’s RAND Health Board of Advisors.

E. DIANNE REKOW, DDS, PH.D. has been a director since 2014. Dr. Rekow is Professor Emirates and Fellow at King’s College London, where she previously served as Executive Dean of its Dental Institute and Professor of Orthodontics (from 2012 through 2016). From 2002 to 2012, Dr. Rekow was a Professor of Orthodontics at New York University (NYU), during which time she was Senior Vice Provost of Engineering Technology at NYU (from 2008 to 2012) and was Provost of Polytechnic Institute of NYU (from 2009 to 2012). Dr. Rekow has been President of both the International Association for Dental Research and the American Association of Dental Research. In 2012, she was elected to the Faculty of Dental Surgery of the Royal College of Surgeons (England). Dr. Rekow is an internationally known authority on the performance of new materials and products for use in aesthetic and restorative dentistry and was one of the early pioneers in digital dentistry, capitalizing on her engineering education and industry experience. Dr. Rekow’s team has also carried out research into the use of bio-engineered tissue to facilitate bone replacement in people who have been disfigured by disease or developmental defects. Dr. Rekow holds a number of patents in the dental field and is the author of, or contributor to, more than one hundred publications. Dr. Rekow brings to the Company’s Board of Directors extensive experience with dental product development and knowledge of innovative clinical dental practices. Additionally, the Board of Directors values Dr. Rekow’s insights into the needs of future dental practitioners and the global dental industry.

BRADLEY T. SHEARES, PH.D. has been a director since 2010. Dr. Sheares served as Chief Executive Officer of Reliant Pharmaceuticals, Inc., from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007. Prior to joining Reliant, from 2001 until 2006, Dr. Sheares served as President of U.S. Human Health for Merck & Co. As a member of Merck’s management committee, Dr. Sheares had responsibility for formulating global business strategies, operations management and the development and implementation of corporate policies. As the former Chief Executive Officer of Reliant Pharmaceuticals and with 20 years in the pharmaceutical industry, Dr. Sheares brings to the Company’s Board of Directors extensive health care knowledge and experience in sales, marketing, brand management, research and development, complex regulatory and legal issues, risk management and mergers and acquisitions. As a director of other public companies, Dr. Sheares has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. During the past five years, Dr. Sheares served as a director of Covance Inc., Honeywell International, Inc. and The Progressive Corporation.

Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, where a “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended December 28, 2019 (“fiscal 2019”), the Board of Directors held ten meetings. The Board of Directors has the following committees: Audit Committee; Compensation Committee; Nominating and Governance Committee; Strategic Advisory Committee; and Regulatory, Compliance and Cybersecurity Committee. During fiscal 2019, (i) the Audit Committee held eight meetings, (ii) the Compensation Committee held six meetings, (iii) the Nominating and Governance Committee held two meetings, (iv) the Strategic Advisory Committee held six meetings and (v) the Regulatory, Compliance and Cybersecurity Committee held five meetings. During fiscal 2019, each director attended at least 75% of the meetings of the Board of Directors and committees on which such directors served. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

Independent Directors

The Board of Directors has affirmatively determined that Messrs. Alperin, Brons, Herring, Kuehn and Laskawy, Mses. Goodman, Margulies and Raphael and Drs. Rekow and Sheares are “independent,” as defined under Rule 5605(a)(2) of The Nasdaq Stock Market (“Nasdaq”).

The Company’s independent directors, as defined under Nasdaq’s Rule 5605(a)(2), meet at regularly scheduled executive sessions without members of Company management present.

Audit Committee

The Audit Committee currently consists of Messrs. Kuehn (Chairperson), Alperin and Laskawy and Ms. Margulies. All of the members of the Audit Committee are independent directors as defined under Nasdaq’s Rules 5605(a)(2) and 5605(c)(2)(A). The Board of Directors has determined that each of Messrs. Kuehn, Alperin and Laskawy is an “audit committee financial expert,” as defined under the rules of the SEC and, as such, each satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A). The Audit Committee operates under a charter available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance” caption.

The purpose of the Audit Committee is to assist the Board of Directors by overseeing the Company’s accounting and financial reporting processes and the audits and integrity of the Company’s financial statements. In addition to overseeing those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial reporting (including financial accounting and reporting risks, as well as cybersecurity risks), the Audit Committee reviews conflict of interest and related party transactions. The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) our audits and (iii) the integrity of our financial statements on behalf of the Board of Directors, including the review of our consolidated financial statements and the adequacy of our internal controls. In fulfilling its responsibility, the Audit Committee has direct and sole responsibility, subject to stockholder approval, for the appointment, compensation, oversight and termination of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities. The Audit Committee meets at least four times each year and periodically meets separately with management, internal auditors and the independent registered public accounting firm to discuss the results of their audit or review of the Company’s consolidated financial statements, their evaluation of our internal controls, the overall quality of the Company’s financial reporting, our critical accounting policies and to review and approve any related party transactions (as defined by applicable regulations). We maintain procedures for the receipt, retention and the handling of complaints, which the Audit Committee established.

Compensation Committee

The Compensation Committee currently consists of Messrs. Alperin (Chairperson) and Herring and Dr. Sheares. All of the members of the Compensation Committee are independent directors as defined under Nasdaq’s Rules 5605(a)(2) and 5605(d)(2)(A), “non-employee directors” as defined under the SEC’s rules and “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as in effect prior to the enactment of the Tax Cuts and Jobs Act (“TCJA”). The Compensation Committee operates under a charter available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance” caption.

The purpose of the Compensation Committee is to evaluate and approve the Company’s compensation and benefit plans, policies and programs. The Compensation Committee reviews and approves (i) all incentive and equity-based compensation plans in which officers, employees, directors or other service providers may participate, (ii) the Company’s employee and executive benefits plans, and all related policies, programs and practices and (iii) arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants. In addition, the Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation and benefit plans, policies and programs. The Compensation Committee is also responsible, as delegated by the Board of Directors, for reviewing and approving the compensation philosophy, strategy, program design, and administrative practices to align with, and support the Company’s operating and financial objectives and the financial interests of the Company’s stockholders.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant, Pearl Meyer & Partners (“Pearl Meyer”). Pearl Meyer has also assisted the Compensation Committee with several special projects, including advice on director compensation. Pearl Meyer does no other work for the Company.

The Compensation Committee retains Pearl Meyer directly, and Pearl Meyer reports directly to the Compensation Committee. However, in carrying out its assignments and during the course of providing services to the Compensation Committee, Pearl Meyer may interact with Company management when necessary and appropriate in order to obtain relevant compensation and performance data for the executives and the Company. In addition, Pearl Meyer may seek input and feedback from Company management regarding Pearl Meyer’s work product and analysis prior to presenting such information to the Compensation Committee in order to confirm Pearl Meyer’s understanding of the Company’s business strategy or identify data questions or other similar issues, if any.

The Compensation Committee, with the assistance and independent advice from Pearl Meyer, annually reviews competitive compensation data prepared by Willis Towers Watson, a professional services/human resources consulting company which provides a number of services to the Company.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Laskawy (Chairperson) and Alperin, Dr. Sheares and Ms. Goodman. All of the members of the Nominating and Governance Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Nominating and Governance Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the “Our Company—Corporate Governance” caption.

The purpose of the Nominating and Governance Committee is to assist the Board of Directors by identifying individuals qualified to become Board of Directors members, recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, determine the criteria for selecting new directors and oversee the evaluation of the Board of Directors. In addition, the Nominating and Governance Committee reviews and reassesses our governance procedures and practices and recommends any proposed changes to the Board of Directors for its consideration. In December 2019, the Board of Directors amended the Nominating and Governance Committee’s charter to add oversight of the structure and performance of the Company’s environmental, social and governance activities to advance the interest of the Company’s stakeholders and may recommend proposed changes to such structure and activities to the Board of Directors for its consideration.

The Nominating and Governance Committee will consider for nomination to the Board of Directors candidates suggested by stockholders, provided that such recommendations are delivered to the Company in the manner described under “Stockholder Communications” below, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals. Our policy is to consider nominations to the Board of Directors from stockholders who comply with the procedures set forth in the Company’s Second Amended and Restated By-laws for nominations at the Company’s Annual Meeting of Stockholders and to consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources. To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating and Governance Committee currently considers the following factors:

•	the needs of the Company with respect to the particular talents, expertise and diversity of its directors;

•

the knowledge, skills, reputation and experience of nominees, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	familiarity with businesses similar or analogous to the Company;

•	experience with accounting rules and practices, and corporate governance principles; and

•	experience and expertise related to economic, environmental and social matters.

The Nominating and Governance Committee, in accordance with its charter, seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Nominating and Governance Committee assesses the effectiveness of its diversity and other policies by annually reviewing the nominees for director to the Company’s Board of Directors to determine if such nominees satisfy the Company’s then-current needs. The Nominating and Governance Committee may also consider such other factors that it deems are in the best interests of the Company and its stockholders. The Nominating and Governance Committee determined that the nominees for election at the Annual Meeting to serve as directors satisfy the Company’s current needs as well as regulatory requirements.

The Nominating and Governance Committee identifies nominees by evaluating the current members of the Board of Directors willing and eligible to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing and eligible to continue in service are considered for a recommendation to re-nominate, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals that meet the criteria. In addition, the Nominating and Governance Committee has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees.

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Nominating and Governance Committee evaluates the performance of the Board of Directors as a whole. The evaluation process, which occurs at least annually, includes a survey of the individual views of all directors, which are then shared with the full Board of Directors. In addition, each of the committees of the Board of Directors performs a similar annual self-evaluation.

Strategic Advisory Committee

The Strategic Advisory Committee currently consists of Dr. Sheares (Chairperson) and Rekow, Messrs. Brons and Herring, and Mses. Goodman and Raphael. All of the current members of the Strategic Advisory Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Strategic Advisory Committee operates under a charter available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance” caption.

The purpose of the Strategic Advisory Committee is to provide advice to the Board of Directors and to our management regarding the monitoring and implementation of our corporate strategic plan, as well as general strategic planning.

Regulatory, Compliance and Cybersecurity Committee

The Regulatory, Compliance and Cybersecurity Committee currently consists of Messrs. Herring (Chairperson) and Kuehn, and Mses. Margulies and Raphael. All of the current members of the Regulatory, Compliance and Cybersecurity Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Regulatory, Compliance and Cybersecurity Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the “Our Company—Corporate Governance” caption.

The purpose of the Regulatory, Compliance and Cybersecurity Committee is to assist the Board of Directors by providing guidance to, and oversight of, the Company’s senior management responsible for assessing and managing Company-wide regulatory, corporate compliance and cybersecurity risk management programs. The primary responsibilities of the Regulatory, Compliance and Cybersecurity Committee are to (i) serve as a sounding board for the strategic decisions, issues, challenges and opportunities relating thereto, (ii) provide expertise to guide assessment and monitoring of Company-wide regulatory, corporate compliance and cybersecurity risk management budgeting, spending and capital investment, (iii) monitor progress and status of the Company’s regulatory, corporate compliance and cybersecurity risk management programs, (iv) review and evaluate major regulatory, corporate compliance and cybersecurity risk management initiatives to identify emerging and future opportunities for synergy or to leverage regulatory, corporate compliance and cybersecurity risk management investments more effectively and cost efficiently, (v) report to the Audit Committee on regulatory, corporate compliance and cybersecurity risk management matters reviewed by the Regulatory, Compliance and Cybersecurity Committee that may impact the Company’s financial reporting and (vi) be generally available to, and communicate with, the Company’s senior management, and to inform the Board of Directors in the areas described above.

Board of Directors’ Leadership Structure

Since 1989, the Company has employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board of Directors. We believe this traditional leadership structure benefits our Company. A combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board of Directors. Our customers, stockholders, suppliers and other business partners have always viewed our Chairman/CEO as a visionary leader in our industry, and we believe that having a single leader for the Company is good for our business.

We also believe that strong, independent Board of Director leadership is a critical aspect of effective corporate governance. Accordingly, in 2012, the Board of Directors amended the Company’s Corporate Governance Guidelines and designated Mr. Laskawy to serve as Lead Director. As specified in our Corporate Governance Guidelines the role and duties of the Lead Director include:

•	presiding at all executive sessions of the independent directors and calling meetings of the independent directors;

•	acting as a liaison among the members of the Board of Directors, Chief Executive Officer and management;

•	coordinating information sent to the Board of Directors;

•	coordinating meeting agendas and schedules for the Board of Directors to assure that there is sufficient time for discussion of all agenda items;

•	conferring with the Chief Executive Officer, as appropriate; and

•	being available for consultation with our stockholders, as appropriate.

(See “Corporate Governance Guidelines” set forth below.)

We believe that a single leader serving as Chairman and Chief Executive Officer, together with an experienced Lead Director, is the best governance model for our Company and our stockholders.

Our Board of Directors’ committees, each with a separate Chairperson, are the: Audit Committee; Compensation Committee; Nominating and Governance Committee; Strategic Advisory Committee; and Regulatory, Compliance and Cybersecurity Committee. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee is comprised solely of independent directors, and each of the Strategic Advisory Committee and Regulatory, Compliance and Cybersecurity Committee is currently comprised solely of independent directors.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. The atmosphere of our Board of Directors is collegial, all members are well engaged in their responsibilities, and all members express their views and consider the opinions expressed by other directors. We do not believe that appointing an independent Board Chairman would improve the performance of the Board of Directors.

The Board of Directors is responsible for selecting the Chairman/CEO. The Chairman/CEO establishes the agenda for each meeting of the Board of Directors (in coordination with the Chairperson of the Nominating and Governance Committee/Lead Director) and presides at Board of Directors’ and stockholders’ meetings. The Chairperson of the Nominating and Governance Committee/Lead Director takes input from the other independent directors when setting the agenda for the independent sessions.

On an annual basis, as part of our governance review and succession planning, the Nominating and Governance Committee evaluates our leadership structure to ensure that it remains the optimal structure for our Company and our stockholders. We recognize that different board of directors’ leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe our current leadership structure—where our Chief Executive Officer serves as Chairman of the Board of Directors, our Board of Directors is comprised of experienced independent directors, including a Lead Director, our Board of Directors’ committees are comprised solely of independent directors and our independent directors hold regular meetings in executive session—is most appropriate and remains the optimal structure for our Company and our stockholders and has contributed to our Company’s compounded growth rates for sales and net income since becoming a public company in 1995.

Board of Directors’ Role in Oversight of Risk

Risk oversight is provided by a combination of our full Board of Directors and by the Board of Directors’ committees. The Audit Committee takes the lead risk oversight role, focusing primarily on risk management related to monitoring and controlling the Company’s financial risks (i.e., overseeing those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial reporting, including financial accounting and reporting risks, as well as cybersecurity risks). The Compensation Committee focuses primarily on human capital matters such as executive compensation plans and executive agreements and evaluates whether the Company’s compensation policies and practices for its executive officers and other employees of the Company create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and Governance Committee focuses primarily on succession planning, director nomination criteria and candidate identification, as well as on evaluation of our corporate governance procedures and practices including performance evaluation of our Board of Directors and executive management. The Strategic Advisory Committee focuses primarily on the Company’s strategic and business development plans including the risks associated with those plans. The Regulatory, Compliance and Cybersecurity Committee focuses primarily on risks related to regulatory, corporate compliance and cybersecurity matters.

The Company’s Executive Management Committee is responsible for oversight and active management of material risks to the Company (including, without limitation, strategic, development, business, operational, human, financial and regulatory risks) as an integral part of the Company’s business planning, succession planning and management processes. Members of the management team provide periodic reports to the Audit Committee, Compensation Committee and the Regulatory, Compliance and Cybersecurity Committee on select risk management topics and the Chairperson of each respective committee reports, as appropriate, on these topics to the full Board of Directors.

The Company’s management has a longstanding commitment to employing and imbedding sound risk management practices and disciplines into its business planning and management processes throughout the Company to better enable achievement of the Company’s strategic, business, operational, financial and compliance objectives as well as to achieve and maintain a competitive advantage in the marketplace.

Stockholder Communications

Stockholders who wish to communicate with the Board of Directors may do so by emailing investor@henryschein.com. The Company will receive the correspondence and forward it to the Chairperson of the Nominating and Governance Committee/Lead Director or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate.

Our policy is to encourage the members of our Board of Directors to attend the Annual Meeting of Stockholders, and all of the directors attended the 2019 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance” caption. Our Corporate Governance Guidelines address topics such as (i) role of the Board of Directors, (ii) director responsibilities, (iii) Board of Directors’ composition, (iv) definition of independence, (v) lead director, (vi) committees, (vii) selection of Board of Directors nominees, (viii) orientation and continuing education of directors, (ix) executive sessions of independent directors, (x) management development and succession planning, (xi) Board of Directors’ compensation, (xii) attendance of directors at the Annual Meeting of Stockholders, (xiii) Board of Directors access to management and independent advisors, (xiv) annual evaluation of Board of Directors and committees, (xv) submission of director resignations and (xvi) communications with the Board of Directors.

Among other things, the Company’s Corporate Governance Guidelines provide that it is the Board of Directors’ policy to periodically review issues related to the selection and performance of the Chief Executive Officer. At least annually, the Chief Executive Officer must report to the Board of Directors on the Company’s program for management development and on succession planning. In addition, the Board of Directors and Chief Executive Officer shall periodically discuss the Chief Executive Officer’s recommendations as to a successor in the event of the sudden resignation, retirement or disability of the Chief Executive Officer.

The Company’s Corporate Governance Guidelines also provide that it is the Board of Directors’ policy that, in light of the increased oversight and regulatory demands facing directors, directors must be able to devote sufficient time to carrying out their duties and responsibilities effectively.

Code of Ethics

In addition to our Worldwide Business Standards applicable to all employees, we have adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller (if any), or persons performing similar functions. The Code of Ethics is posted on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance” caption. We will disclose on our website any amendment to, or waiver of, a provision of the Code of Ethics for Senior Financial Officers, or persons performing similar functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of our common stock (excluding unvested restricted stock units) as of March 23, 2020 (unless otherwise noted below) by (i) each person we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) our Chief Executive Officer, our Chief Financial Officer, each of the other three most highly paid executive officers serving as of December 28, 2019 (the “Named Executive Officers”), and (v) all directors and executive officers as a group.

	Shares Beneficially Owned
Names and Addresses[1]	Number	Percent of Class
Barry J. Alperin[2]	58,676	*
Gerald A. Benjamin[3]	56,920	*
Stanley M. Bergman[4]	838,719	0.59%
James P. Breslawski[5]	156,392	*
Paul Brons[6]	14,647	*
Shira Goodman[7]	7,288	*
Joseph L. Herring[8]	12,343	*
Kurt P. Kuehn[9]	13,273	*
Philip A. Laskawy[10]	65,110	*
Anne H. Margulies[11]	10,679	*
Mark E. Mlotek[12]	43,199	*
Steven Paladino[13]	80,251	*
Carol Raphael[14]	21,024	*
E. Dianne Rekow, DDS, Ph.D.[15]	17,297	*
Bradley T. Sheares, Ph.D.[16]	43,645	*
The Vanguard Group, Inc.[17]	17,529,909	12.28%
Longview Partners (Guernsey) Limited[18]	14,907,795	10.44%
BlackRock, Inc.[19]	11,166,177	7.82%
Generation Investment Management LLP[20]	10,312,936	7.22%
State Street Corporation[21]	7,666,075	5.37%
Eaton Vance Management[22]	7,443,825	5.21%
Directors and Executive Officers as a Group (17 persons)[23]	1,503,563	1.05%

* Represents less than 0.5%.

1 Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.

2 Represents (i) 46,014 shares owned directly and over which Mr. Alperin has sole voting and dispositive power and (ii) 12,662 shares held in Mr. Alperin’s Non-Employee Director Deferred Compensation Plan account. Additionally, Mr. Alperin holds 2,889 restricted stock units that vest more than 60 days from March 23, 2020.

3 Represents (i) 42,513 shares owned directly and over which Mr. Benjamin has sole voting and dispositive power, (ii) 8,605 shares over which Mr. Benjamin has shared voting and dispositive power as co-trustee of a trust for the benefit of unaffiliated third parties and (iii) 5,802 shares held in a 401(k) Plan account. Additionally, Mr. Benjamin holds 86,006 restricted stock units that vest more than 60 days from March 23, 2020.

4 Represents (i) 53,292 shares that Mr. Bergman owns directly and over which he has sole voting and dispositive power, (ii) 436,258 shares over which Marion Bergman, Mr. Bergman’s wife, has shared voting and dispositive power as co-trustee of the Bergman Family 2010 Trust 2, (iii) 34 shares owned by Mr. Bergman’s wife over which Mr. Bergman has shared voting and dispositive power, (iv) 339,886 shares over which Mr. Bergman’s wife has shared voting and dispositive power as manager of the Bergman Family 2010 Trust #2, LLC and (v) 9,249 shares held in a 401(k) Plan account. Additionally, Mr. Bergman holds 273,745 restricted stock units that vest more than 60 days from March 23, 2020.

5 Represents 156,392 shares owned directly and over which Mr. Breslawski has sole voting and dispositive power. Additionally, Mr. Breslawski holds 89,670 restricted stock units that vest more than 60 days from March 23, 2020.

6 Represents 14,647 shares owned directly and over which Mr. Brons has sole voting and dispositive power. Additionally, Mr. Brons holds 2,889 restricted stock units that vest more than 60 days from March 23, 2020.

7 Represents (i) 10 shares owned directly and over which Ms. Goodman has sole voting and dispositive power and (ii) 7,278 shares held indirectly by The Shira D. Goodman 2014 Family Trust, for the benefit of Ms. Goodman and her spouse. Additionally, Ms. Goodman holds 2,889 restricted stock units that vest more than 60 days from March 23, 2020.

8 Represents 12,343 shares owned directly and over which Mr. Herring has sole voting and dispositive power. Additionally, Mr. Herring holds 2,889 restricted stock units that vest more than 60 days from March 23, 2020.

9 Represents (i) 4,319 shares owned directly and over which Mr. Kuehn has sole voting and dispositive power and (ii) 8,954 restricted stock units that vested but, per Mr. Kuehn’s election, the payment date has been deferred. Additionally, Mr. Kuehn holds 2,889 restricted stock units that vest more than 60 days from March 23, 2020.

10 Represents (i) 36,744 shares held in Mr. Laskawy’s Non-Employee Director Deferred Compensation Plan account and (ii) 28,366 restricted stock units that vested but, per Mr. Laskawy’s election, the payment date has been deferred. Additionally, Mr. Laskawy holds 2,889 restricted stock units that vest more than 60 days from March 23, 2020.

11 Represents (i) 2,000 shares owned directly and over which Ms. Margulies has sole voting and dispositive power, (ii) 2,461 shares held in Ms. Margulies’ Non-Employee Director Deferred Compensation Plan account and (iii) 6,218 restricted stock units that vested but, per Ms. Margulies’ election, the payment date has been deferred. Additionally, Ms. Margulies holds 2,889 restricted stock units that vest more than 60 days from March 23, 2020.

12 Represents (i) 39,092 shares owned directly and over which Mr. Mlotek has sole voting and dispositive power and (ii) 4,107 shares held in a 401(k) Plan account. Additionally, Mr. Mlotek holds 80,677 restricted stock units that vest more than 60 days from March 23, 2020.

13 Represents (i) 73,544 shares owned directly and over which Mr. Paladino has sole voting and dispositive power and (ii) 6,707 shares held in a 401(k) Plan account. Additionally, Mr. Paladino holds 86,006 restricted stock units that vest more than 60 days from March 23, 2020.

14 Represents 21,024 shares owned directly and over which Ms. Raphael has sole voting and dispositive power. Additionally, Ms. Raphael holds 2,889 restricted stock units that vest more than 60 days from March 23, 2020.

15 Represents (i) 6,959 shares owned directly and over which Dr. Rekow has sole voting and dispositive power, (ii) 4,628 shares held in Dr. Rekow’s Non-Employee Director Deferred Compensation Plan account and (iii) 5,710 restricted stock units that vested but, per Dr. Rekow’s election, the payment date has been deferred. Additionally, Dr. Rekow holds 2,889 restricted stock units that vest more than 60 days from March 23, 2020.

16 Represents (i) 6,812 shares owned directly and over which Dr. Sheares has sole voting and dispositive power and (ii) 36,833 restricted stock units that vested but, per Dr. Sheares’ election, the payment date has been deferred. Additionally, Dr. Sheares holds 2,889 restricted stock units that vest more than 60 days from March 23, 2020.

17 The principal office of The Vanguard Group, Inc. (“Vanguard”) is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has the sole power to vote or direct the vote of 217,382 of these shares, the sole power to dispose of or direct the disposition of 17,275,434 of these shares, the shared power to vote or direct the vote of 48,103 of these shares, and the shared power to dispose of or direct the disposition of 254,475 of these shares. The foregoing information regarding the stock holdings of Vanguard and its affiliates is based on an amended Schedule 13G filed by Vanguard with the SEC on February 12, 2020.

18 The principal office of Longview Partners (Guernsey) Limited (“Longview”) is PO Box 559, Mill Court, La Charroterie, St Peter Port, Guernsey GY1 6JG. Longview has shared power to vote or direct the vote of 8,815,084 of these shares, and the shared power to dispose of or direct the disposition of 14,907,795 of these shares. The foregoing information regarding the stock holdings of Longview and its affiliates is based on an amended Schedule 13G filed by Longview and its affiliates with the SEC on February 11, 2020.

19 The principal office of BlackRock, Inc. (“BlackRock”) is 55 East 52nd Street, New York, New York 10055. BlackRock has the sole power to vote or direct the vote of 9,459,058 of these shares and has the sole power to dispose of or direct the disposition of 11,166,177 of these shares. The foregoing information regarding the stock holdings of BlackRock and its affiliates is based on an amended Schedule 13G filed by BlackRock with the SEC on February 5, 2020.

20 The principal office of Generation Investment Management LLP (“GIM”) is 20 Air Street, 7th Floor, London, United Kingdom W1B 5AN. GIM has the sole power to dispose of or direct the disposition of and the sole power to vote or direct the vote of 75,399 of these shares, and has the shared power to dispose of or direct the disposition of and the shared power to vote or direct the vote of 10,237,537 of these shares. The foregoing information regarding the stock holdings of GIM and its affiliates is based on an amended Schedule 13G filed by GIM and its affiliates with the SEC on February 14, 2020.

21 The principal office of State Street Corporation (“State Street”) is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. State Street has the shared power to vote or direct the vote of 5,983,484 of these shares and has the shared power to dispose of or direct the disposition of 7,654,599 of these shares. The foregoing information regarding the stock holdings of State Street and its affiliates is based on a Schedule 13G filed by State Street with the SEC on February 13, 2020.

22 The principal office of Eaton Vance Management (“Eaton”) is 2 International Place, Boston, Massachusetts 02110. Eaton has the sole power to vote or direct the vote of 7,443,825 of these shares and has the sole power to dispose of or direct the disposition of 7,443,825 of these shares. The foregoing information regarding the stock holdings of Eaton is based on a Schedule 13G filed by Eaton with the SEC on February 12, 2020.

23 Includes (i) with respect to all directors and Named Executive Officers, (a) 1,271,022 shares, directly or indirectly, beneficially owned, (b) 82,360 shares held in 401(k) Plan accounts and in Non-Employee Director Deferred Compensation Plan accounts, as applicable and (c) 86,081 restricted stock units held by non-employee directors where such units vested but, per their election, the payment date was deferred and (ii) with respect to all executive officers that are not Named Executive Officers or directors, (a) 63,889 shares, directly or indirectly, beneficially owned, including restricted common stock and (b) 211 shares held in 401(k) Plan accounts. Additionally, (i) all directors and Named Executive Officers collectively hold 644,994 restricted stock units that vest more than 60 days from March 23, 2020 and (ii) all executive officers that are not Named Executive Officers or directors collectively hold 92,968 restricted stock units that vest more than 60 days from March 23, 2020.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s executive compensation program consists of four main components: (i) base salary; (ii) annual incentive compensation opportunity; (iii) long-term equity-based awards; and (iv) benefits and perquisites. As described below, annual and long-term performance-based awards represent a major portion of total compensation for the Named Executive Officers. The combination of these four components of our executive compensation program is designed to balance Company annual operating objectives and earnings performance with longer-term Company stockholder value creation goals. The compensation arrangements and decisions described in this Compensation Discussion and Analysis were made prior to the global outbreak of the COVID-19 pandemic, and as of the filing of this proxy statement, it is premature to describe actions that the Compensation Committee may or may not undertake with respect to compensation during the Company’s 2020 fiscal year. As the global COVID-19 pandemic evolves and the economic circumstances continue to develop, the Compensation Committee expects to monitor the situation and proactively review and consider the Company’s compensation arrangements and practices as it determines to be in the best interests of the Company’s stockholders, and where appropriate, other stakeholders.

Base Salary. The Compensation Committee annually reviews and approves base salary for the Named Executive Officers.

Annual Incentive Compensation. The components of the Company’s annual incentive compensation (i.e., bonuses under the PIP (as defined below)) are set by the Compensation Committee annually and are designed to reward the achievement of pre-established performance goals.

Each executive officer’s annual incentive compensation under the PIP (other than Mr. Bergman’s) is based on the following three weighted components:

•	the Company’s corporate financial (i.e., EPS) goal, as may be adjusted as described below;

•	the executive officer’s specific business unit financial goals; and

•	the executive officer’s individual performance goals.

Mr. Bergman’s annual incentive compensation under the PIP is based on the following three weighted components:

•	the Company’s corporate financial (i.e., EPS) goal, subject to the adjustments as described below;

•	the average performance of the Company’s other executive officers with respect to their respective business unit financial goals under the PIP; and

•	the average performance of the Company’s other executive officers with respect to their respective individual performance goals under the PIP.

Long-Term Equity-Based Awards. The Company allocates long-term equity-based awards in the form of restricted stock units that generally cliff vest at the end of four years for time-based awards and at the end of three years for performance-based awards.

•

Named Executive Officers receive 65% of their equity-based awards in the form of performance-based restricted stock units and 35% of their awards in the form of time-based restricted stock units, except for Mr. Bergman who receives 100% of his equity-based awards in the form of performance-based restricted stock units (other than a special grant made to Mr. Bergman on September 9, 2019 in connection with the renewal of his employment agreement which was 50% performance-based and 50% time-based).

•

Awards of performance-based restricted stock units granted to participants, including the Named Executive Officers, are tied to the Company’s earnings per share, subject to any potential required adjustments as described below. When the Company successfully achieves its EPS goal, participants, including the Named Executive Officers, are paid at target levels. When the Company’s performance exceeds the EPS goal, participants, including the Named Executive Officers, receive additional shares with respect to their awards of restricted stock units up to a 150% maximum payout. For grants made prior to 2017, the maximum payout was 200%. When the Company’s performance does not meet the EPS goal, shares paid to participants, including the Named Executive Officers, are reduced or eliminated.

Benefits and Perquisites. The Company provides a program commensurate with competitive practices that is generally consistent with the benefits provided to other employees. The Company does not provide any tax gross-ups to our executive officers (other than for relocation expenses). See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” set forth below.

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, and to reward them for their performance, the Company’s performance and for creating long-term value for stockholders. The primary objectives of the program are to:

•	align rewards with the achievement of performance that enhances stockholder value;

•	support the Company’s strong team-based orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance, promotes appropriate conduct and reinforces a culture that the Compensation Committee believes will continue to drive long-term success for the Company thereby enhancing stockholder value.

The compensation program rewards team accomplishments while, at the same time, promoting individual accountability. The Company has a planning and goal-setting process that is fully integrated into the compensation system, intended to result in a strong relationship between individual efforts, business unit financial results and Company financial results with executive officer financial rewards.

A major portion of total compensation for our Named Executive Officers is placed at risk through annual and long-term incentives tied to the achievement of performance metrics. As shown in the Summary Compensation Table, in fiscal 2019, the sum of restricted stock unit awards and annual incentive compensation (under the heading “Non-Equity Incentive Plan Compensation”), represented between 74% and 88% of the total compensation for the Named Executive Officers. We believe that this combination of incentives has worked well for the Company and its stockholders as evidenced by, among other things, the Company’s net sales of approximately $10 billion in fiscal 2019 (an increase of approximately 6.0% over the prior fiscal year ended December 29, 2018 (“fiscal 2018”), which consisted of an increase in net sales of 7.7% from local currency growth partially offset by a decrease in net sales of 1.7% related to foreign currency exchange).

We seek to provide competitive compensation that is commensurate with performance. We generally target compensation at the median of the market, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded. (See “Pay Levels and Benchmarking” set forth below.)

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers to enable us to capitalize on our growth strategies. Our team-focused culture and management processes are designed to foster this commitment. The vesting schedules attached to restricted stock unit awards reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers, including the Named Executive Officers. The Compensation Committee’s function is more fully described in its charter which has been approved by our Board of Directors. The charter is available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance” caption.

When considering decisions concerning the compensation of the Named Executive Officers (other than the Chief Executive Officer), the Compensation Committee asks for recommendations from Mr. Bergman, including his detailed evaluation of each executive’s performance during the relevant fiscal year.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of Pearl Meyer, an independent compensation consultant. For fiscal 2019, Pearl Meyer advised and consulted with the Compensation Committee with respect to certain executive compensation matters, including advising it in connection with the Company entering into an amended and restated employment agreement with Mr. Bergman and the grant of an inducement restricted stock unit award to Mr. Bergman, as well as assisting it in benchmarking the CEO’s compensation and in its review and determination of the peer group companies used for benchmarking compensation. Pearl Meyer did not determine the exact amount or form of executive compensation for any executive officer. Pearl Meyer has also assisted the Compensation Committee with several special projects, including advice on director compensation. Pearl Meyer does no other work for the Company.

The Compensation Committee retains Pearl Meyer directly, and Pearl Meyer reports directly to the Compensation Committee. However, in carrying out its assignments and during the course of providing services to the Compensation Committee, Pearl Meyer may interact with Company management when necessary and appropriate in order to obtain relevant compensation and performance data for the executives and the Company. In addition, Pearl Meyer may seek input and feedback from Company management regarding Pearl Meyer’s work product and analysis prior to presenting such information to the Compensation Committee in order to confirm Pearl Meyer’s understanding of the Company’s business strategy or identify data questions or other similar issues, if any.

The Compensation Committee, with the assistance and independent advice from Pearl Meyer, annually reviews competitive compensation data prepared by Willis Towers Watson, a professional services/human resources consulting company which provides a number of services to the Company.

The Compensation Committee has assessed the independence of Pearl Meyer pursuant to the SEC and Nasdaq rules taking into consideration each of the six independence factors established under such rules. The Compensation Committee’s assessment affirmed the independence of Pearl Meyer with respect to executive compensation matters concluding that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant to the Compensation Committee. The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the Compensation Committee in carrying out its responsibilities.

The Role of Say-on-Pay Votes and Stockholder Feedback

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay proposal”). At the Company’s annual meeting of stockholders held on May 22, 2019, 93.3% of the votes cast on the say-on-pay proposal at the meeting were in favor of the say-on-pay proposal. The Compensation Committee evaluated this result and, after consideration, concluded that the voting result reflects our stockholders’ support of the Company’s approach to executive compensation. The Company previously held discussions with, and obtained input from, certain of its stockholders regarding the performance metrics utilized in connection with the Company’s annual incentive and equity-based compensation plans. Additionally, in 2019, following an analysis of compensation policies and practices and based on the results of the say-on-pay vote, the Compensation Committee determined that the Company’s current approach to executive compensation is in the best interest of the Company and its stockholders and, therefore, did not make any change to its approach to executive compensation or make any significant changes to its executive compensation program from fiscal 2018, although the Compensation Committee evaluated the Chief Executive Officer’s compensation in connection with the renewal of his employment agreement and granted an inducement restricted stock award unit, similar to the approach taken in connection with the employment agreement renewal in 2016. The Compensation Committee expects to continue to consider the outcome of the Company’s say-on-pay votes and stockholder discussions when making future compensation decisions for the Named Executive Officers.

Compensation Structure

Pay Element—Overview

The Company utilizes four main components of compensation:

•	Base Salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance;

•	Annual Incentive Compensation—variable pay that is designed to reward attainment of annual business goals, with payout of target award goals generally expressed as a percentage of base salary;

•	Long-Term Equity-Based Awards—stock-based awards including restricted stock units; and

•

Benefits and Perquisites—includes medical, dental, life, disability and business travel insurance benefits, retirement savings, automobile allowances, executive health exams and, in the case of Mr. Bergman, certain additional services as described below.

Pay Elements—Details

Base Salary

The Compensation Committee annually reviews executive officer salaries and makes adjustments, as warranted, based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments are generally approved and implemented during the first quarter of the calendar year (typically in March). In 2019, based on individual responsibilities and performance, the Company’s performance and competitive market data with respect to base salary pay practices, the Compensation Committee increased the base salaries for the Named Executive Officers by 3.0%.

Annual Incentive Compensation

Annual incentive compensation for each of the Company’s executive officers is determined and paid under the Performance Incentive Plan (“PIP”) for such year. In light of the repeal of the performance-based compensation exception to Section 162(m) of the Code, 2019 annual incentive compensation for the Chief Executive Officer was set by the Compensation Committee solely under the PIP, instead of under the Company’s 162(m) Cash Bonus Plan and the PIP (as was the case in prior years). Nonetheless, as described below, the general structure and approach taken by the Compensation Committee with respect to annual incentive compensation for the Chief Executive Officer remained unchanged in 2019 as compared to prior years.

Components of the PIP

The components of the PIP are designed to reward the achievement of pre-established corporate financial, business unit financial and individual performance goals. The Compensation Committee sets the PIP’s performance goals and target payout for the Chief Executive Officer. With respect to the executive officers (other than the Chief Executive Officer), at the beginning of each year, the Chief Executive Officer recommends to the Compensation Committee which executive officers should participate in the PIP for that year and, following review and approval by the Compensation Committee, such officers are notified of their participation. The Chief Executive Officer recommends to the Compensation Committee the PIP’s performance goals and target payout for executive officers (other than himself), subject to the Compensation Committee’s review and approval.

PIP targets and goals for 2019 for the Named Executive Officers were established at the beginning of 2019. For the Named Executive Officers (other than Mr. Bergman), the performance goals under the 2019 PIP were based on:

•	the Company’s 2019 earnings per share measured against pre-established standards, as may be adjusted pursuant to the terms of the 2019 PIP (the “2019 Company Financial/EPS Goal”);

•	achievement of financial goals in their respective business units (“Business Financial Goals”); and

•	achievement of individual performance objectives (“Individual Performance Goals”).

2019 Company Financial/EPS Goal

Under the 2019 PIP, the Compensation Committee may adjust the 2019 Company Financial/EPS Goal for the following factors (which factors have been pre-established by the Compensation Committee):

•	acquisitions and new business ventures (based on the approved model) not initially considered when developing the goal, including:

➣	the effect of accretion or dilution relating to unbudgeted acquisitions (or dispositions), but only for the first 12 months following the transaction (or shorter time period, if applicable);

➣	any gain, loss or expense related to the disposal of a business or discontinued operations that was not previously considered when developing the PIP goal;

➣	unbudgeted acquisition and professional fees and expenses related to closed acquisitions or dispositions incurred in the year of the acquisition or disposition, but only for that year; and

➣

unbudgeted acquisition and professional fees and expenses relating to individual unclosed acquisitions or dispositions, where such fees and expenses exceed $300,000, in which case all such fees and expenses (from the first dollar) shall be excluded;

•	capital transactions (including capital stock repurchases);

•	other differences in budgeted average outstanding shares (other than those resulting from capital transactions referred to above);

•

restructuring costs incurred related to publicly announced restructuring plans and separately identified in the Company’s periodic filings, to the extent the adjustment was not already contemplated in the goal;

•	the financial impact, either positive or negative, of the changes in foreign exchange rates from the rates used in setting the budgeted EPS goal for the fiscal year;

•	changes in accounting principles or in applicable laws or regulations;

•	unforeseen events or circumstances affecting the Company;

•	judgments, settlements or other payments in connection with, or arising from, certain litigation matters as approved by the Compensation Committee; and

•	the impact of any increase or decrease in tax rates in any country in which the Company derives greater than 5% of its net income.

Additionally, the Compensation Committee may further adjust the goal for any other unforeseen event or other facts and circumstances beyond the control of the Company, by an amount equal to a reasonable estimate of the expected accretion or dilution, based on information provided to them by executive management. In the event the Compensation Committee makes adjustments in accordance with the preceding sentence, the Compensation Committee in its sole discretion will determine the PIP award payouts that correspond to the levels of achievement of the adjusted goal. The Compensation Committee may award all or a portion of a PIP award upon the attainment of any goals (including the applicable predefined goals). The Compensation Committee or the Chief Executive Officer (solely with respect to non-executive officers) may also grant discretionary awards under the PIP.

In November 2018, the Compensation Committee undertook a review of the 2019 Company Financial/EPS Goal to be used in our 2019 PIP awards. As part of this review, the Compensation Committee considered a number of factors including (i) market data for peer group companies with revenues between $8 billion and $15 billion and peer group companies practices and (ii) the advantages and disadvantages of potential performance metrics evaluated against the current performance objectives of the PIP. Following consideration of these factors, the Compensation Committee concluded, as further described below, that it was in the best interest of the Company and its stockholders to continue to use adjusted earnings per share as the metric for the portion of the PIP bonus that is based on the Company’s performance.

The Compensation Committee believes adjusted EPS is appropriate for the portion of the PIP bonus that is tied to the Company’s performance because such metric (i) is reflective of the key metric that the Board of Directors uses to assess the Company’s performance, (ii) clearly summarizes the earnings generated for stockholders and focuses on return to the stockholders, (iii) is sufficiently different from our long-term equity plan metric because our long-term equity plan metric is a three-year cumulative earnings per share goal as opposed to a one-year goal and (iv) is a metric used by a significant number of large companies as the performance factor for the company-performance portion of their annual incentive compensation plans.

Also, as stated above, our PIP for the Named Executive Officers (other than Mr. Bergman) is made up of the 2019 Company Financial/EPS Goal, Business Financial Goals and Individual Performance Goals. The Compensation Committee believes that the Business Financial Goals and Individual Performance Goals (as described below) already take into account performance metrics factors (including, without limitation, measures such as pre-tax income, business unit expense, net sales and similar factors) and, therefore, the introduction of another performance metric for the 2019 Company Financial/EPS Goal is not necessary as our executive officers are already incentivized with various financial goals appropriate for their respective profit centers or business units.

Finally, as evidenced by the Company’s long-term historical stock performance and financial results, using earnings per share to measure the portion of the PIP bonus that is based on the Company’s performance has successfully driven value creation and, accordingly, has been an effective incentive for our executive officers.

Business Financial Goals and Individual Goals for Named Executive Officers (other than CEO)

The weight (expressed as a percentage of the PIP target payout) for each component of the PIP awards for the Named Executive Officers (other than Mr. Bergman) is as follows:

	2019 Company Financial/EPS Goal	Business Financial Goals	Individual Performance Goals
James P. Breslawski Vice Chairman, President	30%	55%	15%
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	60%	20%	20%
Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	40%	40%	20%
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	40%	35%	25%

Business Financial Goals and Individual Performance Goals vary for each Named Executive Officer as the goals reflect each executive’s specific role and function. Financial measures included in such goals are calculated based on generally accepted accounting principles and adjusted in a manner similar to adjustments made to the Company’s EPS (as described below).

Business Financial Goals and Individual Performance Goals are designed to motivate executive officers to achieve challenging, but attainable goals for talented executives. The Compensation Committee sets the goals for PIP awards such that incentive compensation is paid at less-than-median of the market awards when Business Financial Goals or Individual Performance Goals are not fully achieved and greater-than-median awards when goals are exceeded. The maximum payout percentage under the PIP for the Named Executive Officers is 200% for the Company Financial/EPS Goal, ranges from 135% to 200% for the Business Financial Goal (depending on the specific category of Business Financial Goal applicable to such Named Executive Officer) and is 115% for the Individual Performance Goals.

For each Named Executive Officer (other than Mr. Bergman whose annual incentive compensation is described below), the Business Financial Goals and Individual Performance Goals are as follows:

Mr. Breslawski:

•

Business Financial Goals (55%). This goal measures actual achievement against the target goals of: (i) pre-tax income after capital charge attributable to the Global Dental Group and (ii) operating income for Henry Schein One, LLC.

•

Individual Performance Goals (15%). The key individual goals relate to overseeing, supporting and, where applicable, implementing: (i) strategies to maximize gross profit and reduce cost of sales; (ii) strategies to expand market share; (iii) global leadership initiatives; (iv) human capital strategic plans; (v) strategic planning and business development initiatives; and (vi) strategies to maximize business efficiencies.

Mr. Paladino:

•

Business Financial Goals (20%). These goals measure actual achievement against the target goal of net income attributable to the Company’s Financial Services Group and of the expense budget for the Company’s Corporate Finance Group.

•

Individual Performance Goals (20%). The key individual goals relate to overseeing, supporting and, where applicable, implementing: (i) capital resource efficiencies; (ii) internal controls; (iii) accounting processes and tax planning; (iv) enhancements to financial reporting systems; (v) strategic planning and business development initiatives; (vi) human capital strategic plans; (vii) optimization enhancements among business units; and (viii) information security enhancements.

Mr. Benjamin:

•	Business Financial Goals (40%). These goals measure actual achievement of targeted expense budgets for the Company’s Global Services Group.

•

Individual Performance Goals (20%). The key individual goals relate to overseeing, supporting and, where applicable, implementing: (i) human capital development and strategic plans; (ii) strategies to achieve budgetary goals; (iii) succession planning; (iv) strategic planning and business development initiatives; (v) compensation matters; and (vi) social responsibility and culture management matters.

Mr. Mlotek:

•

Business Financial Goals (35%). These goals measure actual achievement against the target goals of: (i) operating income; (ii) return on investment and operating income, in each case, following certain periods after acquisitions and (iii) Corporate Business Development Group expenses.

•

Individual Performance Goals (25%). The key individual goals relate to overseeing, supporting and, where applicable, implementing: (i) strategic planning; (ii) strategic initiatives; and (iii) key initiative and business development projects.

2019 PIP

In 2019, after reviewing market competitive practices and in light of market conditions in the areas in which the Company competes, the Compensation Committee decided not to increase the payout for achievement of the target goals for the Named Executive Officers under the PIP and instead maintained the same target level payout for the 2019 PIP as the 2018 PIP (which remained unchanged from the 2017 PIP).

In February 2019, the Compensation Committee set the 2019 Company Financial/EPS Goal at $3.43, representing the target goal designed to result in a PIP award payout equal to 100%. Similar to previous years, the Compensation Committee completed a pre-defined process to adjust the goal and to approve the adjustments that will be applied to the actual results, in each case, based on adjustments authorized under the PIP. For the 2019 PIP, adjustments to the 2019 Company Financial/EPS Goal included the impact of acquisitions and dispositions, certain capital transactions (including capital stock repurchases), and the effects during fiscal 2019 of changes in foreign exchange rates. As a result of these adjustments, the Compensation Committee decreased the 2019 Company Financial/EPS Goal from $3.43 to $3.40. These adjustments were reviewed and approved by the Compensation Committee.

During the first quarter of 2020, the Chief Executive Officer reviewed the relevant financial and operating performance achievements of the Company and its business units, as well as the individual performance of the participating officers (other than himself), against the PIP performance goals that had been previously established, and submitted proposed PIP payouts for the participating officers to the Compensation Committee for review and approval.

Our actual 2019 diluted EPS, adjusted for restructuring costs, judgments, settlements or other payments in connection with, or arising from, certain litigation matters as approved by the Compensation Committee, a tax credit related to the spin-off and merger of our Animal Health business in February 2019 creating Covetrus, Inc., a separate publicly traded corporation (the “Spin-Off”) and the net gain on the sale of certain equity investments, was $3.52. This achievement resulted in a payout of 148.3% of the 2019 Company Financial/EPS Goal portion of the PIP award set by the Compensation Committee under the 2019 PIP. PIP awards for the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

In 2013, the Compensation Committee approved a clawback policy as part of the PIP whereby the Company has the right to recoup from the participant, including the Named Executive Officers, and the participant is required to repay to the Company, an amount equal to the PIP cash bonus paid to the participant if the participant engages in a competitive activity (as defined in the Company’s Management Team Performance Incentive Plan and Plan Summary, effective as of January 1, 2014) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date but on or prior to the first anniversary of such payment date.

Annual Incentive Compensation for CEO

Mr. Bergman’s annual incentive compensation for 2019 had three components:

•	achievement of the 2019 Company Financial/EPS Goal (weighted 75% of his total award);

•	the average performance of the Company’s other executive officers with respect to their Business Financial Goals under the PIP (weighted 12.5% of his total award); and

•	the average performance of the Company’s other executive officers with respect to their Individual Performance Goals under the PIP (weighted 12.5% of his total award).

A portion of Mr. Bergman’s annual incentive compensation is tied to the performance of the Company’s other executive officers to further motivate Mr. Bergman to facilitate the individual performance of the Company’s executive officers and is consistent with the Company’s strong team-based approach. Based on 2019 achievement levels, the Compensation Committee determined Mr. Bergman was entitled to a $2,998,027 bonus under the PIP with respect to 2019 performance.

Long-Term Equity-Based Awards

The Company and the Compensation Committee believe that long-term equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of the design and administration of the Company’s executive compensation program.

Type of Award - Restricted Stock Units

Under the Company’s long-term incentive program (“LTIP”) pursuant to the 2013 Stock Incentive Plan, the current method of allocating the equity-based awards solely to restricted stock units is designed to use fewer shares as compared to “appreciation-based” awards (such as stock options) while continuing to provide long-term incentives with a strong retention component to participants.

Vesting

Performance-based restricted stock units generally vest 100% on the third anniversary of the grant date (three-year cliff vesting) and time-based restricted stock units generally vest 100% on the fourth anniversary of the grant date (four-year cliff vesting), in each case provided that no termination of service had occurred (except that the grants provide for pro-rated or accelerated vesting if termination of employment is due to retirement, death or disability, or change in control (as defined in the 2013 Stock Incentive Plan)). (See “Pay Levels and Benchmarking” set forth below.) For all participants under the 2013 Stock Incentive Plan, other than executive officers and other executive management, the restricted stock units are allocated as 50% performance-based awards and 50% time-based awards. Mr. Bergman receives his awards of restricted stock units as 100% performance-based awards (other than his September 2019 RSU Award (as defined below) which was 50% performance-based to vest on December 31, 2022, subject to the achievement of performance goals and Mr. Bergman’s continued employment through such date, and 50% time-based to vest on December 31, 2022, subject to Mr. Bergman’s continued employment through that date). Executive officers (other than Mr. Bergman) and other executive management generally receive 65% of their awards in the form of performance-based restricted stock units and 35% of their awards in the form of time-based restricted stock units.

None of our outstanding LTIP awards provide for single trigger acceleration of restricted stock units upon a change in control. Instead, in connection with a change in control, all outstanding restricted stock units granted to our executive officers vest automatically upon a participant’s termination of employment by the Company without cause or by the participant for good reason (and for Mr. Bergman, also for retirement) occurring within two years after the change in control or in certain cases within 90 days prior to a change in control or after the first public announcement of a pending change in control. (See “Post Termination and Change in Control Calculation” table below and the accompanying footnotes.) Further, these awards are subject to a clawback policy whereby the Company has the right to recoup from the participant, including the Named Executive Officers, and the participant is required to repay to the Company, an amount equal to the fair market value of the aggregate shares of restricted stock units payable to the participant if the participant engages in a competitive activity (as defined in the award agreement) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date but on or prior to the first anniversary of such payment date.

Grant Date

All grants are issued on the date they are approved by the Compensation Committee, except with respect to new hires and Mr. Bergman’s inducement restricted stock unit award granted in connection with the renewal of his employment agreement, where the grant date is a fixed date after the date on which such grant is approved by the Compensation Committee.

Performance Criteria

At the time the LTIP performance-based goal is set, it is substantially uncertain that the goal will be achieved. As the Company continues to grow, we continue to tie the performance goals to the Company’s earnings per share at growth rates that we believe exceed market growth for the markets in which we operate and reflect economic conditions. The Compensation Committee sets the maximum payout for time-based and performance-based restricted stock unit awards at 100% and 150%, respectively. Awards of performance-based restricted stock units granted prior to 2017 had a maximum payout of 200%. The maximum payout for time-based restricted stock unit awards remains at 100%.

In November 2018, the Compensation Committee undertook a review of the performance metrics to be used in our performance-based LTIP awards for 2019. As part of this review, the Compensation Committee considered a number of factors including (i) market data for companies with revenues between $8 billion and $15 billion and peer group companies practices and (ii) the advantages and disadvantages of potential performance metrics evaluated against the performance objectives of the LTIP. Following consideration of these factors, the Compensation Committee concluded that it was in the best interest of the Company and its stockholders to continue to use three-year cumulative earnings per share as the metric for the LTIP because such metric (i) is reflective of the key metric that the Board of Directors uses to assess the Company’s performance, (ii) clearly summarizes the earnings generated for stockholders and focuses on return to the stockholders, (iii) is sufficiently different from our short-term incentive plan (i.e., PIP) metric because our long-term equity plan metric is a three-year cumulative earnings per share goal as opposed to a one-year goal and (iv) is a metric used by a significant number of large companies as the performance factor for their respective long-term equity plans.

Additionally, pursuant to the 2019 LTIP, the Compensation Committee is required to adjust the EPS performance goal for the following factors (which factors have been pre-established by the Compensation Committee):

•	acquisitions and new business ventures (based on the approved model) not initially considered when developing the goal including:

➣	the effect of accretion or dilution relating to unbudgeted acquisitions (or dispositions), but only for the first 12 months following the transaction (or shorter time period, if applicable);

➣	any gain, loss or expense related to the disposal of a business or discontinued operations that was not previously considered when developing the goal;

➣	unbudgeted acquisition and professional fees and expenses related to closed acquisitions or dispositions incurred in the year of the acquisition or disposition, but only for that year; and

➣

unbudgeted acquisition and professional fees and expenses relating to individual unclosed acquisitions or dispositions, where such fees and expenses exceed $300,000, in which case the effect of all such fees and expenses (from the first dollar) shall be excluded in the year of the acquisition or disposition, but only for that year;

•	capital transactions (including capital stock repurchases);

•	other differences in budgeted average outstanding shares other than those resulting from capital transactions referred to above;

•

restructuring costs incurred related to publicly announced restructuring plans and separately identified in the Company’s periodic filings, to the extent the adjustment was not already contemplated in the goal;

•	the financial impact, either positive or negative, of the changes in foreign exchange rates from the rates used in setting the three year performance goal;

•	changes in accounting principles or in applicable laws or regulations;

•	judgments, settlements or other payments, each exceeding $100,000, in connection with, or arising from, litigation matters; and

•	the impact of any increase or decrease in tax rates in any country in which the Company derives greater than 5% of its net income.

Although some companies use relative total shareholder return as a performance metric, the Compensation Committee does not believe such metric is appropriate for the Company’s circumstances at this time because such metric (i) does not clearly summarize the earnings generated for stockholders (e.g., earnings per share), (ii) tends to reward stock price volatility and can penalize a company that has demonstrated consistency in long-term performance, (iii) is measured on a relative basis so it is highly dependent on the peer group chosen and we believe a selection of an appropriate peer group would be difficult for the purpose of measuring relative total shareholder return due to size, types of businesses the Company is involved in, business differentials and consolidation of companies within the industry (e.g., companies selected for the peer group at the beginning of the period may be merged into other companies by the end of the three-year period which may skew results), (iv) provides for payouts in negative return scenarios so long as the Company outperforms its peer group (i.e., the executive may receive a high payout while stockholders are losing value) and (v) studies have shown that relative total shareholder return does not result in better performance.

As evidenced by the Company’s long-term historical stock performance and financial results, LTIP performance criteria of three-year cumulative earnings per share has been an effective incentive for our executive officers. For all the reasons stated above, the Compensation Committee believes it is in the best interest of the Company and its stockholders to use three-year cumulative earnings per share as the performance metric for its long-term equity awards.

As a result of the Spin-Off, the Compensation Committee adjusted the number of restricted stock units under the 2013 Stock Incentive Plan that were unvested as February 7, 2019 as well as the related EPS performance goals for such awards to reflect the Spin-Off in accordance with the 2013 Stock Incentive Plan.

Performance-Based Restricted Stock Unit Awards

During the first quarter of each calendar year, the Compensation Committee sets the three-year cumulative earnings per share as the target goal designed to result in a payout equal to 100% under the performance-based restricted stock unit awards to be granted during such year. The Compensation Committee set the target goal for the awards granted in 2017, 2018 and 2019 by excluding restructuring costs. Similar to previous years, the Company completed a pre-defined process to adjust goals and to approve the adjustments that will be applied to the actual results, in each case, based on adjustments required under the LTIP. With respect to outstanding performance-based restricted stock unit awards granted in 2017, 2018 and 2019, the goal was adjusted for the effects during fiscal 2019 of impact of acquisitions and dispositions including the Spin-Off, certain capital transactions (including capital stock repurchases) and the changes in foreign exchange rates from the rates used in setting the goal. Accordingly, the Compensation Committee decreased the three-year EPS performance goal for the performance-based restricted stock units granted in 2017 and 2018 by 8.5% and 16.1%, respectively and increased the three-year performance goal for the performance-based restricted stock units granted in 2019 by 0.5%. The adjustments to the 2017 and 2018 performance goals were primarily attributable to the impact to continued operations arising from the Spin-Off. The adjustments to the 2019 performance goal was due to capital stock repurchases, partially offset by the impact of acquisitions and changes in foreign exchange rates. These adjustments were reviewed and approved by the Compensation Committee.

In 2019, the Compensation Committee decided to increase the value of the 2019 LTIP restricted stock unit awards for participants in the LTIP, including the Named Executive Officers, as compared to the value of their awards in 2018 by 7.5% to reflect competitive market data with respect to equity pay practices and to encourage employee retention. Additionally, the Compensation Committee decided to issue a one-time restricted stock unit award to each of Messrs. Paladino, Benjamin and Mlotek with a grant date fair value of $350,000 per award and to Mr. Breslawski with a grant date fair value of $250,000 in recognition of the Named Executive Officers’ contributions toward the execution of the Company’s strategic goals, including the Spin-Off. Each such grant was made under the Company’s 2013 Stock Incentive Plan and was 65% performance-based with three-year cliff vesting and 35% time-based with four-year cliff vesting.

On March 5, 2019, Mr. Bergman was granted 54,323 restricted stock units with a grant date fair value of $3,198,000, Mr. Breslawski was granted 29,080 restricted stock units with a grant date fair value of $1,712,000, each of Messrs. Paladino and Benjamin was granted 29,216 restricted stock units with a grant date fair value of $1,720,000 and Mr. Mlotek was granted 27,670 restricted stock units with a grant date fair value of $1,629,000. Each such grant was made under the Company’s 2013 Stock Incentive Plan. Mr. Bergman’s grant was 100% performance-based with three-year cliff vesting and the grants for Messrs. Breslawski, Paladino, Benjamin and Mlotek were 65% performance-based with three-year cliff vesting and 35% time-based with four-year cliff vesting.

Additionally, to induce Mr. Bergman to accept the terms of the amended and restated employment agreement (which included a three-year renewal of his employment term), entered into on August 8, 2019, the Compensation Committee approved the grant of a restricted stock unit award under the Company’s 2013 Stock Incentive Plan to Mr. Bergman, with an aggregate grant date fair value of $6,450,000 (“September 2019 RSU Award”). The September 2019 RSU Award was allocated with 52,500 restricted stock units being awarded in the form of a performance-based restricted stock unit award and 52,500 restricted stock units being awarded in the form of a time-based restricted stock unit award, each with a grant date the first business day following the 20th trading day after the employment agreement’s effective date (resulting in a September 9, 2019 grant date). Except with respect to pro rata or full acceleration of the vesting of the September 2019 RSU Award that will apply in the event of certain termination events, the performance-based portion of the award will become vested on December 31, 2022, subject to the achievement of performance goals and Mr. Bergman’s continued employment through such date, and the time-based portion of the award will vest on December 31, 2022, subject to Mr. Bergman’s continued employment through that date.

On March 2, 2019, the 2016 LTIP performance-based awards vested. The awards were scheduled to vest on March 4, 2019 but because that was a non-business day, pursuant to the Company’s 2013 Stock Incentive Plan, the awards vested on the preceding business day. With respect to such awards, on March 4, 2016, the Compensation Committee set the three-year cumulative EPS at $10.69 (adjusted for the effects of the 2017 Stock Split), representing the target goal designed to result in an LTIP award payout equal to 100%. Similar to previous years, the Compensation Committee completed a pre-defined process to adjust the goal and to approve the adjustments that were made to the actual results, in each case, based on adjustments authorized under the 2016 LTIP. For the 2016 LTIP performance-based awards, the goal was adjusted to account for the impact of acquisitions, certain capital transactions (including capital stock repurchases), the effects of a designated foreign exchange rate outside a pre-established range, and for the changes in the U.S. tax laws and regulations. The three-year cumulative EPS performance goal for the performance-based restrictive stock units granted under the 2016 LTIP was $11.17 (as adjusted) and the actual three-year cumulative EPS was $10.62 (as adjusted). On March 2, 2019, such awards vested with an achievement of 95.08% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 50.8% of the original number of shares/units (adjusted for the effects of the Company’s 2017 Stock Split and the Spin-Off) underlying the award granted (based on target goal performance).

On February 14, 2020, the performance-based portion of the special equity award made to Mr. Bergman on May 25, 2016 in connection with the renewal of his employment agreement in 2016 (“May 2016 Grant”) vested. The time-based portion of such award vested on December 31, 2019. Mr. Bergman’s May 2016 Grant was based on the same performance factor as the Company’s 2017 LTIP performance-based awards. On March 6, 2020, the 2017 LTIP performance-based awards made to the Named Executive Officers (including Mr. Bergman) vested. With respect to both Mr. Bergman’s May 2016 Grant and the 2017 LTIP performance-based awards, on March 5, 2017, the Compensation Committee set the three-year cumulative EPS at $11.61 (adjusted for the effects of the 2017 Stock Split and the Spin-Off), representing the target goal designed to result in an LTIP award payout equal to 100%. Similar to previous years, the Compensation Committee completed a pre-defined process to adjust the goal and to approve the adjustments that were made to the actual results, in each case, based on adjustments authorized under the 2017 LTIP. For the 2017 LTIP performance-based awards (and Mr. Bergman’s May 2016 Grant performance-based award), the goal was adjusted to account for the effects during fiscal 2019 of the impact of acquisitions and dispositions including the Spin-Off, certain capital transactions (including capital stock repurchases) and the changes in foreign exchange rates from the rates used in setting the goal. The three-year cumulative EPS performance goal for the performance-based restrictive stock units granted under the 2017 LTIP was $11.32 (as adjusted) and the actual three-year cumulative EPS was $11.14 (as adjusted). On February 14, 2020, Mr. Bergman’s May 2016 Grant performance-based award vested. On March 6, 2020, the Company’s 2017 LTIP performance-based awards vested. Both awards vested with an achievement of 98.4% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 83.9% of the original number of shares/units (adjusted for the effects of the Company’s 2017 Stock Split and the Spin-Off) underlying the award granted (based on target goal performance).

Benefits and Perquisites

The Company’s executive compensation program also includes benefits and perquisites. These benefits include annual matching contributions of up to 7% of base salary to executive officers’ 401(k) Plan accounts, annual allocations to the Company’s Supplemental Executive Retirement Plan (“SERP”) accounts, health benefits, annual executive health physicals, automobile allowances, life insurance coverage, disability and business travel insurance. The Company also maintains a deferred compensation plan (the “Deferred Compensation Plan”) under which the Named Executive Officers may participate. The Company does not make any contributions to the Deferred Compensation Plan and all amounts outstanding under the Deferred Compensation Plan consist solely of participant contributions. The Company annually reviews these benefits and perquisites and makes adjustments as warranted based on competitive practices and the Company’s performance.

A portion of the administrative services provided to Mr. Bergman has been determined to be non-business related and such portion is included in his taxable income as additional compensation. The administrative services include clerical and secretarial assistance designed primarily to minimize the amount of time Mr. Bergman devotes to administrative matters other than Company business, to provide opportunities for Mr. Bergman to undertake, among other things, philanthropic causes, social responsibility activities and non-business-related leadership roles. The Compensation Committee has approved these benefits and perquisites as a reasonable component of the Company’s executive officer compensation program in light of historical and competitive market practices. (See the “All Other Compensation” column in the Summary Compensation Table.)

From time to time, the Company utilizes hourly leased aircraft to efficiently optimize management’s time for business travel. If seating is available, the Company permits an executive’s spouse or other guests to accompany the executive on the flight. In all cases, if the aircraft is used for personal purposes, the executive reimburses the Company the value of the personal usage of the aircraft at the greater of the imputed income under SEC rules and the Standard Industry Fare Level (SIFL) value under Internal Revenue Service regulations.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards without encouraging inappropriate risk-taking by our executive officers. By following this approach, we provide the executive a measure of security with a minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and its stockholders, and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual incentive program (i.e., the PIP) and our annual LTIP likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For executive officers, the mix of compensation is weighted heavily toward at-risk pay (performance-based annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market.

Our pay mix has resulted in a team of long-tenured, seasoned managers who we believe have a strong commitment to the Company’s long-term performance.

Pay Levels and Benchmarking

Pay levels for executive officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using a number of sources. One of the data sources used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group of the Company, which is reviewed annually and may change from year to year. The peer group of companies is set by the Compensation Committee and consists of companies engaged in the distribution and/or manufacturing of healthcare products or industrial equipment and supplies. The Compensation Committee determines the peer group of companies based on the following considerations, among other things: (i) Standard Industrial Classification or SIC codes; (ii) Global Industry Classification System or GICS; (iii) companies identified by Hoover’s, Inc. as our peer companies; (iv) companies listed as peers by our current list of peer companies; and (v) company size, including, among other things size by market capitalization, revenue and number of employees. Based on such analysis, the Compensation Committee determined that the peer group of companies used for fiscal 2019 should remain unchanged from the peer group used for fiscal 2018. Accordingly, the fiscal 2019 peer group includes the following companies: AmerisourceBergen Corporation, Cardinal Health, Inc., Community Health Systems, Inc., DaVita Inc., Dentsply Sirona Inc., Fastenal Company, Laboratory Corp. of America Holdings, MSC Industrial Direct Co., Inc., Owens & Minor, Inc., Patterson Companies, Inc., Quest Diagnostic, Inc. and W.W. Grainger, Inc. (the “2019 Peer Group”). At management’s direction, Willis Towers Watson, a professional services/human resources consulting company, prepares a survey containing the peer group analysis and comparative data for companies with revenues between $8 billion and $15 billion for the Company (“WTW Survey”). This information is shared with the Compensation Committee and the Compensation Committee reviews such information with Pearl Meyer, an independent compensation consultant.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation goals based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary, target annual incentive compensation and equity-based compensation for each executive will be at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay goals for specific individuals vary based on a number of factors such as scope of duties, potential for advancement, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

In connection with the Company’s entering into of an amended and restated employment agreement with Mr. Bergman and grant of the September 2019 RSU Award, the Compensation Committee reviewed and evaluated a tally sheet detailing the proposed compensation package for Mr. Bergman (which included proposed payments provided in connection with active employment as well as with certain termination events) and a benchmarking analysis prepared by Pearl Meyer. This analysis benchmarked Mr. Bergman’s proposed total direct compensation against the 2019 Peer Group and the WTW Survey. For this purpose, Mr. Bergman’s proposed total direct compensation consisted of the following:

•	annual base salary of $1,470,000 (which salary level was unchanged);
•	target annual incentive compensation to be established each year by the Compensation Committee (target amount set at $2,262,000 for fiscal 2019);
•	the September 2019 RSU Award (reviewed both on the basis of total grant date value and on the basis of annual value amortized over the vesting period); and
•

proposed annual long-term equity awards consistent with the Compensation Committee’s past practice (although the amended and restated employment agreement does not require any specified grant level for equity awards).

In evaluating Mr. Bergman’s proposed total direct compensation in connection with the Company entering into an amended and restated employment agreement with him, the Compensation Committee reviewed the WTW Survey and 2019 Peer Group data and determined that the September 2019 RSU Award was appropriate given that target total direct compensation, including the amortized value of the September 2019 RSU Award, was between the median and 75th percentile of the 2019 Peer Group and well below the median of the WTW survey. Given the one-time special retention and incentive nature of the 2019 RSU Award in connection with the entering into of the amended and restated employment agreement, the Compensation Committee believes that including the amortized value of the 2019 RSU Award correctly and appropriately reflects how the award will be earned and recognizes that similar grants are not expected to made over the remaining term of Mr. Bergman’s amended and restated employment agreement. After consideration of the tally sheet, analysis and data relating to Mr. Bergman’s proposed compensation package, including the input from Pearl Meyer, as well as the Board’s and Compensation Committee’s goals of retaining and incentivizing Mr. Bergman, the Compensation Committee approved the Company’s entering into of the amended and restated employment agreement and grant of the September 2019 RSU Award. (See “Employment and Letter Agreements and Post Termination and Change in Control Arrangements” under “Executive and Director Compensation” for a discussion of the amended and restated employment agreement with Mr. Bergman.)

Conclusion

The level and mix of compensation that is finally decided upon by the Compensation Committee is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors may have influenced the compensation decisions.

Post Termination and Change in Control

The Company believes that a strong, motivated management team is essential to the best interests of the Company and its stockholders. To that end, we have an employment agreement with Mr. Bergman (which includes a change in control provision) and we have had change in control agreements with certain executive officers (including the Named Executive Officers, other than Mr. Bergman) since 2003, which were amended in 2012 to, among other things, eliminate the gross-up for excise taxes imposed by Section 4999 of the Code. These agreements provide for certain payments to be made upon termination of employment under certain circumstances, including if the executive’s employment is terminated by the Company without cause or by the executive for good reason within two years following a change in control of the Company. (See “Employment and Letter Agreements and Post Termination and Change in Control Arrangements” under “Executive and Director Compensation” for a discussion of these agreements.) The Company does not provide any tax gross-ups to our executive officers (other than for relocation expenses).

Stock Ownership Policy

The Board of Directors believes that, to align the interests of the executive officers, other executive management and directors of the Company with the interests of the stockholders of the Company, the executive officers, other executive management and directors should have a financial stake in the Company. The Nominating and Governance Committee adopted a policy requiring (i) the Company’s Chief Executive Officer to own equity in the Company equal to a minimum of six times his annual base salary, (ii) each executive officer or other executive management who reports directly to the Company’s Chief Executive Officer to own equity in the Company equal to a minimum of three times such executive officer’s annual base salary and (iii) each executive officer or other executive management who does not report directly to the Company’s Chief Executive Officer to own equity in the Company equal to a minimum of two times such person’s annual base salary (the “Minimum Ownership Policy”). Newly appointed executive officers and or other executive management will have five years from the date of their appointment to comply with the Company’s stock ownership policy. Upon request, the Nominating and Governance Committee may consider whether exceptions should be made for any such person on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Nominating and Governance Committee. Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options; vested shares of common stock held in such executive officer’s 401(k) Plan account; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such person’s annual base salary must be owned by such person in the form of shares of common stock. The stock ownership policy for non-employee directors of the Company is set forth under “Executive and Director Compensation—Director Compensation for Fiscal 2019—Stock Ownership Policy.”

Further, as a guideline, executive officers and other executive management may only sell up to 75% of the equity value above the ownership requirement. Also, an executive officer’s or other executive management’s equity in the Company may not be sold until such person satisfies the Company’s stock ownership policy.

In February 2019, the Nominating and Governance Committee reviewed the impact of the Spin-Off on the stock ownership policy for executive officers and other executive management. The Nominating and Governance Committee approved, for a two-year period commencing as of February 7, 2019 (the closing of the Spin-Off) and ending on February 7, 2021 (the second anniversary of the closing of the Spin-Off), the suspension of the Minimum Ownership Policy with respect to those executive officers and other executive management who would otherwise fail to satisfy the stock ownership policy solely as a result of the Spin-Off (it being understood that all other sections of the stock ownership policy continue in full force and effect following the Spin-Off).

All executive officers and other executive management are in compliance with the Company’s stock ownership policy.

The Company also prohibits hedging or other derivative transactions and pledging of Company stock by its executive officers and other executive management.

Incentive Compensation Recoupment (Clawback) Policy

On March 1, 2016, upon recommendation of the Compensation Committee, the Board of Directors adopted a clawback policy, effective as of February 1, 2016, to allow the Company to recoup cash and equity incentive compensation awarded or granted after the policy’s effective date to Named Executive Officers and other executive officers and executive management designated by the Board of Directors. In the event a restatement of the Company’s financial statements is required due to material noncompliance with any accounting requirements, the recoupment applies to incentive compensation earned during the prior three-year period that is in excess of the amount that would have been paid or awarded had such incentive compensation been calculated based on the restatement results. The policy applies regardless of fault in the circumstances leading to the restatement.

Impact of Tax and Accounting

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, grants of options, restricted stock units and other share-based payments result in an accounting charge for the

Company. The accounting charge is equal to the fair value of the awards being issued. For restricted stock units, the cost is equal to the fair value of the stock on the date of grant multiplied by the number of shares/units granted. Nearly all equity grants since March 2009 have been awards of restricted stock units. This expense is amortized over the requisite service period, or vesting period of the instruments. The Compensation Committee is mindful of the fact that, with respect to options, the accounting charge is not reversible should the option expire with a market price less than the exercise price.

Section 162(m) of the Code generally limits the deductibility of compensation in excess of $1 million in any taxable year paid to Named Executive Officers, subject to an exception for qualified performance-based compensation that was eliminated by the Tax Cuts and Jobs Act of 2017 beginning on or after January 1, 2018. The Compensation Committee generally expects that compensation paid to the Named Executive Officers in excess of $1 million will not be deductible, subject to an exception for compensation provided pursuant to a binding written contract in effect as of November 2, 2017 that has not been materially modified.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

THE COMPENSATION COMMITTEE

Barry J. Alperin, Chairperson

Joseph L. Herring

Bradley T. Sheares, Ph.D.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Our executive officers and their ages and positions as of March 23, 2020 are:

Name	Age	Position
Gerald A. Benjamin	67	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	70	Chairman, Chief Executive Officer, Director
James P. Breslawski	66	Vice Chairman, President, Director
Michael S. Ettinger	58	Senior Vice President, Corporate & Legal Affairs and Chief of Staff, Secretary
Mark E. Mlotek	64	Executive Vice President, Chief Strategic Officer, Director
Steven Paladino	62	Executive Vice President, Chief Financial Officer, Director
Walter Siegel	60	Senior Vice President and General Counsel

The biographies for Messrs. Benjamin, Bergman, Breslawski, Mlotek and Paladino follow the table listing our directors under “Proposal 1—Election of Directors” set forth above. Biographies for our other executive officers are:

MICHAEL S. ETTINGER has been with the Company since 1994, and in his current position as Senior Vice President, Corporate & Legal Affairs and Chief of Staff, Secretary since 2015. He is also a member of our Executive Management Committee. Mr. Ettinger oversees all activities in the legal and regulatory functions, the work of the Company’s global communications team, government relations, and the operations of the Office of the CEO, including Henry Schein Cares, the Company’s global corporate social responsibility program. In addition, Mr. Ettinger manages the Company’s corporate secretary function. Prior to his current position, Mr. Ettinger served as Senior Vice President, Corporate & Legal Affairs and Secretary from 2013 to 2015; Corporate Senior Vice President, General Counsel & Secretary from 2006 to 2013; Vice President, General Counsel and Secretary from 2000 to 2006; Vice President and Associate General Counsel from 1998 to 2000 and Associate General Counsel from 1994 to 1998. Before joining the Company, Mr. Ettinger served as a senior associate with Bower & Gardner and as a member of the Tax Department at Arthur Andersen.

WALTER SIEGEL has been with the Company since 2013 as Senior Vice President and General Counsel. He is also a member of our Executive Management Committee. Mr. Siegel directs the Company’s worldwide legal and regulatory functions and activities, advising the Company on a broad range of legal and regulatory matters affecting various business units, including, among other things, mergers and acquisitions, litigation, intellectual property, SEC reporting and regulatory diligence and compliance. He also manages input from outside counsel on corporate and litigation matters, and oversees and participates in drafting a broad range of commercial documents and contracts between the Company’s business units (and affiliates) and third parties. Mr. Siegel brings to the Company a diverse and wide background of legal expertise, including mergers and acquisitions, partnerships, securities, litigation and regulatory matters. From 2005 to 2012, Mr. Siegel held positions of increasing responsibility, including Senior Vice President, General Counsel and Secretary, for Standard Microsystems Corporation, a publicly traded global semiconductor company.

Other Executive Management

Other members of our executive management and their ages and positions as of March 23, 2020 include:

Name	Age	Position
David Brous.	51	President, Strategic Business Units Group and Asia Pacific & Brazil Dental
Brad Connett	61	President, U.S. Medical Group
Jonathan Koch	45	Senior Vice President and Chief Executive Officer, Global Dental Group and Interim Chief Executive Officer of Henry Schein One
Lorelei McGlynn	56	Senior Vice President, Chief Human Resources Officer
James Mullins	55	Senior Vice President, Global Services
Christopher Pendergast	57	Senior Vice President, Chief Technology Officer
Michael Racioppi	65	Senior Vice President, Chief Merchandising Officer
René Willi, Ph.D.	52	President Global Dental Surgical Group

Biographies for such other members of our executive management are:

DAVID BROUS has been with the Company since 2002 and in his current position as President, Strategic Business Units Group and Asia Pacific & Brazil Dental since 2019. In this capacity, Mr. Brous leads many of the Company’s manufacturing and specialty distribution businesses as well as the Asia Pacific and Brazil regions of Henry Schein’s Global Dental Distribution Group. He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Brous held many positions within the Company, including leading and managing the Corporate Business Development Group and the International Healthcare Group (managing our International Animal Health business, International Medical business and Australia/New Zealand Dental business). In his role managing the Strategic Business Units, Mr. Brous leads the Company’s portfolio of manufacturing and specialty businesses, including our orthodontics and endodontics platforms. He is also responsible for select joint ventures and other specialty projects. In his role managing Asia Pacific and Brazil regions, Mr. Brous leads the Company’s distribution platforms for those markets.

BRAD CONNETT has been with the Company since 1997, and in his current position as President of Henry Schein’s U.S. Medical Group, one of the nation’s leading providers of products and services to physician offices, urgent care clinics, retail clinics, freestanding emergency rooms, integrated delivery networks, ambulatory surgery centers, and other alternate care sites, since February 2019. He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Connett held positions of increasing responsibility at the Company. Mr. Connett is responsible for leading the Medical group’s strategic direction, management and business performance, including sales, marketing, operations, business development and technology solutions. Throughout his career, he has received numerous industry honors, including the John F. Sasen Leadership Award from the Health Industry Distributors Association (HIDA) in recognition of his service to the industry, and induction into the Medical Distribution Hall of Fame by Repertoire Magazine.

JONATHAN KOCH has been with the Company since 2018 as Senior Vice President and Chief Executive Officer, Global Dental Group. He became Interim Chief Executive Officer of Henry Schein One in January 2020. He is also a member of our Executive Management Committee. He is responsible for overall leadership of the Global Dental Group, including strategic direction, management and business performance as well as sales, marketing, operations, business development and technology solutions. Mr. Koch brings to Henry Schein a significant track record in leading high-performing and high-profit teams and transforming businesses as company and industry dynamics redefine success. Before joining the Company, he was a senior executive at Laboratory Corporation of America Holdings (LabCorp), a leading health care diagnostics company. Prior to joining the Company, he served as Executive Vice President and Group President of Covance Clinical Development & Commercialization Services, leading more than 11,000 employees in over 60 countries. Prior to that, Mr. Koch was Executive Vice President and Group President of Covance Research and Development Laboratories. Prior to Covance, Mr. Koch spent nine years with Charles River Laboratories in various roles of increasing responsibility and scope, ranging from functions such as finance, contracts, proposal development to operating groups that included project management, clinical monitoring and medical affairs.

LORELEI MCGLYNN has been with the Company since 1999, and in her current position as Senior Vice President, Chief Human Resources Officer since 2013. She is also a member of our Executive Management Committee. Since joining Henry Schein in 1999, Ms. McGlynn has served as Vice President, Global Human Resources and Financial Operations from 2008 to 2013, Chief Financial Officer, International Group and Vice President of Global Financial Operations from 2002 to 2008 and Vice President, Finance, North America from 1999 to 2002. Through these various roles with the Company, Ms. McGlynn attained significant global experience at Henry Schein’s operations around the world. In her current position, Ms. McGlynn is responsible for managing the Company’s Global Human Resources function, including talent acquisition, organizational development, compensation, benefits and employee relations. In addition, Ms. McGlynn oversees Henry Schein’s Accounts Payable, Accounts Receivable and Payroll departments. Ms. McGlynn also leads and participates in numerous special projects, such as system integrations, software implementations, due diligence, Team Schein Member communications and global best practices. Prior to joining the Company, Ms. McGlynn served as Assistant Vice President of Finance at Adecco Corporation. Ms. McGlynn is a Certified Public Accountant, a Senior Professional in Human Resources and a SPHR – Senior Certified professional.

JAMES MULLINS has been with the Company since 1988, and in his current position as Senior Vice President, Global Services since 2019. He is also a member of our Executive Management Committee. Mr. Mullins is responsible for leading global supply chain, the U.S. customer service function, acquisitions and integration activity for Global Services, and partnering with the Company’s specialty manufacturing business leaders to share best practices across the organization. Prior to holding his current position, Mr. Mullins held a number of key positions of increasing responsibility at Henry Schein, including Global Chief Customer Service Officer.

CHRISTOPHER PENDERGAST has been with the Company since 2018, and in his current position as Senior Vice President and Chief Technology Officer since 2019. He is also a member of our Executive Management Committee. Mr. Pendergast brings more than 30 years of experience leading large-scale global IT organizations for companies experiencing growth through acquisition, global expansion and implementing new business models. His expertise includes leading organizations through transformational change, connecting IT to the needs of the business, converting digital complexity into strategy and aligning IT costs. Prior to joining the Company, Mr. Pendergast held global leadership roles, including Chief Technology Officer and Chief Information Officer, at VSP Global, which provides access to eye care and eyewear. During his 10 year tenure at VSP Global, he drove strategy and continuous transformation, optimization and modernization initiatives. Prior to VSP Global, he served in roles of increasing responsibility at Natural Organics, Inc., IdeaSphere Inc./Twinlab Corporation, Rohm and Hass and IBM Corporation.

MICHAEL RACIOPPI has been with the Company since 1992, and in his current position as Senior Vice President, Chief Merchandising Officer since 2008. He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Racioppi served as President of the Medical Group from 2000 to 2008 and Interim President from 1999 to 2000, and Corporate Vice President from 1994 to 2008, with primary responsibility for the Medical Group, Marketing and Merchandising departments. Mr. Racioppi served as Senior Director, Corporate Merchandising from 1992 to 1994. He currently serves on the board of National Distribution and Contracting and he previously served on the board of the Healthcare Distribution Management Association and the Health Industry Distributors Association (HIDA). Before joining the Company, he was employed by Ketchum Distributors, Inc. as the Vice President of Purchasing and Marketing.

RENÉ WILLI, PH.D. has been with the Company since 2013, and in his current position as President, Global Dental Surgical Group since 2013. He is also a member of our Executive Management Committee. Prior to joining Henry Schein, Dr. Willi held senior level roles with Institut Straumann AG from 2005 to 2013, including as Executive Vice President, Surgical Business Unit. Prior to Straumann, he held roles of increasing responsibility in Medtronic Plc’s cardiovascular division from 2003 to 2005 and with McKinsey & Company as a management consultant from 2000 to 2003.

Summary Compensation Table for Fiscal 2019, Fiscal 2018 and Fiscal 2017

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	2019 2018 2017	$1,458,423 $1,417,577 $1,382,654	$0 $0 $0	$9,648,000[4] $2,975,000 $3,500,000	$0 $0 $0	$2,998,027 $1,776,739 $2,002,164	$0 $0 $0	$318,494[5] $312,423 $326,443	$14,422,944 $6,481,739 $7,211,261

James P. Breslawski Vice Chairman, President	2019 2018 2017	$758,942 $737,654 $719,654	$0 $50,000 $35,000	$1,712,000 $1,360,000 $1,600,000	$0 $0 $0	$668,610 $516,408 $570,133	$0 $0 $0	$88,642[6] $88,289 $83,002	$3,228,194 $2,752,351 $3,007,789

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2019 2018 2017	$598,788 $582,096 $567,692	$0 $75,000 $0	$1,720,000 $1,275,000 $1,500,000	$0 $0 $0	$985,458 $644,925 $734,300	$0 $0 $0	$75,781[6] $74,977 $78,562	$3,380,027 $2,651,998 $2,880,554

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	2019 2018 2017	$598,788 $582,096 $567,692	$0 $30,000 $15,000	$1,720,000 $1,275,000 $1,500,000	$0 $0 $0	$924,852 $682,466 $694,102	$0 $0 $0	$78,112[6] $82,247 $75,774	$3,321,752 $2,651,809 $2,852,568

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	2019 2018	$598,788 $582,096	$0 $25,000	$1,629,000 $1,190,000	$0 $0	$706,709 $615,426	$0 $0	$74,506[6] $71,202	$3,009,003 $2,483,724

1 Represents additional incentive compensation (i.e., bonus) that was awarded at the discretion of the Compensation Committee.

2 Represents restricted stock units valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. These amounts do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 19 of the “Notes to Consolidated Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 28, 2019, as filed with the SEC on February 20, 2020. The maximum payout percentage for the 2019 LTIP awards is 150% for performance-based restricted stock units and 100% for time-based restricted stock units. (For Mr. Bergman such amount equals $12,859,500, for Mr. Breslawski such amount equals $2,268,400, for Messrs. Paladino and Benjamin such amount equals $2,279,000 and for Mr. Mlotek such amount equals $2,158,425.)

3 Represents annual incentive compensation (i.e., bonus) paid under the PIP. See “Compensation Structure—Pay Elements—Details—Annual Incentive Compensation” under the Compensation Discussion and Analysis for a description of the PIP.

4 Includes performance-based restricted stock unit award (three-year cliff vesting) with a grant date fair value of $3,198,000 granted on March 5, 2019 in connection with the Company’s annual equity grant under its LTIP. Also includes an inducement restricted stock unit award granted to Mr. Bergman on September 9, 2019 with an aggregate grant date fair value of $6,450,000 in connection with the renewal of his employment agreement with half awarded in the form of a performance-based restricted stock unit award and the other half awarded in the form of a time-based restricted stock unit award.

5 Includes the following: (i) $19,000 matching contribution under 401(k) Plan account; (ii) $15,850 in excess life insurance premiums; (iii) $83,090 in SERP contribution; (iv) $1,426 in excess business travel insurance; (v) $19,530 in personal commuting expenses for use of the Company’s car service; (vi) $156,221 for the cost of providing administrative services to Mr. Bergman; (vii) $23,077 in legal fees incurred in connection with the negotiation of his amended and restated employment agreement and (viii) $300 for the cost of providing telephone services. The amount totaling $199,128 (under items (v), (vi), (vii) and (viii) above) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes. Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile but Mr. Bergman did not use a Company automobile in fiscal 2019.

6 For each of Messrs. Breslawski, Paladino, Benjamin and Mlotek, includes the following: (i) $20,400 in automobile allowance; (ii) $19,000 in matching contribution under 401(k) Plan account; (iii) $409 in excess business travel insurance; (iv) $14,707, $9,282, $11,613 and $9,282, respectively, in excess life insurance premiums; (v) $34,126, $22,915, $22,915 and $22,915, respectively, in SERP contribution and (vi) $3,775 each for executive health exam costs (other than Messrs. Breslawski and Mlotek). For Mr. Mlotek, such amount also includes a $2,500 service award payment for 25 years of service with the Company.

CEO Pay Ratio

As a result of the rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, using certain permitted methodologies. In 2019, we spun-off our animal health business and believe that the resulting change in our employee population would result in a significant change in our pay ratio disclosure. Accordingly, we have re-identified our median employee for fiscal 2019, rather than using the same median employee used in preparing our fiscal year ended December 30, 2017 and fiscal year ended December 29, 2018 proxy ratios.

To determine our median employee, we utilized data as of October 1, 2019 (the “Determination Date”). We examined the 2019 total cash compensation, including base salary, overtime, bonus and commission (excluding benefits) for all individuals, excluding our CEO, who were employed by us on the Determination Date. We included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. We calculated annual base salary based on a reasonable estimate of hours worked during 2019 for hourly employees, and upon salary levels for the remaining employees. Other than the foregoing, we did not make any material assumptions, adjustments, or estimates with respect to total cash compensation. We annualized the total cash compensation for full-time employees who commenced work after January 1, 2019. We excluded approximately 800 employees from the following six countries, which represents approximately 4.5% of the Company’s total employee population: Chile, China, Hong Kong SAR, Mexico, Portugal and Thailand. For purposes of determining this exclusion, the Company had approximately 8,900 U.S. employees and approximately 9,200 non-U.S. employees as of the Determination Date.

Country	Approximate Number of Employees	Approximate Percentage of Total Population
Chile	24	0.13%
China	538	2.97%
Hong Kong SAR	71	0.39%
Mexico	3	0.02%
Portugal	11	0.06%
Thailand	168	0.93%

We used a valid statistical sampling approach to estimate the total cash compensation for our median employee by selecting an employee whose total cash compensation was at or near the value of the median employee’s compensation.

After identifying the median employee based on total cash compensation, we calculated total annual compensation for that employee and the CEO using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table. We also added the value of employer provided medical benefits and employer retirement contributions to both the CEO and the median employee compensation, as such benefits represent a significant component of our employees’ total compensation.

The median employee’s total annual compensation (including medical benefits and employer retirement contributions) in fiscal 2019 was $71,272. The CEO’s total annual compensation (including medical benefits and employer retirement contributions) in fiscal 2019 was $14,438,094. Therefore, for fiscal 2019, the ratio of CEO pay to median employee pay was 203:1.

The ratio of CEO pay to the pay of our median employee for fiscal 2019 was impacted by the special one-time LTIP award of $6,450,000 granted to our CEO on September 9, 2019. As discussed in more detail above, this one-time award was granted in connection with the entering into of our CEO’s amended and restated employment agreement in order to further incentivize and retain him. Excluding the impact of this special one-time award, our CEO’s total annual compensation would have been $7,988,094, and the ratio of CEO pay to the pay of our median employee would have been 112:1.

Employment and Letter Agreements and Post Termination and Change in Control Arrangements

Employment Agreement with the Chief Executive Officer

The Company and Mr. Bergman entered into an amended and restated employment agreement which became effective as of August 8, 2019. The employment agreement, as amended and restated, is substantially similar to Mr. Bergman’s prior employment agreement which was scheduled to expire on December 31, 2019, and includes the following revisions:

•	Term. The term is extended until December 31, 2022;

•

Equity Grant. The employment agreement provides for the September 2019 RSU Award described in greater detail above to induce Mr. Bergman to accept the terms of the amended and restated employment agreement;

•

Double Trigger Change in Control Equity Vesting. The “single trigger” vesting of equity awards as a result of a change in control is changed to a “double trigger” vesting provision for all outstanding and future equity awards (i.e., equity awards will vest if Mr. Bergman experiences a qualifying termination in connection with a change in control);

•	Change in Control Definition. The definition of “Change in Control” was changed to conform in certain respects to the definition contained in the 2013 Stock Incentive Plan and award agreements;

•	Release Requirement. The payment of severance and other post-termination benefits to Mr. Bergman is contingent on his execution and non-revocation of a release of claims; and

•

Cash Severance Calculation with respect to Incentive Compensation Component. The cash severance calculation is modified so that if Mr. Bergman’s termination occurs prior to payment of incentive compensation for the immediate preceding year, the last year in the three-year average annual incentive compensation component of severance will be based on the higher of actual performance and target level performance.

The employment agreement provides for Mr. Bergman’s continued employment as our Chairman of the Board of Directors and Chief Executive Officer until December 31, 2022, with successive one-year extensions, provided we give at least six months’ notice of extension to Mr. Bergman, subject to his refusal within 90 days after notice of extension. The employment agreement sets Mr. Bergman’s annual base salary at the annual rate of $1,427,000 (consistent with his then current base salary), subject to increase from time to time. In addition, his employment agreement provides that the Compensation Committee will establish a target annual incentive compensation opportunity for Mr. Bergman which will be a percentage of base salary determined based on the achievement of performance goals. (See “Compensation Structure—Pay Elements—Details—Long-Term Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards. See “Compensation Structure—Pay Elements—Details—Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.) It also provides that Mr. Bergman will be entitled to participate in all benefit, welfare, perquisite, equity or similar plans, policies and programs generally available to our senior executive officers.

Pursuant to his employment agreement, if Mr. Bergman’s employment with us is terminated (i) by us without cause, (ii) by Mr. Bergman for good reason, (iii) as a result of his disability or (iv) as a result of a non-renewal of the employment term by us, Mr. Bergman will receive (a) all amounts then owed to him as salary, (b) the incentive compensation due to Mr. Bergman, if any, for the last full fiscal year prior to termination (if not previously paid), (c) a pro rata portion of the incentive compensation payable for the year of termination (based on actual achievement of performance goals), (d) accrued and unpaid vacation pay, and (e) all amounts or benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company, with the amounts described under clauses (b) and (c) above payable subject to Mr. Bergman (or, in the event of his death, his heirs or estate) executing and not revoking a general release of claims (“Release Requirement”). In the event of Mr. Bergman’s death, these amounts will be paid to Mr. Bergman’s heirs or estate. In addition, in the event Mr. Bergman’s employment is terminated for the reasons above, other than due to death, Mr. Bergman will receive, as severance pay, subject to the Release Requirement, a lump sum equal to 200% of his then annual base salary plus 200% of his average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years (provided that, in the event Mr. Bergman’s employment is terminated following the end of the most recently completed fiscal year but prior to the payment of the annual incentive compensation for such year, solely for purposes of calculating this severance amount, the annual incentive compensation for the most recent fiscal year shall be the higher of target level of achievement and actual level of achievement), and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions until the end of the year of the termination, less his vested account balance or accrued benefits under each retirement plan.

If Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death, subject to the Release Requirement, Mr. Bergman shall also be entitled to an office comparable to that used by him prior to termination and related office support, including the services of one executive assistant until the last day of the second calendar year following his termination and, due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of office support benefits for the period from the last day of the second calendar year following his termination until the third anniversary of his termination. In addition, if Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death, subject to the Release Requirement, Mr. Bergman shall be entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for a period of two years following his termination.

If Mr. Bergman resigns within two years following a change in control of the Company for good reason or if Mr. Bergman’s employment is terminated without cause within two years following a change in control or during a specified period in advance of a change in control, Mr. Bergman will receive, as severance pay and subject to the Release Requirement, in lieu of the foregoing, a pro rata portion of the annual incentive compensation payable for the year of termination (based on actual achievement of performance goals), 300% of his then annual base salary plus 300% of Mr. Bergman’s incentive compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions thereunder until the end of the year of the termination, less Mr. Bergman’s vested account balance or accrued benefits under each retirement plan upon a change in control.

If Mr. Bergman’s employment is terminated (i) by the Company without cause, by Mr. Bergman for good reason, due to Mr. Bergman’s retirement, or due to the Company choosing not to renew his employment term, in each case, within two years following a change in control of the Company, or (ii) by the Company without cause during a specified period in advance of a Change in Control, then, subject to the Release Requirement, all unvested outstanding options, restricted stock units and shares of restricted stock shall become fully vested (with any performance-vesting restricted stock units and shares of restricted stock vesting at the target level of performance) on the later of the date of the change in control of the Company and termination of Mr. Bergman’s employment. For purposes of Mr. Bergman’s employment agreement and the September 2019 RSU Award, Mr. Bergman’s termination will qualify for “retirement” only if Mr. Bergman and the Company mutually agree to Mr. Bergman’s “retirement” and the “retirement” date.

In the event Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death following a change in control, subject to the Release Requirement, Mr. Bergman shall also be entitled to an office comparable to that used by him prior to termination and related office support, including the services of one executive assistant until the last day of the second calendar year following his termination, and due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of office support benefits for the period from the last day of the second calendar year following his termination until the fourth anniversary of his termination. In addition, in the event Mr. Bergman’s employment is terminated by us without cause, Mr. Bergman resigns for good reason or his employment term is not renewed following a change in control, subject to the Release Requirement, Mr. Bergman shall be entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile until the last day of the second calendar year following his termination, and due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of the transportation benefit for the period from the last day of the second calendar year following his termination until the third anniversary of his termination. If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut-back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to Mr. Bergman after imposition of the excise tax would be greater (in which case no reduction will occur).

Unless his employment agreement is terminated for cause, subject to the Release Requirement, we will continue the participation of Mr. Bergman and his spouse in the health and medical plans, policies and programs in effect with respect to our senior executive officers and their families after the termination or expiration of his employment agreement, with coverage for Mr. Bergman and his spouse continuing until their respective deaths which may be reduced by any health and medical benefits that Mr. Bergman and his spouse become eligible to receive under any health and medical benefit plans of any subsequent employer. Such health and medical coverage may be provided pursuant to a fully-insured replacement policy or annual cash payments to obtain a replacement policy.

Mr. Bergman is subject to restrictive covenants, including non-solicitation, non-diversion and non-compete provisions, while he is employed by us and for specified periods of time thereafter. Pursuant to such provisions in his employment agreement, Mr. Bergman shall not, directly or indirectly, engage in any activity competitive with the Company’s business or recruit, solicit or induce (or attempt to recruit, solicit or induce) any employee of, or consultant to, the Company or any of its affiliates to terminate their employment with the Company or any of its affiliates, or divert (or attempt to divert) any person or entity from doing business with the Company or any of its Affiliates or induce (or attempt to induce) any person or entity from ceasing to be a customer or other business partner of the Company or any of its affiliates, during Mr. Bergman’s employment term and (i) for one year thereafter if his employment is terminated (a) by us without cause, (b) by Mr. Bergman for good reason, (c) due to the Company choosing not to renew his employment term, or (d) as a result of his disability, or (ii) until the later of (a) the second anniversary of the expiration of his employment term and (b) his termination date if such termination is by us for cause or due to Mr. Bergman terminating his employment by giving 180 days’ notice. We may, at our option, extend the initial one-year term of the non-compete described by clause (i) above for an additional year if we provide Mr. Bergman notice of such extension no later than 180 days prior to expiration of the term and we pay Mr. Bergman his annual base salary in effect on his date of termination. Mr. Bergman is also subject to confidentiality provisions.

In order to induce Mr. Bergman to accept the terms of the amended and restated employment agreement (which included a three-year renewal of his employment term), entered into on August 8, 2019, the Compensation Committee approved the grant of the September 2019 RSU Award. The September 2019 RSU Award was comprised of 52,500 restricted stock units being awarded in the form of a performance-based restricted stock unit award (“Performance-Based RSU Award”) and 52,500 restricted stock units being awarded in the form of a time-based restricted stock unit award (“Time-Based RSU Award”), each with a grant date the first business day following the 20th trading day after the employment agreement’s effective date (resulting in a September 9, 2019 grant date). Except with respect to pro rata or full acceleration of the vesting of the September 2019 RSU Award that will apply in the event of certain termination events, the Performance-Based RSU Award will become vested on December 31, 2022, subject to the achievement of performance goals and Mr. Bergman’s continued firm employment through such date, and the Time-Based RSU Award will vest on December 31, 2022, subject to Mr. Bergman’s continued employment through that date. In the event of Mr. Bergman’s retirement, his resignation for good reason or termination by us without cause prior to December 31, 2022, a pro rata portion of the September 2019 RSU Award will vest as of Mr. Bergman’s termination of employment, subject to the achievement of the performance target with respect to the Performance-Based RSU Award, with the remaining September 2019 RSU Award subject to the original vesting criteria and, in the case of Mr. Bergman’s retirement, compliance with the restrictive covenants included in his employment agreement through December 31, 2022. In the event of Mr. Bergman’s death or disability, or in the event Mr. Bergman’s employment is terminated for any reason (other than by the Company for cause) within two years of a change in control of the Company, the September 2019 RSU Award will become fully vested, and, in the case of the Performance-Based RSU Award, without regard to the achievement of the performance target. Once vested, the September 2019 RSU Award will generally be settled within 30 days of the specified event except that upon certain terminations, the pro rata vested portion of September 2019 RSU Award will be settled on the six-month anniversary of termination of employment, with any remaining September 2019 RSU Award that vest on December 31, 2022 generally being settled within 30 days of December 31, 2022, subject to accelerated vesting in certain terminations in connection with a change in control described above.

Named Executive Officers Other than the Chief Executive Officer

We have entered into change in control agreements with the Named Executive Officers, other than Mr. Bergman, that provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within two years following a change in control of the Company, we will pay and provide the executive with (i) the executive’s base salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP for the year prior to the change in control) through the termination date, (ii) severance pay equal to 300% of the sum of the executive’s base salary (as defined in (i)) and target bonus, (iii) a pro rata annual incentive compensation based on actual achievement for the year in which termination occurs, (iv) immediate vesting of all outstanding options, restricted or deferred stock/unit awards and non-qualified retirement benefits, (v) elimination of all restrictions on any restricted or deferred stock/unit awards, (vi) settlement of all deferred compensation arrangements in accordance with the applicable plan and (vii) continued participation in all health and welfare plans for 24 months (provided that such coverage will terminate when the executive receives substantially equivalent coverage from a subsequent employer) at the same level of participation for each executive on the termination date, except that the health coverage may be provided pursuant to a fully-insured replacement policy or two annual cash payments to obtain a replacement policy. Notwithstanding the foregoing, if an executive’s employment is terminated by us without cause or by the executive for good reason, in either case, (i) within 90 days prior to a change in control or (ii) after the first public announcement of the pendency of the change in control, the executive will be entitled to the benefits described above. In the event any payments to the executive become subject to the excise tax imposed by Section 4999 of the Code, we will cut-back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to the executive after imposition of the excise tax would be greater (in which case no reduction will occur).

Pursuant to the change in control agreements, the Named Executive Officers, other than Mr. Bergman (who is subject to restrictive covenants under his employment agreement as opposed to a change in control agreement), are also subject to restrictive covenants, such as confidentiality and non-disparagement provisions. Additionally, during each Named Executive Officer’s employment and for a period of 24 months thereafter, each Named Executive Officer agreed that he or she will not, without the Company’s prior written consent, solicit our employees for employment.

Tax Gross-Up Provisions

We do not provide any tax gross-ups to our executive officers (other than for relocation expenses).

Compensation Policies and Practices as they Relate to Risk Management

The Company conducted a risk assessment of its compensation policies and practices for all employees, including executive officers. The Compensation Committee reviewed the Company’s risk assessment process and results and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Post Termination and Change in Control Calculations

The amounts set forth in the table below represent amounts that would have been paid to the Named Executive Officers, pursuant to their employment, change in control and equity award agreements, if such Named Executive Officers’ employment was terminated on December 27, 2019 (the last business day of fiscal 2019) under the various scenarios set forth below or in connection with a change in control that occurred on such date.

Name and Principal Position; Post Termination/Change in Control Scenario	Cash Payment	Continuation of Health/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Award[1]	Other Compensation	Excise Tax Gross-up2	Total Termination Benefits[3]

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)

Company termination for cause	$0	$0	$0	$0	n/a	$0[4]

Resignation without good reason and not due to retirement	$0	$308,000	$0	$639,321	n/a	$947,321[5]

Company termination without cause, due to voluntary resignation for good reason or due to Company non-renewal of employment contract	$10,041,649	$308,000	$10,895,551	$640,408	n/a	$21,885,608[6]

Resignation due to retirement not in connection with a change in control	$0	$308,000	$10,895,551	$639,321	n/a	$11,842,872[7]

Termination due to disability	$10,041,649	$308,000	$16,280,328	$640,408	n/a	$27,270,386[8]

Resignation for good reason or Company termination without cause within two years after a change in control or Company termination without cause within 90 days prior to a change in control or after the first public announcement of a pending change in control	$13,414,519	$308,000	$20,277,738	$860,025	n/a	$34,860,282[9]

Resignation due to retirement within two years after a change in control	$0	$308,000	$20,277,738	$639,321	n/a	$21,225,059[10]

Death of executive	$2,998,027	$156,000	$16,280,328	$0	n/a	$19,434,355[11]

All Named Executive Officers, Other than the CEO

Termination without cause, voluntary termination for good reason within two years following a change in control, within 90 days prior to a change in control or after the first public announcement of a pending change in control

James P. Breslawski Vice Chairman, President	$5,729,717	$41,512	$5,015,738	$0	n/a	$10,786,967[12]

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$5,199,398	$57,746	$4,832,376	$0	n/a	$10,089,521[12]

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	$5,138,792	$41,512	$4,832,376	$0	n/a	$10,012,681[12]

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$4,752,649	$41,512	$4,536,761	$0	n/a	$9,330,923[12]

Name and Principal Position; Post Termination/Change in Control Scenario	Cash Payment	Continuation of Health/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Award[1]		Other Compensation	Excise Tax Gross-up2	Total Termination Benefits[3]

Death or Disability

James P. Breslawski Vice Chairman, President	$0	$0	$3,694,132	[13]	$0	n/a	$3,694,132

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$0	$3,531,779	[13]	$0	n/a	$3,531,779

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	$0	$0	$3,531,779	[13]	$0	n/a	$3,531,779

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$0	$0	$3,310,207	[13]	$0	n/a	$3,310,207

1 Represents the value of restricted stock units that would accelerate and vest, if any, on termination. In the case of time-based restricted stock units, the value is calculated by multiplying the number of shares of restricted stock units that accelerate by $66.58, the per share closing price of common stock on December 27, 2019. In the case of performance-based restricted stock units, the value is calculated by multiplying the number of shares of restricted stock units granted on the grant date (i.e., target award) by $66.58, the per share closing price of common stock on December 27, 2019. No unvested options are held by the Named Executive Officers. Since this Post Termination and Change in Control Calculations table represents amounts that would have been paid to the Named Executive Officers, pursuant to their employment, change in control and equity award agreements, if such Named Executive Officers’ employment was terminated on December 27, 2019.

2 We do not provide any tax gross-ups to our executive officers (other than for relocation expenses).

3 Does not include the vested SERP amounts for the Named Executive Officers. Such vested amounts are paid following a termination of employment (subject to a six month delay in certain instances) or within 30 days following a change in control. Also does not include the amounts for the Named Executive Officers under the Company’s Deferred Compensation Plan, all of which are fully vested and consist solely of participant contributions. Such vested amounts become payable upon a termination of employment as a result of death or disability in a lump sum cash payment within 60 days after such employment termination. Such vested amounts also become payable in a lump sum cash payment within 60 days following a change in control. (See “Nonqualified Compensation for Fiscal 2019” tables for additional disclosure regarding these vested amounts.)

4 The Company will have no further obligation to Mr. Bergman, except payment of his vested SERP and Deferred Compensation Plan account balances.

5 Includes (i) health and welfare coverage for Mr. Bergman and his wife until death and (ii) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Under his employment agreement, Mr. Bergman may resign without good reason and still be entitled to these benefits so long as he resigns upon providing 180 days prior written notice to the Company.

6 Includes (i) annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) a make-up pension payment, calculated as the value of the excess of (a) the fully vested value of benefits to Mr. Bergman under existing retirement plans (including the Company’s 401(k) and SERP plans), assuming additional credit for the period from the termination date through the immediately succeeding December 31 over (b) his vested accrued benefits as of the termination date (such excess, if any, the “Make-Up Pension Payment”), (iii) 200% current base annual salary, (iv) 200% average annual incentive compensation paid in the previous three years, (v) health and welfare coverage for Mr. Bergman and his wife until death and (vi) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Mr. Bergman is also entitled to receive pro rata vesting of his September 2019 performance-based restricted stock unit award as of his termination date, as well as continued vesting of such award following his termination date through December 31, 2022 based on achievement of the performance goal. As of December 27, 2019, the value of the pro rata vesting is $317,768, and the present value of the full vesting after December 27, 2019 and until December 31, 2022 is $2,991,043 in each case assuming the performance target is achieved. In addition, Mr. Bergman is entitled to receive pro rata vesting of his September 2019 time-based restricted stock unit award as of his termination date, as well as deemed vesting of such award on December 31, 2022. As of December 27, 2019, the value of the pro rata vesting is $317,768 and the present value of full vesting after December 27, 2019 and until December 31, 2022 is $2,991,043. Mr. Bergman is also entitled to receive pro rata vesting of his May 2016 Grant, as well as continued vesting of such award following his termination date through December 31, 2019 (with the performance-based portion vesting based on actual achievement of the performance goals). As of December 27, 2019, the value of the pro rata vesting was $3,892,782. On February 14, 2020, Mr. Bergman’s May 2016 Grant performance-based award vested with an achievement of 98.4% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 83.9% of the original number of restricted share units (adjusted for the effects of the Company’s 2017 Stock Split and the Spin-Off) underlying the award.

7 Includes (i) health and welfare coverage for Mr. Bergman and his wife until death and (ii) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Mr. Bergman is also entitled to receive pro rata vesting of his September 2019 performance-based restricted stock unit award as of his termination date, as well as continued vesting of such award following his termination date through December 31, 2022 based on achievement of the performance goal and subject to his compliance with restrictive covenants in his employment agreement. As of December 27, 2019, the value of the pro rata vesting is $317,768, and the present value of the full vesting after December 27, 2019 and until December 31, 2022 is $2,991,043 in each case assuming the performance target is achieved. In addition, Mr. Bergman is entitled to receive pro rata vesting of his September 2019 time-based restricted stock unit award as of his termination date, as well as deemed vesting of such award on December 31, 2022, subject to his compliance with restrictive covenants in his employment agreement. As of December 27, 2019, the value of the pro rata vesting is $317,768 and the present value of full vesting after December 27, 2019 and until December 31, 2022 is $2,991,043. Mr. Bergman is also entitled to receive pro rata vesting of his May 2016 Grant, as well as continued vesting of such award following his termination date through December 31, 2019 (with the performance-based portion vesting based on actual achievement of the performance goals, subject to his compliance with restrictive covenants in his employment agreement). As of December 27, 2019, the value of the pro rata vesting was $3,892,782. On February 14, 2020, Mr. Bergman’s May 2016 Grant performance-based award vested with an achievement of 98.4% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 83.9% of the original number of restricted share units (adjusted for the effects of the Company’s 2017 Stock Split and the Spin-Off) underlying the award.

8 Includes (i) annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) the Make-Up Pension Payment, (iii) pro rata vesting of all restricted stock units granted in 2017, 2018 and 2019 from the date of grant through to the date of employment termination over 1,095 days, the September 2019 performance-based restricted stock unit grant and the September 2019 time-based restricted stock unit grant, full vesting of such awards as of employment termination date (with the September 2019 performance-based restricted stock unit vesting at target level of performance), (iv) full vesting of the May 2016 Grant (with the performance-based portion vesting at target level of performance), (v) 200% current base annual salary, (v) 200% average annual incentive compensation paid in the previous three years, (vi) health and welfare coverage for Mr. Bergman and his wife until death and (vi) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination).

9 Includes (i) a pro rata portion of the annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) 300% current base annual salary, (iii) 300% of highest annual incentive compensation paid in the previous two years, (iv) vesting of any unvested equity awards (with any performance-based equity awards vesting at target level of performance), (v) health and welfare coverage for Mr. Bergman and his wife until death, (vi) use of the Company’s car service for two years (as well as a cash payment in lieu of such services from the last day of the second calendar year following termination until the third anniversary of termination), (vii) the Make-Up Pension Payment and (viii) office space and administrative assistance for two years (as well as a cash payment in lieu of such services from the last day of the second calendar year following termination until the fourth anniversary of termination). With respect to the acceleration and continuation of equity awards, this includes amounts payable on a resignation or a Company termination (other than for cause) within two years after a change in control. If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

10 Includes the payments and benefits described in footnote 7 above, except that all of Mr. Bergman’s outstanding equity awards will fully vest (with any performance-based equity awards vesting at target level of performance). If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

11 Includes (i) annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) pro rata vesting of all restricted stock units granted in 2017, 2018 and 2019 from the date of grant through to the date of employment termination over 1,095 days, and with respect to the September 2019 performance-based restricted stock unit grant and the September 2019 time-based restricted stock unit grant, full vesting of such award as of employment termination date (with the September 2019 performance-based restricted stock units vesting at target of performance), (iii) full vesting of the May 2016 Grant (with the performance-based portion vesting at target level of performance) and (iv) health and welfare coverage for Mr. Bergman’s wife until death.

12 Includes (i) annual incentive compensation payable for the year in which termination occurs based on achievement of performance goals, (ii) 300% current annual salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP plan for the full year preceding the change in control), (iii) 300% annual incentive compensation at target level in the year of termination, (iv) any unvested outstanding shares of restricted stock units become fully vested (assuming performance-based restricted stock units achievement at target level) and (v) health and welfare continuation of plans for 24 months following termination or until coverage with subsequent employer begins. If any amounts owed to Messrs. Breslawski, Paladino, Benjamin and/or Mlotek in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

13 In the event of any termination of employment due to death or disability, the Named Executive Officers (other than Mr. Bergman, whose termination arrangement is discussed above) are entitled to 100% acceleration of their respective time-based restricted stock units granted in, 2016, 2017 2018 and 2019 and pro rata vesting of their respective performance-based restricted stock units granted in 2017, 2018 and 2019 (from the date of grant through to the date of employment termination over 1,095 days).

Other Information Related to Summary Compensation Table

Stock Awards and Option Awards

See “Compensation Structure—Pay Elements—Details—Long—Term Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards. We did not grant Named Executive Officers options in fiscal 2019.

Non-Equity Incentive Plan Compensation

See “Compensation Structure—Pay Elements—Details—Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For employees of the Company, including Named Executive Officers, we do not maintain a qualified defined benefit plan.

We maintain a Supplemental Executive Retirement Plan for certain eligible participants who are not able to receive the full Company matching contribution under our 401(k) Plan due to certain Internal Revenue Service limits. The SERP provides for various vesting percentages based on service with the Company. Vesting will also occur upon a participant’s death, disability or attainment of age 65 or upon a change in control, in each case, while employed. Investment return on the contributions is generally equal to the earnings and losses that would occur if 40% of the contributions were invested in the Company stock fund under our 401(k) Plan and 60% were invested equally among the other investment alternatives available under our 401(k) Plan. Effective January 1, 2014, the SERP was amended to allow participants to direct the hypothetical investments of their deferral accounts subject to certain restrictions applicable to investments in the Company stock fund. A participant’s vested SERP benefit is paid following a termination of employment (subject to a six month delay in certain instances) or a change in control.

We also maintain a Deferred Compensation Plan pursuant to which our Named Executive Officers are eligible to participate. We do not make any contributions to the Deferred Compensation Plan and the amounts under the plan consist entirely of participant contributions and are fully vested. The amounts under the Deferred Compensation Plan may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six month delay in certain instances) or a change in control of the Company.

All Other Compensation

See “Compensation Structure—Pay Elements—Details–Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on all other compensation.

Grants of Plan-Based Awards for Fiscal 2019

Name and Principal Position			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other	All Other Option
	Type of Grant[1]	Grant Date	Thres- hold ($)	Target ($)	Maximum[2] ($)	Th- res- hold (#)	Target (#)	Maxi- mum[3] (#)	Stock Awards[4] Number of Shares of Stock or Units (#)	Awards Number of Secur- ities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5]

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	PIP RSU RSU SO	n/a 3/5/2019 9/9/2019 n/a	$86,741	$2,262,000	$4,209,001	0 0	54,323 52,500	81,484 78,750	0 52,500	0	n/a	$3,198,000 $6,450,000 n/a

James P. Breslawski Vice Chairman, President	PIP RSU SO	n/a 3/5/2019 n/a	$93,500	$850,000	$1,591,625	0	18,901	28,351	10,179	0	n/a	$1,712,000 n/a

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	PIP RSU SO	n/a 3/5/2019 n/a	$51,800	$740,000	$1,302,400	0	18,990	28,485	10,226	0	n/a	$1,720,000 n/a

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	PIP RSU SO	n/a 3/5/2019 n/a	$148,000	$740,000	$1,161,800	0	18,990	28,485	10,226	0	n/a	$1,720,000 n/a

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	PIP RSU SO	n/a 3/5/2019 n/a	$68,400	$684,000	$1,162,800	0	17,985	26,977	9,685	0	n/a	$1,629,000 n/a

1 “PIP” means annual incentive compensation (i.e., bonus) paid under the Company’s 2019 PIP. “RSU” means performance-based restricted stock unit awards made pursuant to the Company’s 2013 Stock Incentive Plan. “SO” means options. See “Compensation Structure—Pay Elements—Details—Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on the PIP.

2 The maximum payout percentage under the PIP for the Named Executive Officers is 200% for the Company Financial/EPS Goal, ranges from 135% to 200% for the Business Financial Goal (depending on the specific category of the goal applicable to such Named Executive Officer) and is 115% for the Individual Performance Goals.

3 The maximum payout percentage for the 2019 LTIP awards of performance-based restricted stock units is 150%.

4 Time-based restricted stock units (four-year cliff vesting) awarded in fiscal 2019 to Named Executive Officers. Each of Mr. Bergman’s restricted stock unit grants are 100% performance-based (three-year cliff vesting), except for his September 2019 Grant which was 50% performance-based and 50% time-based, with such awards to vest on December 31, 2022 (except with respect to pro rata or full acceleration of the vesting that will apply in the event of certain termination events).

5 These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. These amounts do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 19 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 28, 2019, as filed with the SEC on February 20, 2020.

Estimated Potential Payouts Under Non-Equity Incentive Plan Awards

The PIP awards paid to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The threshold, target and maximum amount of these PIP awards appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Estimated Future Payouts Under Equity Incentive Plan Awards, All Other Stock Awards and All Other Option Awards

Awards of performance-based and time-based restricted stock units granted to the Named Executive Officers appear in the Summary Compensation Table in the columns captioned “Stock Awards.” We did not grant Named Executive Officers options in fiscal 2019.

The threshold, target and maximum amount of the performance-based restricted stock units appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Equity Incentive Plan Awards.”

Exercise or Base Price of Option Awards

We did not grant Named Executive Officers options in fiscal 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underly- ing Unexercis- ed Unearned Options[1] (#)	Option Exercise Price ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested[3,4] (#)		Market Value of Shares or Units of Stock That Have Not Vested[5] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3,6] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[5] ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	0	0	n/a	n/a	n/a	89,546	[7]	$5,961,973	286,939	[8]	$19,104,399

James P. Breslawski Vice Chairman, President	0	0	n/a	n/a	n/a	36,105		$2,403,871	56,995		$3,794,727

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	0	0	n/a	n/a	n/a	34,533		$2,299,207	55,339		$3,684,471

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	0	0	n/a	n/a	n/a	34,533		$2,299,207	55,339		$3,684,471

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	0	0	n/a	n/a	n/a	32,369		$2,155,128	52,040		$3,464,823

1 The Company does not issue performance-based options.

2 All options granted to executive officers under the 2013 Stock Incentive Plan (formerly known as the 1994 Stock Incentive Plan) had a ten year term that expired in fiscal 2018 unless otherwise terminated earlier in accordance with the plan.

3 In February 2019, the Compensation Committee adjusted the number of shares subject to outstanding LTIP awards as of February 7, 2019 (the closing date of the Spin-Off) to reflect the Spin-Off in accordance with the 2013 Stock Incentive Plan. The number of shares set forth in the Outstanding Equity Awards at 2019 Fiscal Year-End table have been adjusted to reflect the Spin-Off.

4 Time-based restricted stock units are awarded to the Named Executive Officers as part of their annual equity grant, except Mr. Bergman. Mr. Bergman receives his annual equity grant as 100% performance-based restricted stock units. Mr. Bergman’s outstanding awards granted in connection with the renewals of his employment agreement are 50% time-based restricted stock units and 50% performance-based restricted stock units.

5 Based on the closing market price of $66.58 of the Company’s common stock on December 27, 2019, the last trading day in fiscal 2019.

6 Represents the number of performance-based restricted stock units granted under the May 2016 Grant and granted in 2017, 2018 and 2019, each under the Company’s 2013 Stock Incentive Plan. As the threshold payout amount is zero, such number represents the number of shares based on the target payout at the end of fiscal 2019, but (i) excludes performance-based restricted stock units that were forfeited under the May 2016 Grant when it subsequently vested on February 14, 2020 and under the 2017 LTIP when it subsequently vested on March 6, 2020, (ii) excludes performance-based restricted stock units that we estimate will be forfeited under the 2018 LTIP and (iii) includes additional performance-based restricted stock units that we estimate will be paid under the 2019 LTIP.

7 Includes, among other grants, the time-based restricted stock unit award made to Mr. Bergman on May 25, 2016 in connection with the renewal of his employment agreement in 2016 that vested on December 31, 2019.

8 Includes, among other grants, the performance-based restricted stock unit award made to Mr. Bergman on May 25, 2016 in connection with the renewal of his employment agreement in 2016 that vested on February 14, 2020.

Option Exercises and Stock Vested for Fiscal 2019

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($)[2]

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	0	$0	26,745	$1,598,281

James P. Breslawski Vice Chairman, President	0	$0	17,999	$1,078,737

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	0	$0	16,873	$1,011,252

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	0	$0	16,873	$1,011,252

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	0	$0	15,747	$943,767

1 For each Named Executive Officer such amount represents performance-based restricted stock units (three-year cliff vesting) granted on March 4, 2016. For each Named Executive Officer (other than Mr. Bergman) such amount also represents time-based restricted stock units (four-year cliff vesting) granted on March 3, 2015.

2 The value realized from vesting of restricted stock units is deemed to be the market value of the common stock on the date of vesting, multiplied by the number of shares of common stock underlying the restricted stock units that vested. The closing market price on March 1, 2019 (actual vesting date of March 3, 2019 was a non-business day so vesting occurred on the preceding business day) was $60.07 and the closing market price on March 4, 2019 was $59.76.

Nonqualified Deferred Compensation for Fiscal 2019

The following table provides information regarding our SERP. (See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our SERP.)

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$0	$80,730	$499,733	$0	$3,852,502

James P. Breslawski Vice Chairman, President	$0	$33,136	$435,280	$0	$2,065,322

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$22,247	$145,004	$0	$1,352,027

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	$0	$22,247	$178,270	$0	$1,325,246

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$0	$22,247	$131,769	$0	$1,169,426

The following table provides information regarding our Deferred Compensation Plan. The Company does not make any contributions to the Deferred Compensation Plan. All amounts in such plan are fully vested and consist solely of participant contributions. Such vested amounts may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six month delay in certain instances) or a change in control of the Company. (See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our Deferred Compensation Plan.)

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$0	$0	$0	$0	$0

James P. Breslawski Vice Chairman, President	$0	$0	$111,433	$0	$557,335

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$0	$0	$0	$0

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	$0	$0	$0	$0	$0

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$247,843	$0	$787,059	$0	$3,864,346

Director Compensation for Fiscal 2019

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation ($)	Total ($)

Barry J. Alperin	$143,000	$175,000	$0	$0	$0	$0	$318,000

Paul Brons	$103,200	$175,000	$0	$0	n/a	$0	$278,200

Shira Goodman	$103,200	$175,000	$0	$0	n/a	$0	$278,200

Joseph L. Herring	$142,400	$175,000	$0	$0	n/a	$0	$317,400

Kurt P. Kuehn	$138,600	$175,000	$0	$0	n/a	$0	$313,600

Philip A. Laskawy	$162,000	$175,000	$0	$0	$0	$0	$337,000

Anne H. Margulies	$109,800	$175,000	$0	$0	$0	$0	$284,800

Carol Raphael	$114,200	$175,000	$0	$0	n/a	$0	$289,200

E. Dianne Rekow, DDS, Ph.D.	$103,200	$175,000	$0	$0	$0	$0	$278,200

Bradley T. Sheares, Ph.D.	$135,800	$175,000	$0	$0	n/a	$0	$310,800

1 These cash fee amounts have not been reduced to reflect a director’s election to defer receipt of cash fees pursuant to the Non-Employee Director Deferred Compensation Plan; these deferrals are indicated in footnote 5 below.

2 Includes restricted stock unit awards valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the non-employee director upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 19 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 28, 2019, as filed with the SEC on February 20, 2020. The amounts in this column have not been reduced to reflect a director’s election to defer receipt of shares of common stock underlying the restricted stock units. With respect to the aggregate number of stock awards (including restricted stock units) outstanding at fiscal 2019 year end, each non-employee director had 2,972 restricted stock units. With respect to the aggregate number of restricted stock units that vested but, per the director’s election, the payment date has been deferred, Mr. Alperin had 2,786 restricted stock units, Mr. Kuehn had 8,954 restricted stock units, Mr. Laskawy had 28,366 restricted stock units, Ms. Margulies had 3,246 restricted stock units, Dr. Rekow had 5,524 restricted stock units and Dr. Sheares had 36,833 restricted stock units, at fiscal 2019 year end. Mses. Margulies and Raphael and Messrs. Brons and Herring did not elect to defer the payment date of any restricted stock units. In February 2019, the Compensation Committee adjusted the number of outstanding LTIP awards (as of the closing date of the Spin-Off) and the number of restricted stock units that vested prior to the Spin-Off, but pursuant to a non-employee director’s election the payment of such restricted stock units was deferred to a date following the Spin-Off, to reflect the Spin-Off in accordance with the 2015 Non-Employee Director Stock Incentive Plan. Restricted stock units set forth in this footnote have been adjusted for the Spin-Off.

3 None of the non-employee directors had any option awards outstanding at the end of fiscal 2019.

4 The Company does not grant performance-based annual incentive compensation (i.e., bonus) to non-employee directors.

5 Ms. Margulies participated in the Non-Employee Director Deferred Compensation Plan in 2019 and elected to defer $109,800 in fiscal 2019. Messrs. Alperin, Laskawy and Dr. Rekow have participated in the Non-Employee Director Deferred Compensation Plan in prior years but did not elect to defer any amounts into such plan in fiscal 2019. As a result of the Spin-Off, the Compensation Committee adjusted the number of phantom shares held by a non-employee director in his or her Non-Employee Director Deferred Compensation Plan as of February 7, 2019 (the closing date of the Spin-Off) to reflect the Spin-Off in accordance with the Non-Employee Director Deferred Compensation Plan.

Annual Limit on Director Compensation

In February 2017, the Compensation Committee approved an annual limit on director compensation that provides that any equity-based awards granted to any non-employee director under the 2015 Non-Employee Director Stock Incentive Plan in respect of any fiscal year plus any cash-based compensation granted to any non-employee director in respect of any such fiscal year, in each case solely with respect to his or her service to the Board of Directors, may not exceed $650,000 based on the aggregate fair market value (determined as of the date of grant) of any equity-awards plus the aggregate value (determined as of the date of grant) of any cash-based compensation.

Fees Earned or Paid in Cash

Directors who are employees of the Company receive no compensation for service as directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may determine from time to time. In February 2019, following a benchmarking analysis that took into account, among other things, best practices, the time-commitment of the Company’s non-employee directors and the fact that the Company’s non-employee directors’ cash compensation has traditionally has been at a level that is below market, the Compensation Committee increased the non-employee directors’ cash compensation and decreased their equity compensation. In fiscal 2019, each non-employee director received an annual retainer of $90,000 (increased from $76,000 for fiscal 2018). Each non-employee director also received $2,200 for each committee meeting attended (increased from $1,500 for fiscal 2018). The retainer for service as a Committee Chairperson for fiscal 2019 remained unchanged from Fiscal 2018 at $15,000 for the Chairperson of the Nominating and Governance Committee, Strategic Advisory Committee and Regulatory, Compliance and Cybersecurity Committee, and $20,000 for the Chairperson of the Audit Committee and the Compensation Committee. The Lead Director’s retainer for fiscal 2019 was $35,000 (increased from $25,000 in fiscal 2018).

Stock Awards

On March 5, 2019, each of Messrs. Alperin, Brons, Herring, Kuehn and Laskawy, Mses. Raphael, Goodman and Margulies and Drs. Rekow and Sheares was granted 2,972 restricted stock units under the Company’s 2015 Non-Employee Director Stock Incentive Plan, with each award having a grant date fair value of $175,000. As described above, in February 2019, following a benchmarking analysis, the Compensation Committee decreased the grant date fair value of equity compensation to non-employee directors when it increased the non-employee directors’ cash compensation for fiscal 2019. The value of the LTIP restricted stock unit awards for the non-employee directors in 2019 was 5.6% less than the value of their awards in 2018. The restricted stock units granted to the non-employee directors in 2019 are subject to time-based vesting and cliff vest at the end of 12 months from the grant date, based on continued service through the applicable vesting date.

All such grants under the 2015 Non-Employee Director Stock Incentive Plan (i) were issued on the date they were approved by the Compensation Committee and (ii) provide for full accelerated vesting upon a change in control (as defined in the 2015 Non-Employee Director Stock Incentive Plan or as defined under Section 409A of the Code), provided that no termination of services has occurred prior to the change in control.

Beginning with restricted stock unit award granted in 2009, non-employee directors became eligible to defer the date upon which all or a portion of their restricted stock units will be paid out to either (i) a specified payment date occurring on the third, fifth, seventh or tenth anniversary of the scheduled vesting date or (ii) the date of the termination of their services that occurs after the scheduled vesting date. If the deferral election is chosen, to the extent vested, payment will be made within the 30 day period following the earliest of the following to occur: (i) the elected deferred payment date; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s termination of services (other than as a result of death or disability); or (v) a change in control of the Company. Participants are also permitted to further defer the payment date of their restricted stock units in accordance with Section 409A of the Code for one or more additional periods of at least five years (but not more than ten years) beyond the previously elected deferred payment date.

The Compensation Committee assesses “competitive market” compensation when determining the amount of equity awards to grant non-employee directors. The Compensation Committee reviews non-employee director compensation, including equity awards, against the same peer companies that it uses when evaluating executive officer compensation. The Compensation Committee also reviews, for purposes of determining non-employee director equity awards, the companies with revenues between $8 billion and $15 billion that it reviews for evaluation of executive officer compensation. See “Compensation Structure—Pay Elements—Details—Pay Levels and Benchmarking” under Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation

We do not issue non-equity incentive plan compensation to non-employee directors.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For directors, we do not maintain a qualified defined benefit plan.

Since 2004, non-employee directors have been eligible to defer all or a portion of certain “eligible director fees” under our Non-Employee Director Deferred Compensation Plan into a cash account or a phantom share account. An investment in the cash account is deemed to be invested in cash equivalents based on the Company’s long-term borrowing rate under the Company’s principal credit facility. An investment in the phantom share account is deemed to be invested in a unit measurement called a “phantom share.” A phantom share is the equivalent to one share of our common stock. The cash accounts are distributed in a lump sum cash payment and the phantom share accounts are distributed in our common stock. Shares of our common stock available for issuance under the Non-Employee Director Deferred Compensation Plan are funded from shares of our common stock that are available under our 2015 Non-Employee Director Stock Incentive Plan, and such an award under the Non-Employee Director Deferred Compensation Plan constitutes an “Other Stock-Based Award” under the 2015 Non-Employee Director Stock Incentive Plan. Messrs. Alperin and Laskawy, Ms. Margulies and Dr. Rekow each participate in the Non-Employee Director Deferred Compensation Plan. Each such non-employee director has elected to defer his or her eligible director fees to the phantom share account. The amounts set forth in the Director Compensation Table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” represent the above-market or preferential earnings of the phantom shares allocated to each such director’s account.

As a result of the Spin-Off, the Compensation Committee adjusted the number of phantom shares held by a non-employee director, as of February 7, 2019 (the closing date of the Spin-Off), in his or her Non-Employee Director Deferred Compensation Plan to reflect the Spin-Off in accordance with the Non-Employee Director Deferred Compensation Plan.

Stock Ownership Policy

The Company believes that, to align the interests of the directors of the Company with the interests of the stockholders of the Company, the non-employee directors of the Company should have a financial stake in the Company. In 2014, the Company adopted a stock ownership policy for non-employee directors which provides that each non-employee director should own equity in the Company equal to a minimum of 10,000 shares (adjusted for the 2017 Stock Split) of Henry Schein, Inc. common stock. Newly appointed non-employee directors will have five years from the date of their initial appointment to comply with the stock ownership policy.

Further, as a guideline, non-employee directors may only sell up to one-half of all vested value above the ownership requirement. “Vested value” is defined as the value of shares of any class of common stock, shares of vested restricted stock units, unexercised vested options (held for at least three years from grant date), warrants or rights to acquire shares of common stock and securities that are convertible into shares of common stock. Also, a non-employee director’s equity in the Company may not be sold until the non-employee director satisfies the Company’s stock ownership policy.

Upon request, the Nominating and Governance Committee may consider whether exceptions should be made for any non-employee director on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors.

All non-employee directors are in compliance with the Company’s stock ownership policy.

The Company also prohibits hedging or other derivative transactions and pledging of Company stock by its non-employee directors.

Director Retirement Policy

In 2015, upon recommendation of the Nominating and Governance Committee, the Board of Directors adopted a director retirement policy. The Company believes that it has benefited greatly from contributions by directors who have had significant prior careers and experiences, and that the value of a director’s continuing contributions is a more important factor than a specific age in determining when a highly productive director should retire from the Board of Directors. The Company also recognizes that it is in its interest for directors to retire when that becomes appropriate, as well as the benefit to the Company from adding new directors with new perspectives. The policy provides that the Chairperson of the Nominating and Governance Committee should commence retirement discussions with a director within a few years of approaching his or her 80th birthday. In any event, a director is expected to retire at the end of his or her term during which he or she reaches the age of 80.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company maintains a formal, written conflict of interest policy that applies to all employees. Additionally, on an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2019 were Messrs. Alperin and Herring and Dr. Sheares.

During fiscal 2019:

●	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

●	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

●

none of our executive officers served on the compensation committee (or another board committee performing equivalent functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

●	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

●

none of our executive officers served on the compensation committee (or another board committee performing equivalent functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF

HENRY SCHEIN, INC. 2013 STOCK INCENTIVE PLAN

The Company maintains the Henry Schein, Inc. 2013 Stock Incentive Plan, as amended from time to time, for the benefit of key employees and consultants of the Company and its subsidiaries. The proposed amendment and restatement to the 2013 Stock Incentive Plan, which is effective upon the approval by the stockholders of the Company (the date of such approval is referred to below as the “restatement date”) incorporates the following changes:

●        Change the Name of the Plan. Although the 2013 Stock Incentive Plan is being amended and restated and will continue in effect, the 2013 Stock Incentive Plan will be renamed the Henry Schein, Inc. 2020 Stock Incentive Plan (the “2020 Incentive Plan”).

●        Increase of the Aggregate Share Reserve. The current aggregate share reserve will be increased by an additional 5,700,000 shares for a total share reserve of 70,942,657 shares under the 2020 Incentive Plan. As of March 23, 2020, 5,032,265 shares remain available for future issuance under the 2013 Stock Incentive Plan. Based on historical grant practices and share usage over the preceding three fiscal years, we expect that the shares available for issuance under the 2013 Stock Incentive Plan will not be sufficient for long-term incentives expected to be awarded in fiscal year 2022 and if the stockholders of the Company do not approve the 2020 Incentive Plan, the 2013 Stock Incentive Plan will continue to be in effect in accordance with its terms (but without sufficient shares being available for grant). In light of the global COVID-19 pandemic, the Board expects to review and consider the Company’s compensation programs, which may have an impact on the share reserve. The Board believes that it is important that a significant portion of the compensation for our key employees, consultants and officers consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders and to bolster the motivational effect of overall pay packages to attract and retain the services of key individuals essential to our long-term growth and financial success. The Board believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives.

●        Clarification of “Acquisition Event” Provisions. The 2020 Incentive Plan clarifies that the Company shall have the discretion, in connection with an “Acquisition Event” (as defined in the 2020 Incentive Plan), to (i) accelerate the vesting of options and stock appreciation rights, and/or (ii) cash out all other awards, in each case, only if the successor entity does not assume or substitute outstanding awards on a substantially equivalent basis in connection with the Acquisition Event. Additionally, the 2020 Incentive Plan adds certain carveouts to the definition of “Acquisition Event” applicable to awards granted following the stockholder approval of the 2020 Incentive Plan (relating to events that will not constitute an Acquisition Event) to match carveouts found in the definition of “Change of Control” in the 2020 Incentive Plan.

●        Introduce Uniform Minimum Vesting Standards. In order to standardize the minimum vesting standards that apply to equity awards under the 2020 Incentive Plan, the 2020 Incentive Plan will require a minimum vesting schedule of at least one year for all new awards under the 2020 Incentive Plan, with no portion of such awards permitted to vest prior to the first anniversary of the date of grant (except that accelerated vesting is permitted in the event of a change of control of the Company or the participant’s death, disability or retirement). In addition, the 2020 Incentive Plan will continue to permit awards to contain earlier restricted periods, so long as the aggregate amount of shares subject to such awards does not exceed 5% of the plan’s aggregate share reserve, as is currently permitted under the 2013 Stock Incentive Plan.

●        No Dividends on Options and Stock Appreciation Rights; Dividends on Unvested Restricted Stock Units Subject to Vesting. The 2020 Incentive Plan will expressly prohibit the payment of dividends and dividend equivalents with respect to any awards of options or stock appreciation rights (“SARs”), which has generally been the Company’s practice with respect to awards of options and SARs under the 2013 Stock Incentive Plan. Additionally, the 2020 Incentive Plan will require that dividends or dividend equivalents paid in connection with awards of restricted stock units (“RSUs”) be credited, deferred until, and subject to the satisfaction of vesting of, and be subject to the restrictions applicable to, the underlying RSUs, which has generally been the Company’s practice with respect to awards of RSUs under the 2013 Stock Incentive Plan. The 2020 Incentive Plan will continue to require that dividends paid in connection with awards of restricted stock be subject to the attainment of applicable performance goals and require all dividends to be subject to the restrictions applicable to the underlying award without Committee discretion, as is currently provided under the 2013 Stock Incentive Plan.

●        Extend the Term. The term of the 2020 Incentive Plan will be extended until March 31, 2030 (currently, the 2013 Stock Incentive Plan is scheduled to expire on May 14, 2023).

Finally, the Board of Directors has also adopted certain other minor clarifying amendments to the 2020 Incentive Plan, which do not require stockholder approval, to reflect developments in applicable law and equity compensation practices.

The 2013 Stock Incentive Plan currently includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices. These provisions will continue in the 2020 Incentive Plan and include, without limitation, the following:

●        No Discounted Options or SARs. Options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

●        No Repricing of Options or SARs; Buyout Prohibition. Like the 2013 Stock Incentive Plan, the 2020 Stock Incentive Plan does not allow for the repricing of options and SARs, including the cancellation, conversion, exchange, replacement, buyout or surrender of options and SARs in exchange for cash, other awards, options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

●        No Share Recycling for Net Exercises or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 2013 Stock Incentive Plan.

●        No Evergreen Provision. Like the 2013 Stock Incentive Plan, the 2020 Stock Incentive Plan does not contain an “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2013 Stock Incentive Plan are automatically replenished.

●        No Automatic Grants. Like the 2013 Stock Incentive Plan, the 2020 Stock Incentive Plan does not provide for automatic grants to any participant.

●        No “Single Trigger” Accelerated Vesting upon a Change of Control. The 2013 Incentive Plan does not contain single trigger acceleration of outstanding awards and provides that options granted under the 2013 Incentive Plan will vest automatically upon a participant’s termination of employment without cause occurring on or after a change of control or upon such other events specified in a written agreement between the participant and the Company.

The Company anticipates filing a registration statement on Form S-8 with the SEC to register the additional amount of new shares of common stock to be included in the aggregate share reserve under the 2020 Incentive Plan, effective upon and subject to stockholder approval of the 2020 Incentive Plan, as soon as practicable following such stockholders’ approval of the 2020 Incentive Plan.

The following description of the 2020 Incentive Plan, as amended and restated, is a summary of its principal provisions and is qualified in its entirety by reference to the 2020 Incentive Plan, as amended and restated, a copy of which is attached hereto as Exhibit A.

Description of the 2020 Incentive Plan

Purpose

The purpose of the 2020 Incentive Plan is to enable the Company and its designated subsidiaries to attract, retain and motivate key employees and consultants who are important to the success and growth of the Company, and to create a mutuality of interest between such individuals and the stockholders of the Company by granting such individuals options, stock appreciation rights, restricted stock awards and RSUs.

Eligibility

Employees and consultants of the Company and its subsidiaries who are selected by the Committee are eligible to receive awards under the 2020 Incentive Plan. As of March 23, 2020, approximately 750 employees and no consultants of the Company and its subsidiaries are eligible to participate in the 2020 Incentive Plan. For the purposes of the 2020 Incentive Plan, “subsidiaries” includes (i) any “subsidiary corporation” within the meaning of Section 424(f) of the Code; (ii) any entity, trade or business that is directly or indirectly controlled 50% or more by the Company or one of its subsidiaries; and (iii) any other entity in which the Company or any of its subsidiaries has a material equity interest and which is designated as a “subsidiary” by the Committee.

Share Reserve

Under the 2020 Incentive Plan, a maximum of 70,942,657 shares of common stock are authorized for issuance pursuant to all awards granted under the 2020 Incentive Plan, subject, to antidilution adjustments. There were no options outstanding as of March 23, 2020. As of March 23, 2020, 2,692,413 shares of restricted stock and/or RSUs were granted and remain outstanding (which counts as 5,384,826 shares against the share reserve when using the fungible share ratio described below). Any shares of our common stock that have been or will be issued pursuant to options or stock appreciation rights will be counted against the aggregate maximum share limit under the 2020 Incentive Plan as one share for every share granted. Any shares that are issued pursuant to awards of restricted stock or RSUs granted on or after May 28, 2009 (which was the date of our 2009 Annual Meeting and which was when we first introduced a “fungible” share limit), will be counted against the aggregate maximum share limit under the 2020 Incentive Plan as two shares for every share granted. If any shares subject to an option or stock appreciation right are forfeited, cancelled, exchanged or surrendered without having been exercised in full or terminate or expire without a distribution of shares to the participant, the number of shares underlying any such unexercised award will again be available for the purpose of awards under the 2020 Incentive Plan as one share for every share granted. If any shares that were issued pursuant to an award of restricted stock or RSUs granted on or after May 28, 2009 are forfeited for any reason, two shares for every share granted will again be available for the purpose of awards under the 2020 Incentive Plan. In addition, the number of shares available for the purpose of awards under the 2020 Incentive Plan will be reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any shares underlying such awards are not actually issued to the participant as a result of a net settlement, (ii) any shares used to pay any purchase price or tax withholding obligation with respect to any award and (iii) any shares repurchased by the Company on the open market with the proceeds of the purchase price of an option. The Company’s only other equity plan is the 2015 Non-Employee Director Stock Incentive Plan. As of March 23, 2020, equity awards with respect to a total of 171,466 shares of Company stock were outstanding under the 2015 Non-Employee Director Stock Incentive Plan (including phantom shares held by non-employee directors in their Non-Employee Director Deferred Compensation Plan which, upon payment, are funded out of shares available under the 2015 Non-Employee Director Stock Incentive Plan), and a total of 208,688 shares remained available for issuance.

Individual Participant Limitations

Except as noted in the next sentence, the maximum number of shares of common stock with respect to which (i) options and/or stock appreciation rights, and (ii) restricted stock awards or RSUs, in each case, may be granted under the 2020 Incentive Plan to any participant in any fiscal year cannot exceed 500,000 shares (subject to antidilution adjustments). To the extent that the number of shares with respect to which a participant is granted options, stock appreciation rights, restricted stock or RSUs, as applicable, during any fiscal year is less than the maximum number of shares for which awards are permitted to be granted to such participant during such fiscal year, the number of shares of common stock available for awards of options, stock appreciation rights, restricted stock and RSUs, as applicable, to such participant in the next fiscal year is automatically increased by the number of such shares as to which such awards were not granted.

Early Vesting Limitations

All awards granted following the restatement date will have a minimum vesting period of one year (with no portion of any award vesting prior to the first anniversary of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change of control or a participant’s death, disability or retirement. In addition, awards may be granted with respect to up to 5% of the total number of shares reserved for awards under the 2020 Incentive Plan which are not subject to such minimum vesting provisions.

Administration

The 2020 Incentive Plan may be administered by the Company’s Board of Directors or by a committee (or subcommittee) of two or more directors appointed by the Board of Directors, each of whom qualifies as a non-employee director under Rule 16b-3 promulgated under the Exchange Act, as an independent director under Nasdaq’s Rule 5605(a)(2), and, solely to the extent necessary or advisable with respect to awards intended to be “performance-based compensation” under Section 162(m) of the Code, as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017 (“Prior 162(m)”), as an outside director under Section 162(m) of the Code. The 2013 Stock Incentive Plan is currently administered by the Compensation Committee and the 2020 Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has the full authority and discretion, subject to the terms of the 2020 Incentive Plan, to determine those individuals who are eligible to be granted awards, the amount and type of awards to be granted, the terms of awards (including, but not limited to, the vesting requirements and the impact of termination of service) and all other terms and conditions of awards. The terms and conditions of specific grants of awards are set forth in written award agreements between the Company and the participant. No awards will be granted under the 2020 Incentive Plan on or after March 31, 2030, but awards granted prior to such date may extend beyond that date.

Amendment and Termination

The 2020 Incentive Plan provides that it may be amended by the Company’s Board of Directors or the Compensation Committee except that no amendment may, without the approval of stockholders of the Company, (i) increase the total number of shares that may be issued under the 2020 Incentive Plan or that may be acquired upon exercise or vesting of awards granted under the Plan (except for antidilution adjustments), (ii) increase the maximum individual participant limitations for a fiscal year (except for antidilution adjustments), (iii) change the types of employees, consultants or other advisors eligible to be participants under the 2020 Incentive Plan, (iv) reduce the purchase price of any outstanding awards (except for antidilution adjustments), (v) extend the maximum term of an option, (vi) reduce the exercise price, cancel, convert, exchange, replace, buyout or accept the surrender of options and SARs in exchange for cash, other awards, options or SARs with an exercise price that is less than the exercise price of the original options or SARs (except for antidilution adjustments); (vii) award any option or stock appreciation right in replacement of a cancelled option or stock appreciation right with a higher exercise price or (viii) effect any change that would require stockholder approval in order for the 2020 Incentive Plan to continue to comply, to the extent applicable to incentive options, with the applicable provisions of Section 422 of the Code, or with respect to any award, to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded.

Options

Options granted under the 2020 Incentive Plan entitle the holder to purchase a specified number of shares of common stock, subject to vesting provisions, at a price set by the Compensation Committee at the time of grant, provided that the exercise price of an option may not be less than 100% of the fair market value of a share of common stock on the grant date (not less than 110% in the case of incentive options granted to owners of 10% or more of the Company’s outstanding voting stock). The term of each option is specified by the Compensation Committee upon grant, but may not exceed ten years from the date of grant (five years in the case of incentive options granted to owners of 10% or more of the Company’s outstanding voting stock). The Compensation Committee determines the time or times at which each option may be exercised. Options may become exercisable in installments, and the exercisability of options may be accelerated in some cases, including upon a termination of employment without cause occurring on or after a change of control (as defined in the 2020 Incentive Plan) or upon such other events specified in a written agreement between the participant and the Company.

Under the 2020 Incentive Plan, the Compensation Committee may grant incentive options that qualify under Section 422 of the Code or non-qualified options. Incentive options are subject to certain requirements under the 2020 Incentive Plan as well as under the Code.

A participant may elect to exercise one or more of his or her options by giving written notice to the Compensation Committee of such election at any time. The participant must specify the number of options to be exercised and provide payment in full of the aggregate purchase price for the shares of common stock for which options are being exercised. Payment may be made (i) in cash or by check, bank draft or money order, (ii) if so permitted by the Compensation Committee, through delivery of unencumbered shares of common stock (which have been owned by such participant for such period as may be required by applicable accounting standards to avoid a charge to the Company’s earnings), through a combination of cash and shares, or through a promissory note to the extent permitted by applicable law, or (iii) on such other terms and conditions as may be acceptable to the Compensation Committee or as set forth in the participant’s award agreement.

In general, unless otherwise determined by the Compensation Committee and set forth in an award agreement, all unvested options will terminate upon a termination of service for any reason, and vested options will generally remain exercisable for a period of three months following termination of service. However, in the event of a participant’s death, a participant’s vested options will generally remain exercisable for a period of one year following death, unless otherwise determined by the Compensation Committee. In the event of a participant’s termination of service as a result of disability or as a result of retirement at or after age 65, a participant’s vested options will generally remain exercisable for a period of one year following such termination, unless otherwise determined by the Compensation Committee. Upon a termination of employment or consultancy for cause (as defined in the 2020 Incentive Plan), or upon discovery following a participant’s termination that the Company was justified in terminating such participant’s employment or consultancy for cause, all outstanding options (whether vested or unvested) are forfeited and cancelled in their entirety, and the Compensation Committee may require a participant to promptly repay to the Company (and the Company has the right to recover) any gain realized upon exercise of an option within one year prior to such termination for cause (or the Company’s discovery that the Company was justified in terminating such Participant’s employment or consultancy for cause).

Stock Appreciation Rights

SARs may be granted either with an option (a tandem SAR) or independent of an option (a non-tandem SAR) to employees and consultants. A SAR is a right to receive a payment either in cash and/or common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share of the SAR. A non-tandem SAR is subject to the terms and conditions of the 2020 Incentive Plan, including, without limitation, the purchase price may not be less than 100% of the fair market value of a share of common stock on the date of grant and the post-termination exercise periods applicable to options are applicable to SARs (unless otherwise provided in an award agreement). Limited SARs may also be granted under the 2020 Incentive Plan and may be exercised only upon the occurrence of a change of control or such other events designated by the Compensation Committee.

A tandem SAR is subject to the same terms and conditions of the related option, and, therefore, terminates and is no longer exercisable upon the termination or the exercise of the option granted in conjunction with the SAR and the purchase price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The term of each non-tandem SAR will be fixed by the Compensation Committee, but, in any event, will not be in excess of ten years from the date of grant. Tandem SARs may be exercised only at the times and to the extent that the options to which they relate are exercisable, and the Compensation Committee determines at grant when non-tandem SARs are exercisable.

Restricted Stock and Restricted Stock Units

The Compensation Committee will determine the key employees and consultants to whom, and the time or times at which, grants of restricted stock or RSUs will be made, the number of shares to be awarded, the purchase price (if any) to be paid, the time or times at which such awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to accelerated vesting and all other terms and conditions of the restricted stock or RSU award. Unless otherwise determined by the Compensation Committee at grant or thereafter, upon a participant’s termination of employment or termination of consultancy (as applicable) for any reason during the relevant restriction period, all restricted stock and RSUs still subject to restriction will be forfeited. The Compensation Committee may condition the grant or vesting of restricted stock or RSUs upon the attainment of specified performance targets or such other factors as the Compensation Committee may determine. Awards of restricted stock and RSUs will have a minimum vesting period of one year (with no portion of any award vesting prior to the first anniversary of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change of control or a participant’s death, disability or retirement. In addition, awards of restricted stock and RSUs may be granted with respect to up to 5% of the total number of shares reserved for awards under the 2020 Incentive Plan which are not subject to such minimum vesting provisions. As described above under “Compensation Structure—Pay Elements—Details—Long-Term Equity-Based Awards—Vesting,” awards under the 2020 Stock Incentive Plan will be subject to a clawback policy whereby the Company has the right to recoup from the participant, including the Named Executive Officers, and the participant is required to repay to the Company, an amount equal to the fair market value of the aggregate shares of restricted stock or RSUs payable to the participant if the participant engages in a competitive activity (as defined in the award agreement) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date but on or prior to the first anniversary of such payment date.

Performance Goals

Following the restatement date, awards of restricted stock or RSUs may be granted or vest based upon the attainment of pre-established objective performance goals established by the Compensation Committee by reference to one or more of the following: (i) enterprise value or value creation targets, after-tax or pre-tax profits, operational cash flow, earnings per share or earnings per share from continuing operations, net sales, revenues, net income or earnings before income tax or other exclusions, return on capital, market share or after-tax or pre-tax return on stockholder equity of the Company; (ii) the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (iii) the fair market value of the shares of the Company’s common stock; (iv) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (v) controllable expenses or costs or other expenses or costs of the Company (vi) economic value added targets based on a cash flow return on investment formula, or (vii) such other additional business criteria as the Compensation Committee may designate from time to time. The performance goals may be based upon the attainment of specified levels of the Company or a subsidiary, division, other operational unit or administrative department of the Company.

Nontransferability of Awards

Generally, awards granted under the 2020 Incentive Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Compensation Committee may provide that a non-qualified option is transferable to a participant’s family members (as defined in the 2020 Incentive Plan).

Outstanding Awards

As of March 23, 2020, the following outstanding awards have been granted under the 2013 Stock Incentive Plan to each of the Named Executive Officers, all current executive officers as a group and all other employees, respectively:

Name and Principal Position	Number of Shares Underlying Options/SARs	Number of Shares Underlying Restricted Stock Unit Awards
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer	0	273,745

James P. Breslawski Vice Chairman, President	0	89,670

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	0	86,006

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	0	86,006

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	0	80,677

All executive officers as a group	0	712,952

All other employees	0	1,966,113

The terms and number of options or other awards to be granted in the future under the 2020 Incentive Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or consultants cannot be determined at this time.

Material U.S. Federal Income Tax Consequences Relating to the 2020 Incentive Plan

The following discussion of the principal U.S. federal income tax consequences with respect to options under the 2020 Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state and local tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Options

Under current U.S. federal income tax laws, the grant of an incentive option can be made solely to employees and generally has no income tax consequences for the optionee or the Company. Options granted under the 2020 Incentive Plan may be designated as incentive options, as defined in the Code, provided that such options satisfy the Code’s requirements for incentive options. In general, neither the grant nor the exercise of an incentive option will result in taxable income to the optionee or a deduction to the Company. The sale of common stock acquired pursuant to the exercise of a stock option which satisfied all the requirements of an incentive option, including the holding period requirements described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the aggregate option exercise price, and will not result in a tax deduction to the Company. To receive favorable treatment, the optionee must be an employee of the Company (or any subsidiary corporation as defined by the Internal Revenue Code) at all times during the period beginning on the date of grant of the incentive option and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option within (i) two years from the date the option is granted and (ii) one year from the date of exercise. Any gain or loss realized on a subsequent disposition of the shares will be treated as capital gain or loss (depending on the applicable holding period). To the extent that an option intending to be an incentive option does not qualify as an incentive option (whether because of its provisions or the time or manner of its exercise or otherwise), the 2020 Incentive Plan provides that it will not affect the validity of the option and such option or the portion thereof which does not qualify will constitute a separate non-qualified option.

In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the lesser of (i) the fair market value of the common stock at exercise and (ii) the amount realized on disposition over the exercise price, will constitute ordinary income. Any remaining gain is treated as long-term or short-term capital gain and taxed at the applicable rate, depending on the optionee’s holding period for the sold stock. The Company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee, subject to the requirements of Section 162(m) of the Code.

Non-Qualified Options

In general, an optionee will realize no taxable income upon the grant of nonqualified options and the Company will not receive a deduction at the time of such grant, unless the option has a readily ascertainable fair market value at the time of grant. Upon exercise of a nonqualified option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.

The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the aggregate exercise price of such option and (ii) the aggregate amount included in income with respect to such option. Any gain or loss on a subsequent sale of stock will be either long-term or short-term capital gain or loss and subject to taxation at the applicable rate, depending on the optionee’s holding period for the sold stock. The Company generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option, subject to the requirements of Section 162(m) of the Code.

Certain Other Tax Issues

In addition, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive option may have implications in the computation of alternative minimum taxable income and (iii) in the event that the exercisability or vesting of any option is accelerated because of a change of control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter is required to approve this Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 2013 STOCK INCENTIVE PLAN.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), the Company is providing its stockholders the opportunity to cast an advisory vote on the compensation of its named executive officers. This Proposal 3, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on named executive officers’ compensation.

As described in detail in the Compensation Discussion and Analysis beginning on page 15 of this proxy statement, the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long-term value for stockholders. The primary objectives of the program are to:

•	align rewards with the achievement of performance goals that enhances stockholder value;

•	support the Company’s strong team orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its executive officer compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation, which has enabled the Company to successfully motivate and reward its named executive officers. The Company believes that its compensation program is appropriate and has played an essential role in its continuing financial success by aligning the long-term interests of its named executive officers with the long-term interests of its stockholders.

For these reasons, the Board of Directors recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this Proposal 3 is not binding upon the Company. Notwithstanding the advisory nature of this vote, the Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by stockholders in their vote on this Proposal 3, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter is required to approve this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has selected BDO USA as our independent registered public accounting firm for the fiscal year ending December 26, 2020, subject to ratification of such selection by the stockholders at the Annual Meeting. If the stockholders do not ratify the selection of BDO USA, another independent registered public accounting firm will be selected by the Board of Directors. Representatives of BDO USA will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders in attendance.

Independent Registered Public Accounting Firm Fees and Pre-Approval Policies and Procedures

The following table summarizes fees billed to us for fiscal 2019 and for fiscal 2018:

	Fiscal 2019	Fiscal 2018
Audit Fees — Annual Audit and Quarterly Reviews	$5,657,000	$6,764,000
Audit Related Fees	$1,226,000	$3,556,500
Tax Fees: —
Tax Advisory Services	$170,000	$221,000
Tax Compliance, Planning and Preparation	$471,000	$556,000
All Other Fees	$445,000	$40,000
Total Fees	$7,969,000	$11,137,500

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to BDO USA for the audit of our annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs, for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements. “Audit related fees” are fees for assurance and related services, primarily for the Animal Health business separation services, as well as for services in connection with employee benefit plan audits, and consultation on acquisitions. “Tax fees” are fees for tax advisory services, including tax planning and strategy, tax audits and acquisition consulting, tax compliance, tax planning and tax preparation. “All other fees” in fiscal 2019 and 2018 are for real estate advisory services.

The Audit Committee has determined that the provision of all non-audit services by BDO USA is compatible with maintaining such accountant’s independence.

All fees paid by us to BDO USA were approved by the Audit Committee in advance of the services being performed by such independent accountants.

Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance” caption.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting is required to ratify the selection of BDO USA as our independent registered public accounting firm for the fiscal year ending December 26, 2020.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED SELECTION OF BDO USA AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 26, 2020.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal control over financial reporting, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company about accounting, internal control over financial reporting or auditing matters and confidential and anonymous submission by employees of the Company of concerns about questionable accounting or auditing matters. On an ongoing basis, the Audit Committee reviews all related party transactions (as defined by applicable regulations), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

The Audit Committee is composed of four “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Three of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A). The Audit Committee operates under a written charter adopted by the Board of Directors, which is in accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq listing standards relating to corporate governance and audit committees. The Audit Committee reviews and reassesses its charter on a periodic and as required basis.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s disclosure controls and procedures as well as its system of internal control over financial reporting. The Company is responsible for evaluating the effectiveness of its disclosure controls and procedures on a quarterly basis and for performing an annual assessment of its internal control over financial reporting, the results of which are reported in the Company’s annual 10-K filing with the SEC.

BDO USA, LLP (“BDO USA”), the Company’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discusses with management any issues that they believe should be raised with management. BDO USA also audits, and expresses an opinion on the design and operating effectiveness of the Company’s internal control over financial reporting.

The Audit Committee pre-approves audit, audit related and permissible non-audit related services provided by BDO USA. During fiscal 2019, audit and audit related fees consisted of annual financial statement and internal control audit services, accounting consultations, Animal Health business separation, employee benefit plan audits and other quarterly review services. Non-audit related services approved by the Audit Committee consisted of real estate advisory, tax compliance, tax advice and tax planning services.

The Audit Committee meets with management regularly to consider, among other things, the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel and internal auditors. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis and following each quarterly Audit Committee meeting, the Audit Committee meets privately with both BDO USA and the Company’s internal auditors, each of whom has unrestricted access to the Audit Committee. BDO USA’s ultimate accountability is to the Board of Directors of the Company and the Audit Committee, as representatives of the Company’s stockholders. The Audit Committee is also responsible for BDO USA’s appointment, and approves in advance its engagements to perform audit and any non-audit services and the fee for such services.

The Audit Committee annually reviews its independent registered public accounting firm’s performance and independence from management. In addition, when appropriate, the Audit Committee discusses with the independent registered public accounting firm plans for audit partner rotation as required by the Sarbanes-Oxley Act.

Review of the Company’s Audited Financial Statements for Fiscal 2019

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2019, as well as the process and results of the Company’s assessment of internal control over financial reporting. The Audit Committee has also met with management, the internal auditors and BDO USA to discuss the financial statements and internal control over financial reporting. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, that internal control over financial reporting was effective and that no material weaknesses in those controls existed as of the fiscal year-end reporting date, December 28, 2019.

The Audit Committee has received from BDO USA the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with BDO USA their independence from the Company and its management. The Audit Committee also received reports from BDO USA regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO USA and management. There were no differences of opinion reported between BDO USA and the Company regarding critical accounting policies and practices used by the Company. In addition, the Audit Committee has also received from, and discussed with, BDO USA the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees). Finally, the Audit Committee has received from, and reviewed with, BDO USA all communications and information concerning its audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 2201.

Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2019.

THE AUDIT COMMITTEE

    Kurt P. Kuehn, Chairperson

    Barry J. Alperin

    Philip A. Laskawy

    Anne H. Margulies

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the information in the Report of the Audit Committee of the Board of Directors contained under the heading “Review of the Company’s Audited Financial Statements for Fiscal 2019,” references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors recommends an affirmative vote be cast “FOR” all nominees for election to the Board of Directors listed in Proposal 1 on the proxy card and a vote “FOR” Proposals 2, 3 and 4.

The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning May 11, 2020 at the Company’s principal place of business. If a state of emergency exists at that time preventing access to the Company’s office during regular business hours, the Company will endeavor to make the list available for inspection upon request via email to investor@henryschein.com. The list of stockholders will be available electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HSIC2020.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 has been filed with the SEC and is available free of charge through our Internet website, www.henryschein.com. Stockholders may also obtain a copy of the Form 10-K upon request via email to investor@henryschein.com. In response to such request, the Company will furnish without charge the Form 10-K including financial statements, financial schedules and a list of exhibits.

STOCKHOLDER PROPOSALS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2021 Annual Meeting included in our proxy statement must submit such proposal at the principal offices of the Company not later than December 8, 2020. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Under our Second Amended and Restated By-laws, a stockholder who intends to bring a proposal before the 2021 Annual Meeting without submitting such proposal for inclusion in our proxy statement cannot do so unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of common stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the 2021 Annual Meeting is delivered in person or mailed to, and received by, the Company by the later of March 28, 2021 and the date that is 75 days prior to the date of the 2021 Annual Meeting.

Under the SEC’s proxy rules, proxies solicited by the Board of Directors for the 2021 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

Exhibit A

HENRY SCHEIN, INC.

2020 STOCK INCENTIVE PLAN

As Amended and Restated Effective as of May 21, 2020

1.	Purposes of the Plan

The purposes of this Henry Schein, Inc. 2020 Stock Incentive Plan, as amended and restated effective as of May 21, 2020, are to enable HSI and its Subsidiaries (each as defined herein) to attract, retain and motivate the Key Employees and Consultants (each as defined herein) who are important to the success and growth of the business of HSI and to create a long-term mutuality of interest between the Key Employees and Consultants and the stockholders of HSI by granting the Key Employees and Consultants options (which, in the case of Key Employees, may be either incentive stock options (as defined herein) or non-qualified stock options and, in the case of Consultants, shall be non-qualified options) to purchase HSI Common Stock (as defined herein), Stock Appreciation Rights (as defined herein), Restricted Stock (as defined herein) and restricted stock units.

2.	Definitions

(a)          “Acquisition Event” means:

(i)          a merger or consolidation in which HSI is not the surviving entity, excluding, solely with respect to Awards granted on or after the date of the Company’s 2020 annual stockholders’ meeting, any such transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding common securities of the Person resulting from such transaction and the combined voting power of the outstanding voting securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body), in substantially the same proportions as their ownership, immediately prior to such transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the Person resulting from such transaction, and any Person beneficially owning, immediately prior to such transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding common securities of the Person resulting from such transaction or the combined voting power of the then outstanding securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or an equivalent governing body) of the Person resulting from such transaction; or

(ii)          any transaction that results in the acquisition of all or substantially all of HSI’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of HSI’s assets, excluding, solely with respect to Awards granted on or after the date of the Company’s 2020 annual stockholders’ meeting, in each case, such a sale or other disposition to a Person with respect to which, following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding common securities of such Person and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body) will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such Person, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding common securities of such Person and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or an equivalent governing body) of such Person.

(b)          “Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(c)          “Award” means any award under this Plan of any Option, Stock Appreciation Rights, Restricted Stock or restricted stock units. All Awards shall be evidenced by an Award Agreement.

(d)          “Award Agreement” means an Option Agreement or any other agreement between HSI and a Participant or a grant letter issued by HSI evidencing the terms and conditions of an Award. The Award Agreement is subject to the terms and conditions of the Plan.

(e)          “Board” means the Board of Directors of HSI.

(f)          ”Cause” has the meaning set forth in Section 7(b).

(g)          “Change of Control” has the meaning set forth in Section 6(f).

(h)          “Code” means the Internal Revenue Code of 1986, as amended.

(i)          “Committee” means such committee (or subcommittee), if any, appointed by the Board to administer the Plan, consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Act, (ii) an “independent director” (within the meaning of Nasdaq Rule 5605(a)(2) or such other applicable stock exchange rule), and (iii) solely to the extent necessary or advisable with respect to Awards intended to be “performance-based compensation” under Prior 162(m), an “outside director” as defined under Section 162(m) of the Code. If the Board does not appoint a committee for this purpose, “Committee” means the Board.

(j)          “Common Stock” means the voting common stock of HSI, par value $.01, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

(k)          “Company” means HSI and its Subsidiaries, any of whose Key Employees or Consultants are Participants in the Plan, and their successors by operation of law.

(l)          “Consultant” means any individual (or any wholly-owned corporate alter ego of any individual) who provides key bona fide consulting or advisory services to the Company, as determined by the Committee, which services are not in connection with the offer and sale of securities in a capital-raising transaction.

(m)          “Corporate Transaction” has the meaning set forth in Section 6(f)(i).

(n)          “Disability” means a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

(o)          “Fair Market Value” means the value of a Share (as defined herein) on a particular date, determined as follows:

(i)          If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through The Nasdaq Stock Market (“Nasdaq”), the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading value in the Common Stock) or through Nasdaq, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through Nasdaq, as the case may be, on such date; or

(ii)          If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through Nasdaq, the mean between the bid and asked prices as quoted by Nasdaq on such date; or

(iii)          If the Common Stock is not listed or quoted on a national securities exchange or through Nasdaq or, if pursuant to (i) and (ii) above the Fair Market Value is to be determined based upon the mean of the bid and asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

(iv)          If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith taking into account Section 409A or 422 of the Code, as applicable.

For purposes of the exercise of any Stock Appreciation Right, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

(p)          ”Family Member” means, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of such individuals, and any other entity owned solely by such individuals.

(q)          “HSI” means Henry Schein, Inc.

(r)          “Incentive Stock Option” means any Option which is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(s)          “Incumbent Board” has the meaning set forth in Section 6(f)(ii).

(t)          “Key Employee” means any person who is an executive officer or other valuable staff, managerial, professional or technical employee of the Company, as determined by the Committee, including those individuals described in Section 5(d)(iv). A Key Employee may, but need not, be an officer or director (with the exception of a non-employee director) of the Company.

(u)          “Option” means the right to purchase one Share at a prescribed Purchase Price on the terms specified in the Plan and the Option Agreement. An Option may be an Incentive Stock Option or a non-qualified option.

(v)          “Option Agreement” means an Award Agreement evidencing an Option.

(w)          “Outstanding HSI Voting Securities” has the meaning set forth in Section 6(f)(i).

(x)          “Participant” means a Key Employee or Consultant of the Company who is granted Awards under the Plan.

(y)          “Performance Goal” means the performance goals described on Exhibit A, attached hereto.

(z)          “Person” means an individual, entity or group within the meaning of Section 13d-3 or 14d-1 of the Act.

(aa)          “Plan” means the Henry Schein, Inc. 2020 Stock Incentive Plan, as amended from time to time (formerly referred to as the Henry Schein, Inc. 2013 Stock Incentive Plan).

(bb)          “Prior 162(m)” means Section 162(m) of the Code, as in effect prior to the enactment of the Tax Cuts and Jobs Act.

(cc)          “Purchase Price” means purchase price per Share.

(dd)          “Restricted Stock” means an award of Shares under this Plan that is subject to Section 9.

(ee)           “Restriction Period” shall have the meaning set forth in Section 9(a) with respect to Restricted Stock granted to Participants.

(ff)           “Securities Act” means the Securities Act of 1933, as amended.

(gg)          “Share” means a share of Common Stock.

(hh)          “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Section 8. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of an Option in exchange for an amount in cash and/or Common Stock equal to the difference between (i) the Fair Market Value on the date such Option (or such portion thereof) is surrendered, of the Common Stock covered by such Option (or such portion thereof), and (ii) the aggregate exercise price of such Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash and/or Common Stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right.

(ii)          “Subsidiary” means each of the following: (i) any “subsidiary corporation” within the meaning of Section 424(f) of the Code; (ii) any entity, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by HSI or one of its Subsidiaries; and (iii) any other entity in which HSI or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code. An entity shall be deemed a Subsidiary of HSI only for such periods as the requisite ownership relationship is maintained unless otherwise determined by the Committee.

(jj)          “Substantial Stockholder” means any Participant who at the time of grant owns directly or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of HSI.

(kk)          “Termination of Employment” means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer an employee of HSI or any of its Subsidiaries or unless otherwise determined by the Committee in its sole discretion, consultant or director of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise an employee of HSI or another Subsidiary of HSI shall incur a Termination of Employment at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee.

(ll)          “Termination of Consultancy” means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer a Consultant of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise a Consultant of HSI or another Subsidiary of HSI shall incur a Termination of Consultancy at the time the entity ceases to be a Subsidiary. In the event that a Consultant becomes a Key Employee or a director of HSI or any of its Subsidiaries upon his Termination of Consultancy, unless otherwise determined by the Committee in its sole discretion, no Termination of Consultancy shall be deemed to occur until such later time as such Consultant ceases to be a Key Employee, Consultant or director of HSI or any of its

Subsidiaries. A Termination of Consultancy shall not include a leave of absence approved for purposes of the Plan by the Committee.

3.	Effective Date/Expiration of Plan

The Plan became as originally adopted effective as of September 30, 1994, and was amended and restated effective as of June 6, 2001, April 1, 2003, April 1, 2004, March 27, 2007, May 14, 2013 and was subsequently amended. The Plan is hereby renamed the Henry Schein, Inc. 2020 Stock Incentive Plan and is amended and restated in the form set forth herein, effective upon the approval of the amended and restated Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the Company’s 2020 annual stockholders’ meeting to be held on May 21, 2020. If stockholder approval of the Plan is obtained, no Award shall be granted under the Plan on or after March 31, 2030, but Awards previously granted may extend beyond that date.

4.	Administration

(a)          Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Awards under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan; to determine which Options granted under the Plan to Key Employees shall be Incentive Stock Options; to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or Purchase Price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan; to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, subject to, and in accordance with, Section 409A of the Code; and to make all other determinations and to take all such steps in connection with the Plan and the Awards as the Committee, in its sole discretion, deems necessary or desirable; provided, that all such determinations shall be in accordance with the express provisions, if any, contained in the Award Agreement and the Plan. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final, binding and conclusive. The Committee shall also have authority to delegate its responsibilities hereunder (to the extent permitted by applicable law). The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Prior 162(m), and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(b)          Advisors. The Committee may designate the Secretary of HSI, other employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons (other than professional advisors) to grant Awards and execute Award Agreements (as defined herein) or other documents on behalf of the Committee; provided, that no Participant may execute any Award Agreement granting Awards to such Participant. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

(c)          Indemnification. No officer, member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of HSI and to the extent not covered by insurance, each officer, member or former member of the Committee or of the Board shall be indemnified and held harmless by HSI against any cost or expense (including reasonable fees of counsel reasonably acceptable to HSI) or liability (including any sum paid in settlement of a claim with the approval of HSI), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of HSI or any Subsidiary of HSI.

(d)          Meetings of the Committee. The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee were in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

5.	Shares; Adjustment Upon Certain Events

(a)          Shares to be Delivered; Fractional Shares. Shares to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by HSI and held in treasury. No fractional Shares will be issued or transferred upon the exercise or vesting of any Award and all fractional shares shall be rounded down.

(b)          Number of Shares. Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan shall be 70,942,657 Shares. The balance of the Shares reserved for issuance under the Plan shall be covered by Options, Stock Appreciation Rights and Restricted Stock (including restricted stock units). Any Shares that have been or will be issued pursuant to Options or Stock Appreciation Rights shall be counted against the foregoing limit as one Share for every Share granted. Any Shares that are issued pursuant to Awards of Restricted Stock (including restricted stock units) granted on or after the date of the Company’s 2009 annual stockholders’ meeting shall be counted against the foregoing limit as two Shares for every Share granted. If any Shares subject to an Option or Stock Appreciation Right granted under this Plan are forfeited, cancelled, exchanged or surrendered without having been exercised in full or terminate or expire without a distribution of Shares to the Participant, the number of Shares underlying any such unexercised Award shall again be available for the purpose of granting Awards under the Plan as one Share for every Share granted. If any Shares that were issued pursuant to Awards of Restricted Stock (including restricted stock units) granted on or after the date of the Company’s 2009 annual stockholders’ meeting are forfeited for any reason, two Shares for every Share granted shall again be available for the purpose of granting Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. Notwithstanding any other provision of the Plan to the contrary, the number of Shares available for the purpose of granting Awards under the Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) any Shares used to pay any Purchase Price or tax withholding obligation with respect to any Award and (iii) any Shares repurchased by the Company on the open market with the proceeds of the Purchase Price of an Option.

(c)          Individual Participant Limitations. The maximum number of Shares subject to any Option and/or Stock Appreciation Right which may be granted under this Plan to each Participant shall not exceed 500,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan. The maximum number of Shares subject to Awards of Restricted Stock or restricted stock units which may be granted under the Plan to each Participant shall not exceed 500,000 Shares (subject to any adjustment pursuant to Section 5(d))

during each fiscal year of HSI during the entire term of the Plan. To the extent that Shares for which Awards are permitted to be granted to a Participant pursuant to Section 5(c) during a fiscal year are not covered by a grant of an Award to a Participant issued in such fiscal year, such Shares shall automatically increase the number of Shares available for grant of Awards to such Participant in the subsequent fiscal year during the term of the Plan.

(d)          Adjustments; Recapitalization, etc. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of HSI to make or authorize any adjustment, recapitalization, reorganization or other change in HSI’s capital structure or its business, any merger or consolidation of HSI, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of HSI or any of its Subsidiaries, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. If and whenever HSI takes any such action, however, the following provisions, to the extent applicable, shall govern:

(i)          If and whenever HSI shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in HSI’s Common Stock, (x) the Purchase Price (as defined herein) per Share and the number and class of Shares and/or other securities with respect to which outstanding Awards thereafter may be exercised or vested, and (y) the total number and class of Shares and/or other securities that may be issued under this Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

(ii)          Subject to Section 5(d)(iii), if HSI merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise or vesting of Awards theretofore granted, the Participant shall be entitled to purchase or receive under such Awards, in lieu of the number of Shares as to which such Awards shall then be exercisable or vested but on the same terms and conditions applicable to such Awards, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise or vesting of such Awards (whether or not then exercisable or vested).

(iii)          In the event of an Acquisition Event, if the successor does not assume or substitute outstanding Awards on a substantially equivalent basis as provided in Section 5(d)(ii), the Committee may, in its discretion, and without any liability to any Participant, terminate all outstanding Awards as of the consummation of the Acquisition Event and (i) with respect to Awards other than Options and Stock Appreciation Rights, make payment to the Participant for such Award (whether vested or unvested) following such Acquisition Event, and (ii) with respect to Options and Stock Appreciation Rights, deliver notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of the Options and Stock Appreciation Rights that are then outstanding (without regard to limitations on exercise otherwise contained in the Options and Stock Appreciation Rights), but any such exercise shall be contingent on the consummation of the Acquisition Event, and provided that, if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs and the Committee does not terminate the outstanding Awards pursuant to the preceding sentence, then the provisions of Section 5(d)(ii) shall apply.

(iv)          Subject to Sections 5(b) and (c), the Committee may grant Awards under the Plan in substitution for awards held by employees or consultants of another corporation who concurrently become employees or consultants of the Company as the result of a merger or consolidation of the employing or engaging corporation with the Company, or as the result of the acquisition by the Company of property or stock of the employing or engaging corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(v)          If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise or vesting of an Award to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

(vi)          Except as hereinbefore expressly provided, the issuance by HSI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of Shares and/or other securities or property subject to Awards theretofore granted or the Purchase Price per Share.

(e)          Early Vesting Share Limit. The Committee may, in its sole discretion, grant Awards of Options, Stock Appreciation Rights, Restricted Stock or restricted stock units on or after the date of the Company’s 2020 annual stockholders’ meeting with a vesting schedule that provides for earlier vesting or lapse of restrictions than the applicable minimum vesting and lapse of restriction dates set forth under Section 6(d), 8(d)(ii) or 9(a), as applicable, for up to an aggregate of five percent (5%) of the Shares that may be the subject of Awards under the Plan pursuant to Section 5(b).

6.	Awards and Terms of Options

(a)           Grant. The Committee may grant Options to Key Employees and Consultants of the Company. Notwithstanding the foregoing, Options intended to be Incentive Stock Options shall be granted only to Key Employees of HSI or any Subsidiary that constitutes a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(b)          Exercise Price. The Purchase Price deliverable upon the exercise of an Option shall be determined by the Committee, provided that, the Purchase Price shall not be less than 100% (110% for an Incentive Stock Option granted to a Substantial Stockholder) of the Fair Market Value per Share on the date the Option is granted.

(c)          Number of Shares. The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion, subject to Section 5(c) hereof.

(d)          Exercisability. At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise, subject to the terms of the Option Agreement and the Plan. No Option shall be exercisable after the expiration of ten (10) years from the date of grant (five (5) years in the case of an Incentive Stock Option granted to a Substantial Stockholder). Each Option shall be subject to earlier termination as provided in Section 7 below. Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2020 annual stockholders’ meeting, the vesting schedule with respect to any Award of Options shall be no less than one year (with no Options subject thereto vesting prior to the first anniversary of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change of Control or a Participant’s retirement, death or Disability (“Permitted Events”) or to the extent permitted under Section 5(e).

(e)          Special Rule for Incentive Options. If required by Section 422 of the Code, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall not be treated as Incentive Stock Options. Nothing in this special rule shall be construed as limiting the exercisability of any Option, unless the Committee expressly provides for such a limitation at time of grant. Any Incentive Stock Option will not qualify as such, among other events (i) if the Key Employee disposes of the Common Stock acquired pursuant to the Incentive Stock Option at any time during the two (2) year period following the grant date or the one (1) year period following the date on which the Incentive Stock Option is exercised, or (ii) except in the event of the Key Employee’s death or disability, as defined in Section 22(e)(3) of the Code, if the Key Employee is not employed by the HSI or any Subsidiary that constitutes a “subsidiary corporation” within the meaning of Section 424(f) of the Code at all times during the period beginning on the grant date and ending three months before the date of exercise of the Incentive Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), it shall not affect the validity of the Option and such Option or the portion thereof which does not qualify shall constitute a separate non-qualified option.

(f)          Acceleration of Exercisability on Change of Control. Upon a Change of Control (as defined herein) of HSI: (A) all Options granted prior to the date of the Company’s 2013 annual stockholders’ meeting and not previously exercisable shall become fully exercisable on the occurrence of a Change of Control in accordance with the terms of the Plan as in effect prior to such date; and (B) all Options granted on or after the date of the Company’s 2013 annual stockholders’ meeting and not previously exercisable shall become fully exercisable upon a Participant’s Termination of Employment without Cause (as defined in Section 7(b)) occurring on or after a Change of Control or upon such other events specified in a written agreement between the Participant and the Company. For this purpose, a “Change of Control” shall be deemed to have occurred upon:

(i)          an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 33% or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(f) are satisfied; or

(ii)          a change in the composition of the Board such that the individuals who, as of April 1, 2003, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)          the consummation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such

Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)          the approval of the stockholders of HSI of (A) a complete liquidation or dissolution of HSI or (B) the sale or other disposition of all or substantially all of the assets of HSI, provided that, solely with respect to Awards granted on or after the date of the Company’s 2020 annual stockholders’ meeting, such complete liquidation or dissolution or sale or other disposition is consummated; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

(g)          Exercise of Options.

(i)          A Participant may elect to exercise one or more Options by giving written notice to the Committee at any time of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

(ii)          Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

(A)          in cash or by check, bank draft or money order payable to the order of HSI;

(B)          if so permitted by the Committee: (x) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (or such Options) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings, (y) through a combination of Shares and cash as provided above, (z) to the extent permitted by applicable law, by delivery of a promissory note of the Participant to HSI, such promissory note to be payable on such terms as are specified in the Option Agreement (except that, in lieu of a stated rate of interest, the Option Agreement may provide that the rate of interest on the promissory note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Shares) and the Participant’s promissory note; provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the exercise price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares; or

(C)          on such other terms and conditions as may be acceptable to the Committee and in accordance with applicable law. Except as provided in subsection (h) below, upon receipt of payment, HSI shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

(h)          Deferred Delivery of Common Stock. The Committee may, in its discretion, permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee, provided, however, that such deferral shall be designed in a manner intended to comply with Section 409A of the Code.

(i)          Repricings and Buyouts of Options Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Option may not be modified to reduce the Purchase Price thereof nor may an Option be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another award or Option or Stock Appreciation Right with a Purchase Price that is less than the Purchase Price of the Option (other than adjustments or substitutions in accordance with Section 5(d) hereof), unless such action is approved by the stockholders of the Company.

(j)          No Dividends or Dividend Equivalents. Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as provided in Section 5(d)) or any other rights as a stockholder will exist with respect to the shares of Common Stock subject to an Option, notwithstanding the exercise of the Option. Subject to the terms of the Plan, including, without limitation, Section 18, the Company will issue (or cause to be issued) such shares of Common Stock promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 5(d) of the Plan. No dividend equivalents shall be issued or paid with respect to any Option.

7.	Effect of Termination of Employment or Termination of Consultancy on Options

(a)          Death, Disability; Retirement, etc. Except as otherwise provided in the Participant’s Option Agreement, upon Termination of Employment or Termination of Consultancy, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment or Termination of Consultancy) shall remain exercisable by the Participant to the extent not theretofore exercised for the following time periods (subject to Section 6(d)):

(i)          In the event of the Participant’s death, such Options shall remain exercisable (by the Participant’s estate or by the person given authority to exercise such Options by the Participant’s will or by operation of law) for a period of one (1) year from the date of the Participant’s death, provided that the Committee, in its discretion, may at any time extend such time period for up to three (3) years from the date of the Participant’s death, but in no event beyond the expiration of the stated term of such Options.

(ii)          In the event the Participant retires at or after age 65 (or, with the consent of the Committee or under an early retirement policy of the Company, before age 65), or if the Participant’s employment or Consultancy terminates due to Disability, such Options shall remain exercisable for one (1) year from the date of the Participant’s Termination of Employment or Termination of Consultancy, provided that the Committee, in its discretion, may at any time extend such time period for up to three (3) years from the date of the Participant’s Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Options.

(b)          Cause or Voluntary Termination. Upon the Termination of Employment or Termination of Consultancy of a Participant for Cause (as defined herein) or by the Participant in violation of an agreement between the Participant and HSI or any of its Subsidiaries, or if it is discovered after such Termination of Employment or Termination of Consultancy that such Participant had engaged in conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause, all outstanding Options shall immediately be canceled, provided that with respect to Options granted on or after April 1, 2003, upon any such termination the Committee may, in its discretion, require the Participant to promptly pay to the Company (and the Company shall have the right to recover) any gain the Participant realized as a result of the exercise of any Option that occurred within one (1) year prior to such Termination of Employment or Termination of Consultancy or the discovery of conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause. Termination of Employment or Termination of Consultancy shall be deemed to be for “Cause” for purposes of this Section 7(b) if (i) the Participant shall have committed fraud or any felony in connection with the Participant’s duties as an employee or consultant (as applicable) of HSI or any of its Subsidiaries, or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust or confidentiality as to HSI or any of its Subsidiaries or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to HSI or any of its Subsidiaries or (ii) such termination is or would be deemed to be for Cause under any employment or consulting agreement between HSI or any of its Subsidiaries and the Participant, or is expressly provided for under an Award Agreement.

(c)          Other Termination. In the event of Termination of Employment or Termination of Consultancy for any reason other than as provided in Section 7(a) or in 7(b), all outstanding Options not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination, provided that the Committee in its discretion may extend such time period to up to one (1) year from the date of the Participant’s Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Options, and provided further that unless otherwise determined by the Committee at grant, no Options that were not exercisable during the period of employment shall thereafter become exercisable.

8.	Awards and Terms of Stock Appreciation Rights

(a)           Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Participant in conjunction with all or part of any Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”), provided that such rights may be granted only at the time of the grant of such Reference Stock Option.

(b)          Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to the same terms and conditions of the Reference Stock Option, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including, without limitation, Section 6(b) pursuant to which the Purchase Price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value per Share on the date the Stock Appreciation Right is granted, Section 7 and the following:

(i)          Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(ii)          Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 6 and shall be subject to Section 7(b).

(iii)          Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this subsection (b). Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(iv)          Payment. Except as otherwise provided in an Award Agreement or subject to the terms of an Award Agreement, upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(v)          Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 on the number of shares of Common Stock to be issued under the Plan.

(vi)           Non-Transferability. Tandem Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Option would be transferable under the Plan.

(c)          Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under this Plan.

(d)          Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including, without limitation, Section 6(b) pursuant to which the Purchase Price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value per Share on the date the Stock Appreciation Right is granted, the post-termination exercise periods provided in Section 7 (unless otherwise provided in the Award Agreement) and the following:

(i)          Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(ii)          Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, including, without limitation, Section 7(b). If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2020 annual stockholders’ meeting, the vesting schedule with respect to any Award of Non-Tandem Stock Appreciation Rights shall be no less than one year (with no Non-Tandem Stock Appreciation Rights subject thereto vesting prior to the first anniversary of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Permitted Event or to the extent permitted under Section 5(e).

(iii)          Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (ii) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(iv)          Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(v)           Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e)          Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change of Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the

Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount: (i) set forth in Section 8(b)(iv) with respect to Tandem Stock Appreciation Rights; or (ii) set forth in Section 8(d)(iv) with respect to Non-Tandem Stock Appreciation Rights.

(f)          Repricings of Stock Appreciation Rights Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Appreciation Right may not be modified to reduce the Purchase Price thereof nor may a Stock Appreciation Right be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another award or Option or Stock Appreciation Right with a Purchase Price that is less than the Purchase Price of the Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 5(d) hereof), unless such action is approved by the stockholders of the Company.

(g)          No Dividends or Dividend Equivalents. A Stock Appreciation Right does not confer upon a Participant the same rights as a shareholder, and therefore, no dividends will be issued or paid to a Participant with respect to such Stock Appreciation Right, except as provided in Section 5(d). No dividend equivalents shall be issued or paid with respect to any Stock Appreciation Right, except as provided in Section 5(d).

9.	Awards and Terms of Restricted Stock

(a)          Awards of Restricted Stock. Restricted Stock may be issued to Key Employees or Consultants either alone or in addition to Options granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to subsection (b) below), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement. Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2020 annual stockholders’ meeting, the Restriction Period with respect to any Award of Restricted Stock (including an Award in the form of a restricted stock unit) shall be no less than one year (with no restrictions on the Shares subject thereto lapsing prior to the first anniversary of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Permitted Event or to the extent permitted under Section 5(e). Notwithstanding any other provision of the Plan to the contrary, effective as of the date of the Company’s 2009 annual stockholders’ meeting, the Committee shall not be authorized to provide for the earlier lapsing of restrictions with respect to any Award of Restricted Stock (including an Award in the form of a restricted stock unit) for any reason except as permitted with respect to Permitted Events as provided in the preceding sentence, or to the extent permitted under Section 5(e).

(b)          Objective Performance Goals, Formulae or Standards. Notwithstanding the foregoing, if the grant of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The Performance Goals are set forth in Exhibit A hereto.

(c)          Awards and Certificates. A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(i)          Purchase Price. The purchase price of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(ii)          Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(iii)          Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Henry Schein, Inc. (the “Company”) 2020 Stock Incentive Plan, as amended from time to time, and an Award Agreement entered into between the registered owner and the Company dated [insert date]. Copies of such Plan and Award Agreement are on file at the principal office of the Company.”

(iv)          Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(v)          Rights as Stockholder. Except as provided in this subsection and subsection (iv) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends, whether they are paid in cash or Common Stock, shall be deferred until, and conditioned upon: (A) the expiration of the applicable Restriction Period; and (B) with respect to Awards of Restricted Stock described in Section 9(b), the attainment of the Performance Goals established by the Committee with respect to such Award, and shall, in each case, be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(vi)          Lapse of Restrictions. Subject to Sections 17 and 18, if and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.

(vii)          Termination. Unless otherwise determined by the Committee at grant or thereafter, upon a Termination of Employment or Termination of Consultancy for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

(d)          Restricted Stock Units. The Committee may grant an Award of Restricted Stock in the form of restricted stock units, which grant shall contain such terms and conditions as the Committee shall determine at grant or thereafter, subject to the terms of the Plan. A restricted stock unit is a unit of measurement equivalent to one Share, but with none of the attendant rights of a stockholder of a Share until shares of Common Stock are ultimately distributed in payment of the obligation. Notwithstanding the foregoing, the payment of dividends or dividend equivalents whether they are paid in cash or in shares of Common Stock on any restricted stock units shall be credited, deferred until, and conditioned upon, the satisfaction of the vesting and shall be subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which they were paid.

10.	Nontransferability of Awards

(a)          Except as provided in Section 10(b), no Award shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any execution, attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.

(b)          Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a non-qualified Option that is not otherwise transferable pursuant to this Section is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. Any Option so transferred may thereafter be transferred by the transferee to any other Family Member of the Participant, and may be exercised by any permitted transferee at such times and to such extent that such Option would have been exercisable by the Participant if no transfer had occurred.

11.	Rights as a Stockholder

A Participant (or a permitted transferee of an Option pursuant to Section 10(b)) shall have no rights as a stockholder with respect to any Shares covered by such Participant’s Award until such Participant (or a permitted transferee of an Option pursuant to Section 10(b)) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

12.	Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, HSI and its Subsidiaries, directors, officers and other employees of HSI and its Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

13.	Termination, Amendment and Modification

The Plan shall terminate at the close of business on March 31, 2030, unless terminated sooner as hereinafter provided, and no Award shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Awards which by their terms continue beyond the termination date of the Plan. At any time prior to March 31, 2030, the Board or the Committee may amend or terminate the Plan or suspend the Plan in whole or in part. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of HSI, (i) increase the total number of Shares that may be issued under the Plan or that may be acquired upon exercise or vesting of Awards granted under the Plan (except by operation of Section 5(d)); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 5(c) (except by operation of Section 5(d)); (iii) change the types of employees, consultants or other advisors eligible to be Participants under the Plan; (iv) reduce the Purchase Price of any outstanding Awards (except pursuant to Section 5(d)); (v) extend the maximum option period under Section 6(d); (vi) amend the terms of outstanding Awards to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel, convert, exchange, replace, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right (except pursuant to Section 5(d)); (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price; or (viii) effect any change that would require stockholder approval in order for the Plan to continue to comply, to the extent applicable to Incentive Stock Options, with the applicable provisions of Section 422 of the Code, or with respect to any Award, to make any other amendment that would require stockholder approval under Nasdaq Rule 5635(c) or other such rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

Nothing contained in this Section 13 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Awards, so long as all Awards outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and so long as the provisions of any amended Awards would have been permissible under the Plan if such Award had been originally granted or issued as of the date of such amendment with such amended terms; provided, however, that no outstanding Option may be amended to reduce the Purchase Price specified therein or canceled in consideration for an award having a lower exercise price without the approval of the stockholders of HSI; provided further, however, that the foregoing proviso shall not be deemed to prohibit adjustments related to stock splits, stock dividends, mergers, recapitalizations or other changes in the capital structure or business of HSI pursuant to Section 5(d).

Notwithstanding anything to the contrary contained in this Section 13, no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of such Participant’s Award, alter or impair the rights and obligations arising under any then outstanding Award.

14.	Non-Exclusivity

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of HSI for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

15.	Use of Proceeds

The proceeds of the sale of Shares subject to Awards under the Plan are to be added to the general funds of HSI and used for its general corporate purposes as the Board shall determine.

16.	General Provisions

(a)          Right to Terminate Employment or Consultancy. Neither the adoption of the Plan nor the grant of Awards shall impose any obligations on the Company to continue the employment or engagement as a consultant of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company, subject however to the provisions of any agreement between the Company and the Participant.

(b)          Purchase for Investment. If the Board determines that the law so requires, the holder of an Award granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to HSI a written statement, in form satisfactory to HSI, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant’s own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to HSI, from counsel approved by HSI as to the availability of such exception.

(c)          Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Award thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between HSI and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by HSI in connection with the Plan shall continue to be part of the general funds of HSI, and no individual or entity other than HSI shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from HSI pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of HSI.

(d)          Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

(e)          Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

(f)          Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

(g)          Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

(h)          Controlling Law. The Plan shall be construed and enforced according to the laws of the State of New York.

(i)          Section 409A of the Code. To the extent applicable, the Plan is intended to comply with, or be exempt from, the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. In the event that any arrangement provided for under the Plan constitutes a nonqualified deferred compensation arrangement under Code Section 409A, it is intended that such arrangement be designed in a manner that complies with Code Section 409A. Any amounts deferred hereunder that are subject to Code Section 409A and payable to a “specified employee” (within the meaning of such term under Code Section 409A and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Code Section 409A), except in the event of death, shall be delayed in accordance with the requirements of Code Section 409A until the day immediately following the six month anniversary of such employee’s “separation of service” within the meaning of Code Section 409A (and the guidance issued thereunder). A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits, which are subject to Code Section 409A, upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A (and the guidance issued thereunder) and, for purposes of any such provision of the Plan, references to a “resignation,” “termination,” “termination of employment,” “retirement” or like terms shall mean separation from service. Notwithstanding the foregoing, the Company does not guarantee, and nothing in the Plan is intended to provide a guarantee of, any particular tax treatment with respect to payments or benefits under the Plan, and the Company shall not be responsible for compliance with, or exemption from, Code Section 409A and the guidance issued thereunder.

(j)          Participant Loans Prohibited. Notwithstanding any other provision of the Plan to the contrary, no loans may be made to any Participant (whether on a recourse or non-recourse basis, or with or without interest) for the purpose of enabling a Participant to exercise any Option or Stock Appreciation Right or to otherwise pay any Purchase Price that may be due with respect to an Award.

17.	Issuance of Stock Certificates; Legends and Payment of Expenses

(a)          Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by HSI in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

(b)          Legends. Certificates for Shares issued upon exercise or vesting of an Award shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between HSI and the Participant with respect to such Shares.

(c)          Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

18.	Listing of Shares and Related Matters

If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board. If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may in the circumstances constitute a violation by the Participant or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to Shares or Awards, and the right to exercise any Option or Stock Appreciation Right shall be suspended until, in the opinion of said counsel, such sale or delivery will not result in the violation of any provisions of any law or of any regulation of any governmental authority or any national securities exchange or imposition of excise taxes on the Company. Upon termination of any period of suspension under this Section 18, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

19.	Withholding Taxes

Where a Participant or other person is entitled to receive Shares pursuant to the exercise or vesting of an Award (as applicable), HSI shall have the right to require the Participant or such other person to pay to HSI the amount of any taxes which HSI may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such Shares.

Upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option, HSI shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any statutorily required withholding tax obligation by any of the following methods, or by a combination of such methods: (a) securing payment in cash or property in lieu of withholding; (b) authorizing HSI to withhold from the Shares otherwise payable to such Participant (1) one or more of such Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to HSI previously acquired Shares (none of which Shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

20.	Section 16(b) of the Act

All elections and transactions under the Plan by persons subject to Section 16 of the Act involving Shares are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted may be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a specified percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain target levels of, or a specified percentage increase in, market share; (x) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

HENRY SCHEIN, INC.

135 DURYEA ROAD, MAIL STOP E-365

MELVILLE, NY 11747

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HSIC2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D10821-P35939 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HENRY SCHEIN, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Barry J. Alperin	☐	☐	☐

	1b.	Gerald A. Benjamin	☐	☐	☐

	1c.	Stanley M. Bergman	☐	☐	☐

	1d.	James P. Breslawski	☐	☐	☐

	1e.	Paul Brons	☐	☐	☐

	1f.	Shira Goodman	☐	☐	☐

	1g.	Joseph L. Herring	☐	☐	☐

	1h.	Kurt P. Kuehn	☐	☐	☐

	1i.	Philip A. Laskawy	☐	☐	☐

	1j.	Anne H. Margulies	☐	☐	☐

	1k.	Mark E. Mlotek	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)					☐

		For	Against	Abstain

	1l. Steven Paladino	☐	☐	☐

	1m. Carol Raphael	☐	☐	☐

	1n. E. Dianne Rekow, DDS, Ph.D.	☐	☐	☐

	1o. Bradley T. Sheares, Ph.D.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.

Proposal to amend and restate the Company’s Amended and Restated 2013 Stock Incentive Plan to, among other things, increase the aggregate share reserve and extend the term of the plan to March 31, 2030.

		☐	☐	☐

3.	Proposal to approve, by non-binding vote, the 2019 compensation paid to the Company’s Named Executive Officers.	☐	☐	☐

4.	Proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document, Notice and Proxy Statement are available at www.proxyvote.com.

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D10822-P35939

HENRY SCHEIN, INC.

135 Duryea Road, Melville, New York 11747

This proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, hereby appoints Stanley M. Bergman and Michael S. Ettinger as proxies, each with the power to act alone and with the power of substitution and revocation, to represent the undersigned and to vote, as designated on the other side, all shares of common stock of Henry Schein, Inc. held of record by the undersigned on March 23, 2020, at the Annual Meeting of Stockholders to be virtually held at 10:00 a.m. EDT on Thursday, May 21, 2020, at www.virtualshareholdermeeting.com/HSIC2020 and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy. The Board of Directors recommends a vote FOR the proposals listed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side